                           CREDIT FACILITY AGREEMENT


                                    Between


                          EXTENDED STAY AMERICA, INC.

                                     "ESA"
                                      ---


                                      and

                  CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION

                                    "Lender"
                                     ------



                            Dated as of May 17, 1996

                               TABLE OF CONTENTS
SECTION                                                                     PAGE

1    DEFINITIONS AND ACCOUNTING TERMS.......................................   1
     1.1    Defined Terms...................................................   1
     1.2    Computation of Time Periods.....................................  17
     1.3    Accounting Terms................................................  17
     1.4    Certain Terms...................................................  17

2    AMOUNTS AND TERMS OF THE LOANS.........................................  17
     2.1    The Loans.......................................................  17
     2.2    Making the Loans................................................  17
     2.3    Fees............................................................  18
     2.4    Repayment of the Loans..........................................  19
     2.5    Payment of Interest and Principal...............................  19
     2.6    Capital Adequacy................................................  19
     2.7    Payments and Computations.......................................  20
     2.8    Taxes...........................................................  20
     2.9    Conversion Option...............................................  21

3    CONDITIONS OF LENDING..................................................  22
     3.1    Conditions Precedent to the First Loan..........................  22
     3.2    Conditions Precedent to Each Loan...............................  23

4    PROPERTY SPECIFIC CONDITIONS PRECEDENT.................................  26
     4.1    Developed Hotel Properties - General Prerequisites..............  26
     4.2    Acquired Hotel Properties - General Prerequisites...............  29
     4.3    Extended Approval Periods.......................................  29

5    COMPUTATION OF LOAN AMOUNTS............................................  30
     5.1    Amount of the Loan for a Developed Property.....................  30
     5.2    Amount of the Loan..............................................  30
     5.3    Value...........................................................  30

6    REALLOCATION OF DEBT...................................................  30

7    REPRESENTATIONS AND WARRANTIES.........................................  31
     7.1    Organization and Authority......................................  31
     7.2    Power...........................................................  31
     7.3    Authorization of Borrowing......................................  31
     7.4    Other Agreements................................................  32

SECTION                                                                     PAGE

     7.5    Maintenance of Existence........................................  32
     7.6    Financial Requirements..........................................  32
     7.7    No Defaults.....................................................  33
     7.8    Governmental Consents and Approvals.............................  34
     7.9    Investment Company Act Status...................................  34
     7.10   Compliance with Law.............................................  34
     7.11   Financial Information...........................................  34
     7.12   Federal Reserve Regulations.....................................  34
     7.13   Pending Litigation..............................................  35
     7.14   Solvency; No Bankruptcy.........................................  35
     7.15   Not Foreign Person..............................................  35
     7.16   Ownership of ESA; Subsidiaries..................................  35
     7.17   ERISA...........................................................  36

8    COVENANTS OF ESA.......................................................  36
     8.1    Continuing Nature of Representations............................  36
     8.2    Financial Reports...............................................  37
     8.3    Reporting Requirements..........................................  38
     8.4    Litigation......................................................  39
     8.5    No Further Indebtedness.........................................  39
     8.6    Restricted Payments.............................................  40
     8.8    Further Acts, Etc...............................................  40
     8.9    Guaranty........................................................  41
     8.10   Plans, Pension Plans and ESOPs..................................  41

9    FURTHER CONDITIONS PRECEDENT TO EACH LOAN;
     TERMINATION OF FACILITY................................................  42

10   TRANSFER OR ENCUMBRANCE................................................  43
     10.1   Definition of Transfer..........................................  43
     10.2   No Transfer.....................................................  43
     10.3   Permitted Assumption............................................  43

11   ESTOPPEL CERTIFICATES..................................................  44

12   EVENTS OF DEFAULT......................................................  44
     12.1   Events of Default...............................................  44
     12.2   General  Remedies...............................................  47
     12.3   General Provisions Regarding Remedies...........................  48

13   PREPAYMENT.............................................................  48

SECTION                                                                     PAGE

     13.1   Fixed Rate Loans................................................  48
     13.2   Floating Rate Loans.............................................  48
     13.3   Sub-Performing, Unseasoned Loans................................  49
     13.4   Conditions Precedent to Prepayment..............................  49
     13.5   Additional Required Prepayment..................................  49
     13.6   Fixed Rate Prepayment Premium...................................  50
     13.7   Release of Lien for Prepaid Loan................................  50

14   LENDER ASSIGNMENTS.....................................................  50

15   MISCELLANEOUS..........................................................  51
     15.1   Representations and Warranties of ESA and Lender................  51
     15.2   Amendments, Etc.................................................  52
     15.3   Notices, Etc....................................................  52
     15.4   No Waiver; Remedies.............................................  53
     15.5   Costs; Expenses; Indemnities....................................  53
     15.6   Right of Set-off................................................  55
     15.7   Binding Effect..................................................  55
     15.8   Governing Law; Severability.....................................  55
     15.9   Submission to Jurisdiction; Service of Process..................  56
     15.10  Section Titles..................................................  56
     15.11  Execution in Counterparts.......................................  56
     15.12  Entire Agreement................................................  56
     15.13  Confidentiality.................................................  56
     15.14  Waiver of Jury Trial............................................  57
     15.15  Waiver of Notice................................................  57
     15.16  Actions and Proceedings.........................................  57
     15.17  Usury Laws......................................................  57
     15.18  Remedies of ESA.................................................  58
     15.19  Offsets, Counterclaims and Defenses.............................  58
     15.20  Waiver of Statute of Limitations................................  58
     15.21  Advances........................................................  58
     15.22  Application of Default Rate Not a Waiver........................  58
     15.23  No Joint Venture or Partnership.................................  59
     15.24  Time of the Essence.............................................  59
     15.25  ESA's and Borrower's Obligations Absolute.......................  59
     15.26  [RESERVED]......................................................  59
     15.27  [RESERVED]......................................................  59
     15.28  Securitization Opinions.........................................  59
     15.29  Cooperation with Rating Agencies and Potential Investors........  60
     15.30  Securitization Financials.......................................  60

SECTION                                                                     PAGE

     15.31  Securitization Underwriting.....................................  60
     15.32  Limitation of ESA Expenses......................................  60

Schedule 7.16     Subsidiaries, Shareholder Agreements, and Stock Option Plans
Schedule 12.1P    Current Board of Directors of ESA
Schedule 15.5A    Limits on Third Party Expenses


Exhibit 1.1A      Form of Assignment Agreement
Exhibit 1.2       Form of Mortgage
Exhibit 1.3A      Form of Fixed Rate Note
Exhibit 1.3B      Form of Floating Rate Note
Exhibit 2.5       Calculation of Amortization
Exhibit 3.1D-1    Form of ESA's counsel opinion
Exhibit 3.1D-2    Form of ESA non-consolidation opinion (pre-securitization)
Exhibit 3.2B      Form of Property Loan Agreement
Exhibit 3.2C(iv)  Form of Loan opinion
Exhibit 7.6H      Form of Standstill Agreement
Exhibit 15.28     Form of ESA non-consolidation opinion (post-securitization)

                             INDEX OF DEFINED TERMS

Acquired Hotel Property.......................   1
Acquired Hotel Statement......................  29
Additional Required Prepayment................  50
Advisory Fee..................................  18
Affiliate.....................................   1
Agreement.....................................   1
Applicable Amortization Period................   2
Applicable Loan Amount........................   2
Applicable Loan Constant......................   2
Applicable Loan Constant Amortization
 Period.......................................   2
Appraisal.....................................   2
Approved Hotel................................   2
Approved Manager Standard.....................   2
Assignment Agreement..........................   2
Assumed Rate..................................   2
Bank..........................................   2
Borrower......................................   2
Business Day..................................   3
Cash Flow Available for Debt Service..........   3
Claim.........................................  14
Closing Date..................................   3
Code..........................................   3
Collateral....................................   3
Collateral Documents..........................  23
Commitment....................................   3
Construction Budget...........................  27
Construction Costs............................   3
Contingent Obligation.........................   3
Contractual Obligation........................   4
Debt..........................................  14
Debt Service..................................   4
Debt Service Coverage.........................   4
Default.......................................   5
Default Rate..................................   5
Default Rate Interest.........................   5
Developed Hotel Property......................   5
Development Hotel Statement...................  28
Dollars.......................................   5
Environmental Report..........................  27
ERISA.........................................   5
ERISA Affiliate...............................   5

ESA...........................................   1
ESA Cumulative Unapplied Losses...............   5
ESA Net Income................................   5
ESOP..........................................   5
Event of Default..............................  44
Facility......................................  17
Federal Release...............................  15
Final Borrowing Date..........................   5
Fiscal Year...................................   5
Fixed Rate Base Rate..........................   6
Fixed Rate Interest Rate......................   6
Fixed Rate Loan...............................   6
Fixed Rate Lockout............................  48
Fixed Rate or Fixed Rate Interest Rate........   6
Fixed Rate Prepayment Premium.................  50
Fixed Rate Spread.............................   6
Floating Rate Base Rate.......................   6
Floating Rate Interest Rate...................   6
Floating Rate Loan............................   6
Floating Rate Lockout.........................  48
Floating Rate or Floating Rate Interest Rate..   6
Floating Rate Spread..........................   6
GAAP..........................................   6
Governmental Authority........................   6
Hotel Property................................   7
Identified Rate...............................  18
Indebtedness..................................   7
Indemnitee....................................  53
Independent...................................   8
Interest Period...............................   8
IRS...........................................   8
Leases........................................   8
Legal Requirement.............................   8
Lender........................................   1
Lending Office................................   8
LIBOR.........................................   8
Lien..........................................   9
Liquidity Reserve.............................  25
Liquidity Reserve Account.....................  25
Loan..........................................   9
Loan Amount...................................   9
Loan Constant.................................   9
Loan Documents................................  10
Loan Group....................................  18
Loan Party....................................  10
Loans.........................................   9
Management Agreement..........................  10
Manager.......................................  10
Material Adverse Change.......................  10
Material Subsidiary...........................  10
Maturity Date.................................  10
Minimum Identified Rate Advance...............  18
Mortgages.....................................  10
Multiemployer Plan............................  11
Net Operating Income..........................  11
Net Proceeds..................................  11
Net Worth.....................................  11
Note..........................................  12
Notice of Borrowing...........................  17
Obligations...................................  12
Other Taxes...................................  21
Payment Date..................................  12
PBGC..........................................  12
Pension Plan..................................  12
Permitted Encumbrances........................  23
Person........................................  12
Plan..........................................  12
Plans.........................................  41
Prepayment....................................  49
Principal Amount..............................  13
Principal Payments............................  13
Property Loan Agreement.......................  23
Proposed Hotel................................  13
Rating Agency.................................  13
Realty........................................  27
Recognized Appraiser..........................  13
Rent..........................................  13
Requirement of Law............................  13
Responsible Officer...........................  14
Single Purpose Entity.........................  14
Solvent.......................................  14
Stated Maturity...............................  14
Stock.........................................  15
Stock Equivalents.............................  15
Stock Market Capitalization...................  15
Subsidiary....................................  15
Tangible Net Worth............................  15
Taxes.........................................  20
Title Insurance Policy........................  24
Transfer......................................  43
Treasury Rate.................................  15
Unrestricted Cash On Hand.....................  16
Unscheduled Payments..........................  16
Value.........................................  30
Yield Maintenance Premium.....................  16

     CREDIT FACILITY AGREEMENT, dated as of the 17th day of May, 1996, between EXTENDED STAY AMERICA, INC., a Delaware corporation ("ESA"), having an address at 500 East Broward Boulevard, Suite 950, Fort Lauderdale, FL 33394-3073 and CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, a Delaware corporation ("Lender"), having an address at 55 East 52nd Street, New York, NY 10055.

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, ESA has requested that Lender make loan advances to ESA's Subsidiaries of up to $300,000,000 in aggregate principal amount outstanding at any one time, for the purposes hereinafter specified; and

     WHEREAS, Lender is willing to make funds available for such purposes upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


1  DEFINITIONS AND ACCOUNTING TERMS

     1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquired Hotel Property" means a Hotel Property with a certificate of occupancy at the time of acquisition and at least 12 months of operating history.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "Agreement" means this Credit Facility Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

     "Applicable Amortization Period" means, for a Floating Rate Loan, twenty years and for a Fixed Rate Loan, fifteen years.

     "Applicable Loan Amount" means, an amount which would result in a Debt Service Coverage of 1.4, calculated as of the date of a Notice of Borrowing, using the Applicable Loan Constant.

     "Applicable Loan Constant" means, as of the date of the initial rate of a Loan is determined, the higher of: (a) the Loan Constant calculated using the Applicable Loan Constant Amortization Period and the Floating Rate Interest Rate or Fixed Rate Interest Rate, as applicable, and (b) 11.5%.

     "Applicable Loan Constant Amortization Period" means, for a Developed Hotel Property, twenty-five years and for an Acquired Hotel Property, twenty years.

     "Appraisal" means an appraisal using methodologies reasonably acceptable to Lender at the time such appraisal is or was made and performed by a Recognized Appraiser.

     "Approved Hotel" means any Hotel approved by Lender pursuant to Section 4.1 or Section 4.2 hereof.

     "Approved Manager Standard" means the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least seven (7) years' experience in the management of motels or residence hotels, it being agreed that ESA Management, Inc. satisfies the Approved Manager Standard on the date hereof.

     "Assignment Agreement" means, with respect to each Hotel Property, an Assignment of Leases and Rents and Security Deposits, substantially in the form of Exhibit 1.1A, to be given by the relevant Borrower to Lender.

     "Assumed Rate" means 9.9% per annum.

     "Bank" means Citibank, N.A., or any other bank hereafter selected by Lender.

     "Borrower" means a Single Purpose Entity, as approved by Lender, which shall be a corporation wholly owned (directly or indirectly) by ESA and over which ESA has control (as defined in the definition of Affiliate), that executes and delivers a Note for so long as such Note is outstanding and which is the owner of the Hotel Property which is collateral securing such Note.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

     "Cash Flow Available for Debt Service" means Net Operating Income for each Hotel Property less the annualized (or portion thereof) Recurring FF & E Monthly Amount, as such term is defined in the Property Loan Agreement, for such Hotel Property or in the case of a Developed Hotel, Net Operating Income less the annualized (or portion thereof) Recurring FF&E Monthly Amount, projected by a Loan Party and approved by Lender.

     "Closing Date" means the date on which any Loan is advanced.

     "Code" means the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

     "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

     "Commitment" means that certain loan commitment letter dated May 7, 1996, by and among Lender, and ESA.

     "Construction Costs" means reasonable third-party out-of-pocket costs incurred by ESA or the applicable Borrower for the construction of an Approved Hotel, including: (i) the purchase price of the land, along with related title insurance and recording fees, (ii) the costs incurred to improve the land to a state upon which the building(s) can be constructed and operated, (iii) the costs incurred in making the required utilities available at the property, (iv) all survey, architect, environmental, and engineering fees, (v) all tap, impact, and similar fees, (vi) the costs incurred to construct and furnish the buildings, including the office, laundry, and storage areas, (vii) the cost of landscaping and signage, (viii) construction loan interest calculated at the lower of the actual interest rate or 10% per annum and construction loan fees calculated at the lower of the actual fees or 1% of the construction loan to the extent that such interest and fees are paid to a Person that is not an Affiliate of ESA or the Borrower, (ix) reasonable legal and professional fees incurred in pursuit of the preceding, (x) a development fee equal to 3.6% of the preceding items which may be paid to an Affiliate of the Borrower in lieu of corporate expenses and overhead, and (xi) a loan fee of 1% of the amount of the preceding which is financed by the Lender.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation,

     (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and

     (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) to (i) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (iv) supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii) or (iv) of this sentence the primary purpose or intent thereof is as described in the preceding sentence.

The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "Debt Service" means for any period, the amount of interest and principal payments due and payable in accordance with the relevant Note during an applicable period which interest, in respect of Floating Rate Loans, shall be computed at the Floating Rate Interest Rate applicable at the beginning of such period.

     "Debt Service Coverage" means the quotient obtained by dividing the Cash Flow Available for Debt Service for a Hotel Property by the Debt Service (for the applicable period) for such Hotel Property.

     "Default" means any event that would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

     "Default Rate" shall be a rate equal to four percent (4%) above the rate otherwise applicable, subject to Section 15.17 hereof.

     "Default Rate Interest" means, to the extent the Default Rate becomes applicable, interest in excess of the interest that would have accrued on (a) the Loans and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

     "Developed Hotel Property" means a Hotel Property built by ESA or any Affiliate for use as an extended stay facility or an operating Hotel Property acquired by ESA or any Affiliate, which when acquired, had less than 12 months of operating history.

     "Dollars" and the sign "$" each mean the lawful money of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations issued pursuant thereto, as may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

     "ESA Cumulative Unapplied Losses" means the cumulative net losses of ESA, if any, for all Fiscal Years since the incorporation of ESA ending with the Fiscal Year prior to the Fiscal Year in which ESA Net Income is being calculated for the purpose of determining if a dividend is permitted to be paid in accordance with Section 8.6.

     "ESA Net Income" means the aggregate net income of ESA for the applicable period determined on a consolidated basis in conformity with GAAP.

     "ESOP" means any employee stock ownership plan or arrangement as defined in
Section 407(d)(6) of ERISA or Code Section 4975(e)(7).

     "Final Borrowing Date" means May 17, 1999.

     "Fiscal Year" means the twelve month period commencing on January 1 and ending on December 31 during each year of the term of this Agreement, or such other fiscal year of

ESA or any Borrower as ESA or such Borrower may select from time to time with the prior written reasonable consent of Lender.

     "Fixed Rate Base Rate" means the Treasury Rate.

     "Fixed Rate or Fixed Rate Interest Rate" means the Fixed Rate Base Rate plus the Fixed Rate Spread.

     "Fixed Rate Loan" means a Loan that bears interest with reference to the Fixed Rate Interest Rate.

     "Fixed Rate Spread" means an amount calculated in the following manner for each Fixed Rate Loan; if prior to the advance of the applicable Loan for which the Fixed Rate Spread is being calculated, Lender has advanced Fixed Rate Loans in amounts (i) equal to or less than $75,000,000, then the Fixed Rate Spread for such Loan is 3.85% (385 basis points); (ii) equal to or greater than $75,000,001 but equal to or less than $150,000,000, then the Fixed Rate Spread for such Loan shall be 3.75% (375 basis points); (iii) equal to or greater than $150,000,001 but less than or equal to $225,000,000, then the Fixed Rate Spread for such Loan shall be 3.65% (365 basis points); (iv) equal to or greater than $225,000,001, then the Fixed Rate Spread for such Loan shall be 3.55% (355 basis points); it being understood that once a Fixed Rate Spread has been determined for a Loan, in no event shall it be reduced.

     "Floating Rate Base Rate" means LIBOR.

     "Floating Rate or Floating Rate Interest Rate" means the Floating Rate Base Rate plus the Floating Rate Spread.

     "Floating Rate Loan" means a Loan that bears interest with reference to the Floating Rate Interest Rate.

     "Floating Rate Spread" means an amount equal to 3% (300 basis points).

     "GAAP" means generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

     "Governmental Authority" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

     "Hotel Property" means each of the Approved Hotels financed or refinanced by a Borrower using the proceeds of a Loan or Loans made by Lender hereunder while the respective Loans are outstanding.

     "Indebtedness" of any Person means:

          (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services,

          (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments,

          (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

          (iv) all capitalized lease obligations of such Person,

          (v) all Contingent Obligations of such Person,

          (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

          (vii) all obligations of such Person under interest rate swap or hedging contracts,

          (viii) all Indebtedness referred to in clause (i), (ii), (iii), (iv),
(v), (vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

          (ix) in the case of ESA or any Borrower, the Obligations, and

          (x) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in conformity with GAAP.

     "Independent" means, when used with respect to any Person, a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in ESA, or in any Affiliate of ESA or any constituent partner, shareholder, member or beneficiary of ESA and (iii) is not connected with ESA or any Affiliate of ESA or any constituent partner, shareholder, member or beneficiary of ESA as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

     "Interest Period" shall mean for each Loan, the period commencing on the date of such Loan and thereafter commencing on each Payment Date, and ending on the day prior to the first Payment Date thereafter for each such Interest Period.

     "IRS" means the Internal Revenue Service, or any successor thereto.

     "Leases" means, with respect to ESA or any Borrower, all leases, licenses and other occupancy agreements affecting real property owned by ESA or any Subsidiary as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

     "Legal Requirement" means as to any Person, the certificate of incorporation and by-laws or other organization or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Lending Office" means, with respect to Lender, the office located at 55 East 52nd Street, New York, NY 10055-0186 or such other office of Lender (in the United States of America) as Lender may from time to time specify to ESA.

     "LIBOR" means the rate (expressed as a percentage per annum) for deposits in U.S. dollars, for a 30 day period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related Determination Date. As used herein "Determination Date" shall mean the date two London business days prior to the first day of each Interest Period for a Loan. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London, England time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in

U.S. dollars for a 30 day period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, Lender shall request the principal London, England office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank for deposits in U.S. dollars for a 30 day period as of 11:00 a.m., London, England time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such offered quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a 30 day period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR shall be LIBOR as in effect prior to the applicable Determination Date. LIBOR shall be determined in accordance with this paragraph by Lender or its agent, whose determination shall be conclusive, absent manifest error.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to secure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor (excluding precautionary filings).

     "Loan" or "Loans" means the Fixed Rate Loans and the Floating Rate Loans advanced or to be advanced by Lender to each Borrower pursuant to the terms hereof.

     "Loan Amount" means the total amount outstanding under the Loans or otherwise owing under the Notes or hereunder from time to time.

     "Loan Constant" means a number calculated by dividing: (x) the annualized equal monthly payments of principal and interest sufficient to completely amortize a loan over a given period at a given interest rate by (y) a given loan amount.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to Lender in connection with or pursuant to any of the foregoing, as such agreements, documents or instruments may be amended, modified or supplemented from time to time.

     "Loan Party" means ESA and each Borrower.

     "Management Agreement" means an agreement relating to the operation and/or management of a Hotel Property between the appropriate Borrower and a Manager, substantially in a form as shall be approved by Lender, which approval shall not be unreasonably withheld or delayed.

     "Manager" means ESA Management, Inc., a wholly owned subsidiary of ESA, or such other manager meeting the Approved Manager Standard as shall be approved by Lender (which approval shall not be unreasonably withheld or delayed), as manager under the Management Agreement.

     "Material Adverse Change" means a material adverse change in (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of ESA and its Subsidiaries taken as one enterprise or ESA and the Borrowers taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of any Borrower (or if then guaranteed by ESA, then the ability of ESA and such Borrower) to repay the Obligations or of any Loan Party to perform its material obligations under any Loan Document, or (e) the rights and remedies of Lender under the Loan Documents.

     "Material Subsidiary" means any Subsidiary which has ten million dollars or more of Indebtedness.

     "Maturity Date," when used with respect to each Note, means the Stated Maturity for the Loan evidenced by such Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on which the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

     "Mortgages" means the valid and enforceable first priority mortgages or deeds of trust made or required herein to be made by each Borrower, substantially in the form of Exhibit 1.2 (but modified as required by Lender's local counsel to meet state-specific requirements and customs), as such Mortgages may be amended, supplemented or otherwise modified from time to time.

     "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Net Operating Income" means in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses. Operating Income means, in each Fiscal Year or portion thereof during the term hereof, all revenue derived by a Borrower arising from the Hotel Property including, without limitation, Rent, and all other income (including laundry, vending, and other service income), adjusted to reflect the lesser of actual occupancy or 95%. Operating Expenses means, in each Fiscal Year or portion thereof during the term hereof, all expenses directly attributable to the operation, repair and maintenance of the Hotel Property including, without limitation, Impositions (as defined in the Mortgages), insurance premiums, management fees (calculated as 4% of gross revenues), satellite and cable television and telephone expenses, payments to third party suppliers, general and administrative and marketing expenses, utilities, housekeeping expenses, employee taxes and benefits. Operating Expenses shall also include reserves for Contingent Obligations (but shall exclude any payments made from such reserves). Operating Expenses shall not include interest, principal and premium, if any, due under the Notes or otherwise in connection with the Loans, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

     "Net Proceeds" means the excess of (i)(x) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to a Hotel Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (y) in the event that Lender (or Lender's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (ii) all costs and expenses, including, without limitation, all attorneys' fees (to the extent approved by the court in the case of judicial foreclosure) and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Hotel Property after a foreclosure against such Hotel Property.

     "Net Worth" of any Person means at any date the excess of (a) the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP over (b) all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of such Person and its Subsidiaries at such date.

     "Note" means any of several promissory notes, made by each of the Borrowers owning the respective Hotel Property, payable to the order of Lender in a principal amount equal to the relevant Loan advance, substantially in the form of Exhibit 1.3A or Exhibit 1.3B, evidencing the Indebtedness of each Borrower to Lender resulting from the Loans made by Lender.

     "Obligations" means the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing by ESA, Borrowers and all Subsidiaries to Lender, any Affiliate of Lender or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to ESA and all Subsidiaries under this Agreement or any other Loan Document.

     "Payment Date" means, with respect to each month, the first calendar day in such month, or if such day is not a Business Day, the next following Business Day.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" means a plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Principal Amount" means the aggregate principal balance of any Loan as such amount may be increased or decreased from time to time pursuant to the terms of this Agreement, the Notes or the other Loan Documents.

     "Principal Payments" means all payments of principal made pursuant to the terms of the Notes.

     "Proposed Hotel" means any proposed Developed Hotel Property or proposed Acquired Hotel Property to be used for the purpose of offering extended stay hotel services or other mid-term lodging services that ESA desires to finance using the proceeds of a Loan made by Lender hereunder.

     "Rating Agency" means any nationally recognized statistical agency selected by Lender including, without limitation, Duff & Phelps Rating Co., Fitch Investors Services, Inc., Moody's Investors Services, Inc., and/or Standard and Poors Corporation, collectively, and any successor to any of them; provided, however, that at any time during which the Loan is an asset of a securitization, "Rating Agency" means the rating agency or rating agencies that from time to time rate the securities issued in connection with such securitization.

     "Recognized Appraiser" means a qualified and MAI certified professional appraiser as may be selected or approved by Lender, having at least five (5) years' prior experience in performing real estate appraisals in the geographic area where the property being appraised is located, having a recognized expertise in appraising properties operated as hotel or other lodging facilities.

     "Rent" means room charges, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments, telephone charges or otherwise) and other fees and charges payable by guests or users, whether pursuant to Leases or otherwise in connection with the Hotel Property.

     "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person.

     "Single Purpose Entity" means a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an undivided 100% ownership interest in a Hotel Property (unless Lender, in its sole discretion, consents to the Single Purpose Entity owning more than one Hotel Property), does not engage in any business unrelated to the Hotel Property, does not have any assets other than those related to its interest in the Hotel Property or any indebtedness other than as permitted by this Agreement or the other Loan Documents, has its own separate books and records and has its own accounts, in each case that are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person, separate and apart from any other Person and meets Lender's reasonable requirements (including organizational and structural requirements) to establish that, after the guaranty of ESA as provided in Section 8.9 is terminated with respect to the applicable Loan pursuant to Section 8.9 and the obligations of ESA in Section
15.5 are terminated, such Person would not be consolidated with ESA for bankruptcy purposes.

     "Solvent" means, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stated Maturity," when used with respect to the Notes or any installment of interest and/or principal payment thereunder, means (i) with regard to any Fixed Rate Loan and all other amounts due hereunder (other than in regard to any Floating Rate Loan), the earlier of: (x) the date seven years and three months after the first Fixed Rate Loan is advanced hereunder or (y) May 17, 2004; and
(ii) with regard to any Floating Rate Loan, May 17, 1999.

     "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

     "Stock Market Capitalization" means, on any given day, the market closing price, per share, of outstanding common and preferred shares of ESA multiplied by the respective number of authorized, issued and outstanding common and preferred shares of ESA.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

     "Tangible Net Worth" of any Person means, at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets of such Person at such date, (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) deferred charges or unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets,
(iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary of such Person, (v) securities which are not readily marketable, (vi) cash held in a sinking or other analogous fund (other than funds held by Lender pursuant to this Agreement or any other Loan Document) established for the purpose of redemption, retirement, defeasance or prepayment of any stock or Indebtedness, (vii) any write-up in the book value of any asset resulting from a revaluation thereof, and (viii) any items not included in clauses (i) through (vii) above which are treated as intangibles in conformity with GAAP.

     "Treasury Rate" means, at the time of determination, a fixed rate equal to the linear interpolation of the yields of the five year and ten year U.S. Treasury Constant Maturities, as published in the most current Federal Reserve Statistical Release H.15-Selected Interest Rates (the "Federal Release"), approximating that of a hypothetical noncallable U.S. Treasury obligation with a seven year maturity. In the event the Federal Release is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.

     "Unrestricted Cash on Hand" means cash or cash equivalents held by ESA, at the time of determination, the use of which has not been restricted or pledged.

     "Unscheduled Payments" means (i) all Loss Proceeds (as defined in the Property Loan Agreement) that any Borrower has elected or is required to apply to the repayment of the Loans pursuant to this Agreement, the Notes or any other Loan Documents, (ii) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments, (iii) any Net Proceeds and
(iv) any amounts paid from the Curtailment Reserve Sub-Account (as defined in the Property Loan Agreement).

     "Yield Maintenance Premium" means the premium that shall be the product of

     (1) a fraction, the numerator of which is the positive excess, if any, of

          (i) the present value of all future payments of principal and interest on the Principal Amount, including the principal amount due at maturity, to be made on the relevant Notes before the prepayment in question, discounted at an interest rate per annum equal to the sum of (a) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Notes, and (b) fifty (50) basis points, over

          (ii) the Principal Amount immediately before such prepayment, and the denominator of which is the Principal Amount immediately prior to the prepayment, and

     (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Notes, then the index referred to in
(1) above shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

     1.4  Certain Terms.

          A. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          B. The term "Lender" includes its successors and each assignee of Lender who becomes a party hereto pursuant to Article 14.


2    AMOUNTS AND TERMS OF THE LOANS

     2.1  The Loans.

          A. On the terms and subject to the conditions contained in this Agreement, Lender agrees to make Loans to Borrowers from time to time on Business Days during the period from the date hereof through the Final Borrowing Date in an aggregate outstanding amount not to exceed THREE HUNDRED MILLION DOLLARS ($300,000,000) (the "Facility") to be used for the purpose of financing Approved Hotels. Amounts repaid or prepaid pursuant to each Loan may not be reborrowed, subject to reallocation of any Loan in accordance with Article 6.
No Loans may be borrowed after the Final Borrowing Date. The Loans shall be evidenced by the Notes and secured by the Mortgages and the other Loan Documents.

     2.2  Making the Loans.

          A. Each Loan shall be made on notice, given by ESA and the Borrower to Lender not later than 12:00 noon (New York City time) on the tenth (10th) Business Day prior to the date of the proposed Loan. Each such notice (a "Notice of Borrowing") shall specify (i) the date of such proposed Loan, (ii) the amount of such proposed Loan, (iii) subject to Section 2.2D and 2.9C, the Identified Rate for the proposed Loan, (iv) the account or accounts to which the Loan should be made,
(v) details of the Approved Hotel for which the proceeds of the proposed Loan shall be used and how the Loan proceeds will be applied and (vi) evidence satisfactory to Lender of the calculation of the Value and the Debt Service Coverage for the relevant Hotel Property and calculation of the amount of the Loan demonstrating that assuming such Loan was made on the date of the Notice of Borrowing, it complied with the limitations set forth in Section 5.1 or 5.2, as applicable.

          B. Upon fulfillment of the applicable conditions set forth in Articles 3 and 4, and subject to the restrictions in Section 5.1 or 5.2, as applicable, Lender shall on the date of the proposed Loan, make available to the relevant Borrower at the account or accounts specified in the Notice of Borrowing, in immediately available federal funds, the Loan.

          C. Each Notice of Borrowing shall be irrevocable and binding on ESA and the relevant Borrower. The Loan Party which gave the Notice of Borrowing shall indemnify Lender for the difference between the interest on the amount stated in the Notice of Borrowing at the applicable Fixed Rate Base Rate or Floating Rate Base Rate, as applicable, and Lender's actual cost of funds not advanced from time to time for the period of any delay (not to exceed the period until the date of the next draw or draws hereunder aggregating the amount of the sum not borrowed is reached), plus any cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund any Loan to be made by Lender when such Loan, as a result of any failure (by any party other than Lender) to fulfill on or before the date specified in any Notice of Borrowing for a proposed Loan the applicable conditions set forth in Articles 3 and 4.

          D. Once ESA or any Borrower has selected the Fixed Rate Interest Rate or Floating Rate Interest Rate (the "Identified Rate"), any Notice of Borrowing must select the Identified Rate until Lender has advanced, in the aggregate, Loans using such Identified Rate in an amount equal to or greater than $50,000,000 (a "Minimum Identified Rate Advance", each such group of Loans consecutively made and aggregating to a Minimum Identified Rate Advance, a "Loan Group"). Upon reaching the Minimum Identified Rate Advance, for the next following Loan, ESA or any Borrower may select a new Identified Rate, which once selected, must remain the Identified Rate until the Minimum Identified Rate Advance is reached with respect to such Identified Rate.

     2.3 Fees. ESA agrees to pay to Lender on behalf of the Borrowers on the date hereof, a non-refundable advisory fee in the sum of THREE MILLION ($3,000,000) (the "Advisory Fee").

     2.4 Repayment of the Loans. The Principal Amount of the respective Loans, together with all accrued and unpaid interest thereon and all other amounts due under the respective Notes and the other Loan Documents, shall be due and payable on the Maturity Date. Upon payment in full (as set forth above) of a respective Loan and of all other Loans maturing on the same Maturity Date, the Hotel Property of the relevant Borrower shall be released from the relevant mortgage and all other Collateral Documents.

     2.5 Payment of Interest and Principal. Each Borrower shall pay on each Payment Date an amount consisting of a payment on account of interest plus a payment on account of principal, which amount in respect of interest shall equal the full amount of interest accrued on all Loans of such Borrower and in respect of principal shall equal the amount which would be the amount for such Payment Date on an amortization schedule based on equal monthly payments of principal and interest which, would be sufficient to completely amortize the Principal Amount over the Applicable Amortization Period at the Assumed Rate for Floating Rate Loans or the Fixed Rate Interest Rate for Fixed Rate Loans. Payments shall be made monthly, in arrears, on the first Payment Date and on each Payment Date thereafter until the date the Principal Amount is paid in full. Interest shall accrue at the following rates per annum:

          A. Subject to Section 15.17 hereof, for Floating Rate Loans, equal at all times during the applicable Interest Period for each Floating Rate Loan to the Floating Rate Interest Rate for such Interest Period in effect on the first day of such Interest Rate.

          B. Subject to Section 15.17 hereof, for Fixed Rate Loans, at a rate per annum equal at all times to the Fixed Rate, as determined on the date of the advance of such Fixed Rate Loan.

          Notwithstanding the forgoing, and subject to Section 15.17, after the occurrence of any Event of Default, the interest applicable to all of the Loans shall be the Default Rate. Lender shall give prompt notice to the Borrowers of the applicable interest rate determined by Lender. Examples of calculations made in conformity with this section are attached as Exhibit 2.5.

     2.6 Capital Adequacy. If (i) the introduction of or any change in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender and Lender reasonably determines that such amount is based upon the existence of Lender's unfunded commitments under this Agreement and its other commitments of this type, then, upon demand by Lender, ESA shall pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender for the cost of maintaining any excess capital in the light of such circumstances, to the extent that Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's unfunded commitments hereunder to ESA. A certificate as to such amounts submitted to ESA by Lender shall be conclusive and binding for all purposes absent manifest error.

     2.7  Payments and Computations.

          A. ESA and each Borrower shall make its required payments hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due, in Dollars, to Lender at its address referred to in Section 15.3 in immediately available funds without set-off, deduction or counterclaim, to be applied in accordance with the terms of this Agreement. Payments received by Lender after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

          B. All computations of interest shall be made by Lender on the basis of a year of 360 days consisting of twelve 30-day months in the case of Fixed Rate Loans and actual days elapsed in the case of Floating Rate Loans. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          C. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day and such prepayment shall in such case be included in the computation of payment of interest or fee, as the case may be.

     2.8  Taxes.

          A. Any and all payments by Borrowers under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes measured by Lender's income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes measured by Lender's net income, and franchise taxes imposed on Lender, by the jurisdiction of Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, "Taxes"). If Borrowers shall be required by law to deduct any

Taxes from or in respect of any sum payable hereunder to Lender (i) the sums payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law,
(iv) Borrowers shall deliver to Lender evidence of such payment to the relevant taxation or other authority and (v) Lender shall credit Borrowers against the indemnity obligations contained in this Section for any tax benefits derived by Lender as a result of tax payments made by Borrowers pursuant to this Section.

          B. In addition, Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          C. Borrowers will indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days after the date Lender makes written demand therefor.

          D. Upon request, within 30 days after the date of any payment of Taxes or Other Taxes, Borrowers will furnish to Lender, the original or a certified copy of a receipt evidencing payment thereof, if such receipt is given by the local authority.

          E. The agreements and obligations of the Borrowers contained in this Section shall survive the payment in full of the Obligations.

     2.9 Conversion Option. Provided there is no Event of Default hereunder or under any other Loan Document, a Borrower shall have the option to convert Floating Rate Loans to Fixed Rate Loans in accordance with and subject to the following conditions:

          A. No Floating Rate Loan may be converted into a Fixed Rate Loan by any Borrower after it has been assigned or participated by Lender.

          B. Borrowers may not convert any Floating Rate Loans to Fixed Rate Loans, if after giving effect to such conversion, Lender, in the aggregate, would have less than $50,000,000 but more than $0 in Floating Rate Loans outstanding.

          C. To the extent that Loans have been converted pursuant to Section 2.9B, the Identified Rate in any subsequent Notices of Borrowings must be the Fixed Rate until a Minimum Identified Rate Advance or an integral multiple thereof is satisfied.

          D. Any conversion must be made on a Payment Date. Borrower must give Lender at least 15 days notice of its intent to convert any Loans and pay all expenses of Borrower and Lender in connection with the conversion.

          E. In addition to the other requirements of this Section, a Loan may be converted only if it has a Debt Service Coverage, on the date Borrower gives Lender notice of the proposed conversion, of 1.25 using the Applicable Loan Constant for a Fixed Rate Loan.


3    CONDITIONS OF LENDING

     3.1 Conditions Precedent to the First Loan. The obligation of Lender to make the first Loan is subject to satisfaction of the condition precedent that Lender shall have received, on the Closing Date with respect to such Loan, the following, each dated as of such Closing Date unless otherwise indicated, in form and substance reasonably satisfactory to Lender.

          A. Evidence, acceptable to Lender in its sole discretion, of the successful completion by ESA of an issuance of Stock valued, at the initial offering price multiplied by the number of shares of Stock issued, equal in amount to at least $100,000,000.

          B. Evidence, acceptable to Lender in its sole discretion, that ESA and any Affiliate have satisfied any and all obligations to draw on other lines of credit or sources of financing or received waivers thereof.

          C.   [RESERVED].

          D. Favorable opinions of either Johnson, Smith, Hibbard & Wildman Law Firm L.L.P. or Pedersen & Houpt, a professional corporation, counsel to ESA as to such matters as Lender may reasonably request (including nonconsolidation with respect to ESA and every Borrower), substantially in the form of Exhibits 3.1D-1 and 3.1D-2.

          E. A certificate, signed by a Responsible Officer of ESA, stating that the representations and warranties set forth herein are true and correct on the Closing Date, after giving effect to the Loans being made on the Closing Date and no Default or Event of Default then exists or will exist from the Loan being made on such date.

     3.2 Conditions Precedent to Each Loan. The obligation of Lender to make any Loan shall be subject to the further conditions precedent (in addition to the requirements enumerated in Section 3.1) that:

          A. ESA and Borrower shall have satisfied the conditions of Articles 4 and 9 and any other obligations or conditions precedent under any other Loan Document.

          B. Borrower and Lender shall have entered into a Property Loan Agreement (the "Property Loan Agreement"), substantially in the form of Exhibit 3.2B.

          C. Upon the date on which Lender shall make any Loan, ESA and the relevant Borrower, as applicable, shall have executed and delivered to Lender the following (together with any other document now or hereafter executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations, collectively, the "Collateral Documents") with respect to the Approved Hotel, each dated as of the date of such Loan, in form and substance reasonably satisfactory to Lender:

               i. The Note duly executed by the appropriate Borrower, payable to the order of Lender.

               ii. A Mortgage duly executed and acknowledged by the appropriate Borrower for the Hotel Property in connection with which the Loan is being advanced, which Mortgage shall secure (x) the Note referenced in Section 3.2C(i) and (y) all other Notes which shall have been or shall thereafter be executed and delivered to Lender in connection with the Loans; provided that said Mortgage shall not secure any obligation of ESA, ESA Management, Inc. or ESA Development, Inc. after securitization and further provided, that if the Hotel Property is located in a state with a mortgage recording tax and an additional mortgage recording tax would be payable as a result of Section 3.2C(ii)(y), then the maximum recoverable principal indebtedness under such Mortgage shall be 250% of the Value of such Hotel Property when such Loan is made. Said Mortgage shall be a valid, enforceable and perfected first lien on the Hotel Property, free and clear of all encumbrances, except for the items set forth as exceptions to or subordinate matters in the Title Insurance Policy (hereinafter defined), none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or materially affect the value or marketability of the Hotel Property (such items, the "Permitted Encumbrances").

               iii. A paid and effective commitment for title insurance (a "Title Insurance Policy") issued by a title company acceptable to Lender, in such form and amounts as are reasonably acceptable to Lender, insuring that such Mortgage is a valid, first priority Lien on such Hotel Property subject only to
(i) such exceptions to title which shall have been included in the title report delivered to Lender pursuant to Section 4.1A or 4.2A and which were not included in Lender's letter of acceptance pursuant to Section 4.1 or 4.2 as objections to title, (ii) such other exceptions to title as shall be acceptable to Lender in its reasonable discretion and containing such endorsements and affirmative insurance as Lender may reasonably require (including first loss, last dollar, tie-in and cluster endorsements) together and as are obtainable in the applicable jurisdiction together with co-insurance and re-insurance agreements and true copies of each document, instrument or certificate required by the terms of each such policy, or required to be, or have been, executed, filed, or recorded, in connection with such Mortgage and (iii) a zoning opinion or letter from the relevant Governmental Authority providing assurances as to zoning in form reasonably satisfactory to Lender provided, however, if the Property is located in a jurisdiction where a zoning endorsement is available, then Lender may require an zoning endorsement to the Title Insurance Policy, but ESA or Borrower's obligation to pay for such endorsement shall be limited to $600.

               iv. An opinion reasonably satisfactory to Lender of counsel and/or local counsel retained by Borrower with respect to the validity and enforceability of the Collateral Documents, substantially in the form of Exhibit 3.2C(iv).

               v. Duly executed UCC-1 Financing Statements under the applicable Uniform Commercial Code to be filed in connection with such Mortgage in form and substance reasonably satisfactory to Lender, to perfect the Lien created by the applicable Mortgage.

               vi. Payment of all title insurance premiums, and all documentary, stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any of the Loan Documents or the issuance of the Title Insurance Policy.

               vii. An assignment of the Management Agreement, permits and contracts for the Hotel Property, duly executed by ESA or Borrower, as applicable, and Manager, and a copy of the Management Agreement in respect of the Hotel Property, certified by a Responsible Officer.

               viii. An Assignment Agreement, duly executed by the relevant Borrower.

          D. Borrower shall have delivered to Lender evidence that the insurance required by the terms of the Mortgage is in full force and effect.

          E.   [RESERVED].

          F. The Hotel Property that shall be the subject of such Loan shall, on the date such Loan is proposed to be advanced, be wholly owned by a Borrower that is a Single Purpose Entity that is owned (directly or indirectly) by ESA.

          G. The following shall be true on the date of such Loan, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by Borrower of the proceeds of such Loan shall constitute a representation and warranty by Borrower that on the date of such Loan such statements are true):

               i.  The representations and warranties of ESA contained in
Article 7 and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date; and

               ii. No Default or Event of Default then exists or will result from the Loan being made on such date.

          H. The making of the Loans on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

          I. Borrower shall have furnished to Lender a certificate of the Secretary, Assistant Secretary or any other authorized officer of Borrower certifying (i) the resolutions of its Board of Trustees or Directors, as appropriate, approving each Loan Document to which it is a party, (ii) all documents evidencing other necessary trust or corporate action, as appropriate, and required governmental and third party approvals, licenses and consents with respect to each Loan Document to which it is a party and the transactions contemplated thereby, (iii) a copy of its certificates of incorporation and certificate of good standing (certified as of a recent date by the Secretary of State of the state of formation of Borrower) and its by-laws, and (iv) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person.

          J. All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to Lender on or before the Closing Date and all interest and principal then due and payable hereunder shall have then been paid.

          K.   [RESERVED].

          L. At the closing of each Loan, the Borrower shall have funded a reserve (a "Liquidity Reserve") into an interest-bearing escrow account designated by Lender and in the name of Lender and as additional collateral for Lender (the "Liquidity Reserve Account") for the relevant Loan, which Liquidity Reserve shall be in an amount equal to four months' Debt Service for the relevant Hotel Property. ESA hereby grants Lender a security interest in the Liquidity Reserve Account. In the event that: (i) the Hotel Properties which are open and operating for 90 days or longer taken as a whole have achieved and maintained an aggregate average Debt Service Coverage equal to or greater than
1.25 during the most recent three consecutive months expiring on January 1, April 1, July 1 or October 1 and the relevant Hotel Property has achieved and maintained a Debt Service Coverage equal to or greater than 1.25 for the same period, (ii) no Event of Default exists and no event exists which but for the giving of notice or the passage of time, or both, would constitute an Event of Default, and (iii) provided the relevant Borrower delivers to Lender an certificate signed by a Responsible Officer evidencing, to Lender's reasonable satisfaction and confirmation, that such Debt Service Coverage tests have been met, then Lender shall refund or make available to the Borrower the amount by which the funds in the Liquidity Reserve Account which were deposited in connection with such Hotel Property exceed one month's Debt Service for the Loan then outstanding, provided that the Liquidity Reserve required to be deposited by Borrower with respect to subsequent Loans, shall nonetheless be in the initial amount equal to four month's Debt Service for the relevant Hotel Property. Interest earned on the Liquidity Reserve shall be paid to the relevant Borrower quarterly as long as there is no Event of Default hereunder. If an Event of Default shall occur hereunder, then without notice to ESA or to Borrower, Lender may withdraw and apply or cause to be applied any funds in the Liquidity Reserve Account to the Loans, in such order as Lender may elect. Upon the Maturity Date and the repayment and satisfaction of the Obligations in full, Lender shall refund any remaining funds in the Liquidity Reserve Account to the respective Borrower, as appropriate.

          M. All escrows required under the Property Loan Agreement have been funded.


4    PROPERTY SPECIFIC CONDITIONS PRECEDENT

     4.1 Developed Hotel Properties - General Prerequisites. The obligation of Lender to make a Loan with respect to any Developed Hotel Property shall be subject to the following:

          A. prior to commencement of construction of the Proposed Hotel, ESA shall have delivered to Lender (and Lender shall have issued its approval of) the following, all in form and substance reasonably satisfactory to Lender:

               i. details of the location of the Proposed Hotel, including the land thereunder, the existing, if any, and proposed improvements and fixtures thereon including any significant deviations from ESA's typical construction program and all easements and rights benefiting the Proposed Hotel, (collectively, the "Realty") and the interest to be acquired;

               ii. a written report of an investigation by an environmental consultant (the "Environmental Report"), reasonably acceptable to Lender, containing at least a Phase I site assessment (and, if appropriate, a Phase II assessment) and addressing any significant environmental, health and safety violations, hazards or liabilities to which the owner or operator of the Proposed Hotel may be subject, which report shall demonstrate, to the reasonable satisfaction of Lender, that the Proposed Hotel and the operations thereof are in compliance in all material respects with all applicable Environmental Statutes (as defined in the Mortgage) and are not subject to any material environmental liabilities and costs;

               iii. a construction budget (the "Construction Budget") of the anticipated Construction Costs which may include a 5% contingency;

               iv. plans and specifications of the Proposed Hotel, reasonably acceptable to a licensed engineer appointed by Lender;

               v. a pro-forma operating statement (based on information available to ESA after diligent inquiry that includes detailed line-item justification and explanations) including projected Net Operating Income of the Proposed Hotel for a twelve-month period;

               vi. pro forma balance sheets and the related consolidated statements of changes in owner's equity (deficit) in respect of such Proposed Hotel;

               vii. a detailed market analysis of the local and regional market in which the Proposed Hotel will operate, including aerial photos and descriptions of market "demand generators";

               viii. a copy of the proposed form of Management Agreement, if any, reasonably acceptable to Lender;

               ix.  [RESERVED];

               x. such additional site-specific documents, information and material as Lender may reasonably require; and

               xi. a current title report issued by a title company reasonably acceptable to Lender.

Lender shall issue its acceptance (which acceptance may include, in the case of the title report issued pursuant to Section (xi), a list of such exceptions to title which are not acceptable to Lender) or rejection of the foregoing not later than the date which is 6 Business Days after receipt of items (iii), (iv),
(v) and (vi) in final form as designated by Borrower, provided that all items other than (iii), (iv), (v) and (vi) were provided in final form and that items
(iii), (v) and (vi) were provided in draft form no later than 15 Business Days prior to such response date. Lender's failure to deliver its acceptance or rejection of the foregoing items within such period shall be deemed its rejection thereof. Upon acceptance in accordance with this clause, the relevant Proposed Hotel shall be deemed an Approved Hotel.

          B. No later than 6 Business Days prior to a Notice of Borrowing for a requested Loan, ESA shall deliver to Lender a Developed Hotel Statement. For the purposes hereof, "Developed Hotel Statement" means a package containing each of the following in respect of any Proposed Hotel, all in form and content reasonably satisfactory to Lender:

               i. a letter from the consultant which prepared the Environmental Report stating that after due inquiry, it has no reason to believe that the current environmental, health and safety conditions at the Hotel Property are in any way worse than those indicated in the Environmental Report;

               ii. a current title report (including UCC searches in the jurisdictions as in the opinion of Lender may be necessary or appropriate), ALTA survey and surveyor's certification, issued by a title company/surveyor reasonably acceptable to Lender;

               iii. a written statement of an engineering consultant or architect reasonably acceptable to Lender confirming that the Hotel Property was constructed in accordance with the plans and specifications previously submitted to Lender;

               iv. the final certificate of occupancy (or its equivalent, if then being issued by appropriate Governmental Authorities) as issued for the Proposed Hotel as well as all certificates, licenses and permits necessary for the operation of the Hotel Property as determined in accordance with any Requirement of Law;

               v.   a final Appraisal of the Approved Hotel; and

               vi. documents evidencing the due formation of a Borrower as a wholly owned direct or indirect Subsidiary of ESA, which Borrower shall hold title to the Hotel Property and shall be a Single Purpose Entity; and

               vii. proof of ESA's actual Construction Costs, certified by an officer of ESA to Lender, including, but not limited to, a report, with supporting explanations, of any variance from the Construction Budget.

               viii. an updated pro-forma reconciled, with supporting explanations, to the pro-forma required in Section 4.1A(v).

     4.2 Acquired Hotel Properties - General Prerequisites. The obligation of Lender to make a Loan with respect to any Acquired Hotel Property shall be subject to the following:

          A. No later than 6 Business Days prior to a Notice of Borrowing for a requested Loan, ESA shall deliver to Lender an Acquired Hotel Statement. For the purposes hereof, "Acquired Hotel Statement" means a package containing each of the following in respect of any Acquired Hotel, all in form and substance reasonably satisfactory to Lender:

               i. The items listed in Section 4.1A(i), (ii), (v), (x) and 4.1B(ii), (v), (vi), and, if applicable, 4.1B(vii) and, if available, 4.1A(iv).

               ii. Actual operating results for the Acquired Hotel for the previous one year or such longer period, if available.

               iii. Proof of ESA's costs of acquisition and redevelopment costs, certified by an Officer of ESA to Lender.

Lender shall issue its acceptance within 6 Business Days (which acceptance may include, in the case of the title report issued pursuant to section (i), a list
of such exceptions to title which are not acceptable to Lender)   Lender's
failure to deliver its acceptance or rejection of the foregoing items within such period shall be deemed its rejection thereof. Upon acceptance in accordance with this clause, the relevant Proposed Hotel shall be deemed an Approved Hotel.

     4.3 Extended Approval Periods. Notwithstanding the foregoing, for the first four Proposed Hotels presented to Lender in accordance with Section 4, and in any event for at least one Hotel presented under Section 4.1 and one presented under Section 4.2, any period of time within which Lender is required to make a decision shall be doubled.

5    COMPUTATION OF LOAN AMOUNTS

     5.1 Amount of the Loan for a Developed Property. Each Loan for a Developed Property shall be in an amount equal to the lowest of:

          A.   the amount requested in the Notice of Borrowing; or

          B.   sixty-five percent (65%) of the lesser of:

               i. the Construction Budget previously approved by Lender with respect to the applicable Developed Hotel; or

               ii.  the Value of the applicable Developed Hotel; or

          C.   the Applicable Loan Amount.

     5.2 Amount of the Loan. Each Loan for an Acquired Hotel shall be in an amount equal to the lowest of:

          A.   the amount requested in the Notice of Borrowing; or

          B.   sixty-five percent (65%) of the Value of the Acquired Hotel; or

          C.   the Applicable Loan Amount.

     5.3 Value. For the purposes of this Agreement, "Value" shall mean the lower of (a) for a Developed Hotel Property, the Construction Costs or for an Acquired Hotel Property, the actual cost of acquisition of the land and improvements and redevelopment or renovation costs, and (b) the amount reflected in a current (current being within six months prior to the date of the proposed Loan advance) MAI appraisal of the completed Hotel Property issued by a Recognized Appraiser.


6    REALLOCATION OF DEBT

As of the last day of the 18th or 24th full calendar month after the completion of a Loan Group, (or with respect to a partial Loan Group then on the last day of the 18th or 24th full calendar month after the first Loan in said partial Loan Group was advanced) Lender may reallocate among the Loans in a Loan Group prior to any securitization thereof, if any, in order to maintain a minimum Debt Service Coverage of 1.25 with respect to all such Loans in the Loan Group, as determined and designated by Lender in its sole discretion. If requested by Lender, ESA shall, within ten (10) days after demand by Lender, cause the relevant Borrowers to execute an allonge to the relevant Note and an amendment to any Mortgage (and ESA or the relevant Borrowers shall pay all title insurance premiums and all documentary, stamp or intangible taxes, recording fees and mortgage recording tax payable in connection therewith) and any and all necessary or desirable documents necessary to reflect the increased Loan Amount allocated to the relevant Hotel Property. Any reallocation pursuant to this
Section 6 shall be treated by the Lender and the Borrower as an extension of additional credit to the Borrower under any Loan which is increased and a prepayment (without penalty) by a Borrower under any Loan that is decreased thereby. In no event may Lender allocate Loans to ESA, ESA Management, Inc. or ESA Development, Inc.


7    REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, ESA represents, warrants and covenants to Lender as follows:

     7.1 Organization and Authority. ESA (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) has all requisite power and authority and all necessary licenses and permits to carry on its business as now conducted and as presently proposed to be conducted.

     7.2 Power. ESA has full power and authority to own its property and assets and to carry on its business and operations as now being conducted and as presently contemplated, to execute, deliver and perform, as applicable, the Loan Documents to which it is a party.

     7.3 Authorization of Borrowing. The execution, delivery and performance of this Agreement, and the consummation of the Loans have been duly authorized by ESA by all requisite action (including, without limitation, approvals of shareholders) and will constitute the legal, valid and binding obligation of ESA, enforceable against ESA in accordance with its terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its certificate of incorporation, by-laws, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon ESA or the Hotel Property, or (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which ESA is a party or by which any of its property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

     7.4 Other Agreements. ESA is not a party to nor is otherwise bound by any agreement or instrument that is reasonably likely to result in a Material Adverse Change. ESA is not in violation of its corporate organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to ESA or the Hotel Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Change.

     7.5  Maintenance of Existence.

          A. ESA at all times since formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and by-laws and the laws of its jurisdiction of formation relating to corporations.

          B. All statutory requirements regarding the existence of ESA have been observed at all times since its formation and will continue to be observed.

          C. ESA has at all times accurately maintained, and will continue to accurately maintain, financial statements, accounting records and other corporate documents separate from those of any other Person. ESA has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts, payroll and separate books of account.

          D. ESA has at all times paid, and will continue to pay, its own liabilities from its own separate assets.

     7.6  Financial Requirements.

          A.   The Stock Market Capitalization of ESA is at least $300,000,000.

          B. ESA has been at all times, and will continue to be, adequately capitalized in light of the nature of its business.

          C.   ESA has a Tangible Net Worth of not less than $50,000,000.

          D.   ESA has Unrestricted Cash on Hand of at least $20,000,000.

          E. ESA has a Book Debt/Total Capitalization Ratio (on a consolidated basis and otherwise as determined in accordance with GAAP) less than or equal to
 .7:1.

          F. ESA has and will maintain an aggregate debt service coverage of at least 1.4 on a consolidated basis and otherwise (as determined in accordance with GAAP). For the purposes of this section, Developed Hotel Properties (and Acquired Hotel Properties on which $1,000,000 of renovations were made and which were closed three weeks or more to complete such renovations) placed in service within the previous nine month period for which there is a Debt Service Coverage of less than 1.4 shall not be included in this calculation.

          G. Any liabilities incurred by ESA in connection with this Agreement do not and will not render ESA insolvent; ESA is not contemplating either the filing of a petition by it or a Borrower or a Material Subsidiary under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property, and ESA has no knowledge of any Person contemplating the filing of any such petition against it.

          H. ESA (a) is not engaged and will not engage in any business other than the ownership, management (including third party management) and operation of extended-stay lodging facilities, (b) will not enter into any contract or agreement with any Affiliate of ESA except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate, (c) has not made and will not make any loans or advances to any third party (including any Affiliate except as provided in clause (d) below), other than de minimis advances to customers, employees and suppliers not to exceed $35,000 for each Borrower and (d) will not make any loans to Affiliates which are Borrowers unless (i) the loan, together with any other loans from ESA to such Borrower which is then outstanding, does not exceed $100,000, (ii) ESA shall have delivered to Lender an executed subordination and standstill agreement which shall provide that such loan is not foreclosable and not subject to acceleration while any Obligations remain outstanding and such other terms as are set forth in Exhibit 7.6H, (iii) the terms of such loan shall provide that the loan shall automatically and without further act of ESA or the Borrower, be terminated if not fully repaid at least 10 days prior to the date that the applicable loan is to be included as an asset in a securitization, (iv) such loans are unsecured and (v) no Event of Default has occurred and is continuing. In connection with the securitization of a Loan affected by this provision, Lender will endeavor to give notice of such securitization to ESA 20 days prior to such securitization, but in no event will the failure of Lender to give such notice in any way affect ESA's obligations hereunder.

     7.7 No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan

Documents. ESA is not in default in the payment or performance of any of its Contractual Obligations to Lender in any respect and to any Person other than Lender which is reasonably likely to result in a Material Adverse Change.

     7.8 Governmental Consents and Approvals. ESA has obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by ESA in connection with the execution and delivery of, and the performance by ESA of its obligations under, the Loan Documents.

     7.9 Investment Company Act Status. ESA is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     7.10 Compliance with Law. ESA is in compliance in all material respects with all Legal Requirements to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA.

     7.11 Financial Information. All financial data that has been delivered by ESA to Lender (i) is complete and correct in all material respects, (ii) accurately represents the financial condition of the Persons covered thereby as of the date on which the same shall have been furnished and (iii) has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered. As of the date hereof, ESA has no contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender, since the date of the last financial statements delivered by ESA to Lender except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of ESA or in the results of operations of ESA that would have a Material Adverse Change. ESA has not incurred any obligation or liability, contingent or otherwise not reflected in such financial statements that would have a Material Adverse Change.

     7.12 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

     7.13 Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of ESA, threatened against or affecting ESA or any Hotel Property in any court or before any Governmental Authority that if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Change. ESA is not in default with respect to any order of any court or Governmental Authority and the execution and delivery of, and the performance by ESA of its obligations under, each of the Loan Documents will not cause or result in any such default.

     7.14 Solvency; No Bankruptcy. ESA and each Borrower and Material Subsidiary (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

     7.15 Not Foreign Person. ESA and each Borrower is not a "foreign person" within the meaning of (S) 1445(f)(3) of the Code.

     7.16 Ownership of ESA; Subsidiaries.

          A. As of the date hereof, the authorized capital stock of ESA consists of a single class of 200,000,000 common shares of beneficial interest, $0.01 par value per share, of which 22,853,092 shares are issued and outstanding, and a single class of 10,000,000 preferred shares of beneficial interest, $0.01 par value, of which no shares are issued and outstanding. There are no Stock Equivalents of ESA except as otherwise provided herein. No Stock of ESA is subject to any outstanding option, warrant, right of conversion or purchase or any similar right except as otherwise provided herein. All of the outstanding capital stock of ESA will be validly issued, fully paid and non-assessable. No authorized but unissued shares, no treasury shares and, to the best knowledge of ESA, no other outstanding shares of capital stock of ESA are subject to any option, warrant, right of conversion or purchase or any similar right except for employee and director stock option plans or agreements which, in the aggregate, do not at any time constitute more than 11% of the issued and outstanding shares of ESA. There are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of ESA, or to the best knowledge of ESA, any agreement restricting the transfer or hypothecation of any such shares other than shareholder agreements disclosed on
Schedule 7.16.

          B. Set forth on Schedule 7.16 is a complete and accurate list showing, as of the date hereof, all Subsidiaries of ESA and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by ESA. All Subsidiaries are wholly owned by ESA. No

Stock of any Subsidiary of ESA is subject to any outstanding option, warrant, right of conversion or purchase or any similar right except as disclosed on
Schedule 7.16. All of the outstanding capital Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by ESA, free and clear of all Liens. Neither ESA nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary, other than the Loan Documents except as disclosed on Schedule 7.16. ESA does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries.

     7.17 ERISA.

          A. There is and there has not been any withdrawal from a Multiemployer Plan by ESA or any ESA ERISA Affiliate or to the best knowledge of ESA and any Subsidiary any Reorganization or Liquidation of a Multiemployer Plan as defined in Title IV of ERISA.

          B. Each Plan, Pension Plan and ESOP and any related trust intended to qualify under Code Sections 401, 409 or 501 has been determined by the IRS to be so qualified (or an application therefor has been timely made) and to the best knowledge of ESA nothing has occurred which would cause the loss of such qualification.

          C. Each Plan, Pension Plan and ESOP has been and is operated and administered in accordance with the terms and conditions governing those plans, all applicable laws and statutes, including, without limitation, ERISA and the Code.

          D. No obligation exists and no event has occurred, and to the best knowledge of ESA, any Subsidiary or ERISA Affiliate, no obligation is likely to arise and no event is likely to occur with respect to any Plan, Pension Plan, Multiemployer Plan or ESOP (including the establishment thereof) affecting ESA, any Subsidiary or ERISA Affiliate which either alone is, or in the aggregate are, reasonably likely to adversely affect ESA's, any Subsidiary's or ERISA Affiliate's, ability to comply with its duties and obligations under this Agreement or which would create or have a Material Adverse Change.


8    COVENANTS OF ESA

     8.1 Continuing Nature of Representations. ESA shall do or take all actions necessary to cause all of the representations and warranties contained in Sections 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.12, 7.14, 7.15 and 7.17 to be and
remain accurate at all times throughout the term of the Loan.

     8.2  Financial Reports.

          A. ESA will keep and maintain or will cause to be kept and maintained on a fiscal year basis, in accordance with the accounting basis used for ESA's tax returns (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of ESA and all items of income and expense in connection with the operation of each Hotel Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by ESA or by any other Person whatsoever affiliated with ESA or any Subsidiary, excepting lessees unrelated to and unaffiliated with ESA who have leased from ESA portions of the Realty for the purpose of occupying the same. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of ESA or other person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, ESA shall pay any costs and expenses incurred by Lender to examine ESA's accounting records with respect to each Hotel Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

          B. ESA will furnish Lender annually, within 90 days following the end of each Fiscal Year of ESA, with a complete copy of ESA's financial statement audited by an Independent certified public accountant that is reasonably acceptable to Lender in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering the operation of each Hotel Property for such Fiscal Year (and broken down by Hotel Property) and containing a statement of revenues and expenses (including Net Operating Income as defined herein), a statement of assets and liabilities and a statement of ESA's equity. Together with ESA's annual financial statements, ESA shall furnish to Lender an Officer's Certificate certifying as of the date thereof:

               i. that the annual financial statements accurately represent the results of operation and financial condition of ESA and the Hotel Property all in accordance with GAAP consistently applied, and

               ii. whether there exists an event or circumstance that constitutes, or that upon notice or lapse of time or both would constitute, a Default under the Notes or any other Loan Document executed and delivered by ESA, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

          C. ESA shall furnish to Lender, within 30 days after Lender's request therefor, with such further detailed information with respect to the operation of each Hotel Property and the financial affairs of ESA as may be reasonably requested by Lender.

     8.3 Reporting Requirements. ESA shall furnish to Lender, all at ESA's sole cost and expense:

          A. as soon as available and in any event within 30 days prior to the end of each Fiscal Year, an annual budget of ESA and Borrowers for the succeeding Fiscal Year, displaying on a quarterly basis anticipated balance sheets, forecasted capital expenditures, working capital requirements, rent revenues, contributions to any FF&E reserves required under any Property Loan Agreement, interest income, net income, cash flow and sales, all on a consolidated basis;

          B. promptly and in any event within 30 days after ESA, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that (i) any event has occurred, or is reasonably likely to occur, with respect to any Plan, Pension Plan or Multiemployer Plan or the duties or obligations of ESA, any Subsidiary or ERISA Affiliate thereunder and which is reasonably likely to have or cause a Material Adverse Change or (ii) that a withdrawal has occurred or is reasonably likely to occur with respect to any Multiemployer Plan or to the best knowledge of ESA or any of its Subsidiaries any Multiemployer Plan is in Reorganization or Liquidation as defined in Title IV of ERISA, a written statement of the chief financial officer or other appropriate officer of ESA describing such event and the action, if any, which ESA, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

          C. promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion ESA, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, the United States Department of Labor or the IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

          D. promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting ESA, any of its Subsidiaries (subject to ESA having received notice or knowledge thereof), except those which in the aggregate, if adversely determined, would have no Material Adverse Change;

          E. promptly and in any event within 5 Business Days after ESA or any Borrower becomes aware of the existence of (i) any Default or Event of Default,
(ii) any
breach or non-performance of, or any default under any Management Agreement, or any Contractual Obligation which is material to the business, prospects, operations or financial condition of ESA and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of such Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice (if by telephone) shall be promptly confirmed in writing within 5 days;

          F. promptly after the sending or filing thereof, copies of all reports which ESA sends to its security holders generally, and copies of all reports and registration statements which ESA or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

          G. upon the request of Lender copies of all federal, state and local tax returns and reports filed by ESA or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

          H. written notice within 5 days of ESA or any Subsidiary learning of any proposed acquisition of stock, assets or real property, or any proposed leasing of property by ESA or any of its Subsidiaries, unless such action is not reasonably likely to have a Material Adverse Change;

          I. promptly, such additional information respecting the condition of ESA or any of its Subsidiaries or the status or condition of any real property owned or leased by ESA or its Subsidiaries, or the operation thereof which ESA is entitled to or can otherwise reasonably obtain, as Lender from time to time reasonably request; and

          J. such other information respecting the business, properties, condition, financial or otherwise, or operations of ESA or any of its Subsidiaries as Lender may from time to time reasonably request.

     8.4 Litigation. ESA and the Borrowers will promptly notify Lender of any litigation or governmental proceedings pending or threatened (in writing) against ESA or any Borrower which might have a Material Adverse Change.

     8.5 No Further Indebtedness. ESA and its Affiliates shall not incur any Indebtedness, other than as permitted under this Agreement, secured by any Hotel Property after the Loan for such Hotel Property is made, provided, however, no Borrower shall incur any Indebtedness other than as permitted under the Property Loan Agreement.

     8.6 Restricted Payments. ESA shall not and shall not permit any Borrower to (i) redeem any of its Stock, or (ii) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents, other than dividends paid to ESA; provided, however, ESA may make aggregate dividend payments in any Fiscal Year in an amount not to exceed fifty percent (50%) of the excess, if any, of ESA Net Income for such Fiscal Year less ESA Cumulative Unapplied Losses. This Section 8.6 shall be null and void from and after the date that (i) Lender is no longer obligated to advance any Loans and
(ii) all outstanding Loans are included as assets in a securitization. Nothing contained in this Section 8.6 shall prohibit ESA from issuing Stock upon the exercise of a stock option contained in an employee or director stock option plan or agreement, provided that such plans or agreements or the Stock Equivalents or other rights exercisable thereunder do not, when taken together in the aggregate, constitute more than 11% of the issued and outstanding shares of ESA.

     8.7 Tax Filings. ESA and Borrowers have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by ESA or any Borrower. ESA believes that its respective tax returns properly reflect the income and taxes of ESA for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

     8.8 Further Acts, Etc. ESA will (or will cause Borrowers to), at the cost of ESA or of any Subsidiary, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights mortgaged by the Mortgages, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which ESA may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of ESA without the signature of ESA to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Hotel Property. ESA grants to Lender an irrevocable power of attorney coupled with an interest to effect the intent hereof, all as fully and effectually as ESA might or could do, provided that ESA's obligations hereunder shall not be materially increased or altered; and ESA hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof consistent with the terms hereof.

     8.9 Guaranty. ESA hereby unconditionally and irrevocably guaranties the full and prompt payment when due at the Maturity Date, and the performance of, all of the Obligations whether for principal, interest, fees, expenses or otherwise. The liability of ESA with respect to the Obligations shall be absolute and unconditional irrespective of (i) any change in any term of or increase in the amount of any Obligation, (ii) any exchange, release or nonperfection of any security for the Obligation, (iii) the absence of any attempt to collect any Obligation from the Borrower, and (iv) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Borrower or guarantor; provided, however, that the extent of ESA's guaranty of principal of the Loans under this Section shall be limited to twenty-five percent (25%) of the Loans outstanding at any time. ESA hereby (i) waives (A) any requirement that Lender protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral, and (B) protest or notice with respect to nonpayment of all or any of the Obligations; and (ii) except as provided in this paragraph, covenants and agrees that its guaranty will not be discharged except by complete performance of the Obligations and any other obligations of ESA contained herein. All Obligations in connection with any Loan which is included as an asset in a securitization shall, effective on the date of such inclusion, be deemed excluded from the Obligations of ESA guaranteed under this paragraph.

     8.10 Plans, Pension Plans and ESOPs.

          A. Except as required under Section 8.10B(iii) hereof, none of ESA, any Subsidiary or any ESA ERISA Affiliate will establish, amend or change any Plan, Pension Plan or ESOP (including, without prejudice to the generality of the foregoing, any defined benefit pension or benefit plan) the effect of which will, or will be reasonably likely to, create a Material Adverse Change in the capability of ESA, any Subsidiary or any ERISA Affiliate in complying with its duties and obligations under this Agreement. Notwithstanding any provision herein to the contrary, no Borrower will establish, amend or change any Plan, Pension Plan or ESOP, except as required under Section 8.10B(iii).

          B. In respect of each Plan, Pension Plan and ESOP, and in respect of any trust or other funding vehicle relating thereto, existing at the date hereof or to be established by ESA or any Subsidiary or any ESA ERISA Affiliate hereafter (collectively referred to below as the "Plans"):

               i. All contributions (including all employer contributions and employee salary reduction contributions) will be made in accordance with the terms and conditions governing the Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith and will be made by the due date thereof, and all contributions and premiums due to the Pension Benefit Guaranty Corporation will be promptly and timely made;

               ii. There will be no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans;

               iii. All amendments and actions required to keep the Plans in conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws will be promptly and timely made or taken;

               iv. The Plans will be maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and none of ESA or any Subsidiary or any ESA ERISA Affiliate or "party in interest" or "disqualified person" with respect to the Plans will engage in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA; and

               v. No fiduciary will incur liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

          C. None of ESA, or any Subsidiary or ESA ERISA Affiliate will establish or maintain any retiree life or retiree health insurance plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA and at the sole expense of the participant or the participant's beneficiary.

9    FURTHER CONDITIONS PRECEDENT TO EACH LOAN; TERMINATION OF FACILITY

     9.1 Lender's obligation to make any Loan is further conditioned upon ESA's continued compliance with Sections 7.6A, 7.6D, 7.6E and 7.6F.

     9.2 In the event that ESA or any Affiliates incur indebtedness from a lender other than Lender secured by hotel properties (unless such indebtedness was rejected by Lender in accordance with the terms of this Agreement, incurred under a similar agreement dated before the date of this Agreement or was construction financing with a term of less than one year) in the aggregate of more than $175,000,000 prior to Lender advancing Loans in the amount of at least $100,000,000, then Lender shall have the right to terminate any obligation to advance Loans under the Facility provided in this Agreement.


10   TRANSFER OR ENCUMBRANCE

     10.1 Definition of Transfer. The term "Transfer" shall include any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, whether or not for consideration or of record) of any legal or beneficial interest including, without limitation, an installment sales agreement.

     10.2 No Transfer. Except as permitted by Section 10.3, ESA and its Subsidiaries, including but not limited to any and all Borrowers, shall not
Transfer:

          A. any Hotel Property or any interest therein unless such Hotel Property or interest therein is released from Lender's Mortgage in accordance with the terms hereof;

          B.   any or all of the interests in any Borrower;

and shall not permit any Borrower to, (i) merge with any Person, or (ii) consolidate with any Person without the prior written consent of Lender in any such case, which consent Lender shall not unreasonably withhold or delay.

     10.3 Permitted Assumption. Notwithstanding the foregoing, at any time after the securitization of a Loan, ESA or a Borrower may, provided that the Rating Agency reaffirms the rating of any securities issued in connection with the Loan, and upon the approval of the trustee and servicer of any securitization in which any of the Loans are included and further provided that ESA or the relevant Borrower complies with any requirements imposed by a Rating Agency, trustee or servicer, upon the payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan, transfer the Hotel Property, in whole, but not in part, during the term of the Loan to an entity (i) that is a Single Purpose Entity, and (ii) that is acceptable to Lender, in its reasonable discretion, in all respects provided that such transferee executes and delivers to Lender an assumption of the Loan and all of the Loan Documents, together with all other documents reasonably requested by Lender and pays all legal fees, recording charges and other transactional costs incurred by Lender in connection with such transfer.

11   ESTOPPEL CERTIFICATES

     11.1 After request by Lender, any Borrower, within 15 days and at its expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note,
(iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Loans, and if any are alleged, the nature thereof, (v) that the Note and this Agreement have not been modified or if modified, giving particulars of such modification and (vi) that there has not occurred and is then continuing no Default or Event of Default pursuant to the Note or this Agreement or any event or circumstance that, with the giving of notice or the passage of time, or both, would constitute a Default or Event of Default hereunder, or if such Default, Event of Default, event or circumstance exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default, Event of Default, event or circumstance.

     11.2 Within 15 days after written request by ESA, Lender shall furnish to ESA a written statement confirming the amount of the Loans, the maturity date of the Note, the date to which interest has been paid and the dates of any notices of Event of Default sent to ESA or any Borrower.


12   EVENTS OF DEFAULT

     12.1 Events of Default. The Loans shall become immediately due at the option of Lender upon any one or more of the following events (each, an "Event of Default"):

          A. Any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Note, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations is not paid when the same becomes due and payable; or

          B. ESA or any Borrower shall fail to perform or observe any agreement or covenant contained in this Agreement or in any other Loan Document (other than those specified in Section 12.1A, C, O, P, or Q, which if ESA or any Borrower fails to observe shall be an Event of Default upon occurrence without notice) if such failure under this clause shall remain unremedied for 30 days after notice of such failure; or

          C. Any Event of Default shall occur under any Collateral Document or any Property Loan Agreement; or

          D.  [RESERVED];

          E. Any material representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in writing in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          F.   Any Borrower shall cease to be a Single Purpose Entity; or

          G. Any Loan Party fails to pay any principal of or premium or interest on any Indebtedness of such Loan Party (excluding (i) Indebtedness evidenced by the Notes, (ii) Indebtedness to trade creditors incurred in the ordinary course of business and which failure to pay as aforesaid would not have a Material Adverse Change and in the case of ESA only, Indebtedness in principal amount of $10,000,000 or more) beyond the period of grace (not to exceed 30 days), if any, with respect thereto (whether the same becomes due and payable by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

          H. Except in the case where the Loan to such Loan Party has been repaid in full, any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party ESA Management, Inc., ESA Development, Inc. or any successor thereto, or a Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection or

          I. One or more judgments or orders for the payment of money in an aggregate amount in excess of $250,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          J. An event shall occur with respect to any Plan, Pension Plan or Multiemployer Plan and the duties and obligations of ESA, any Subsidiary or ERISA Affiliate thereunder which, in the reasonable determination of Lender, is reasonably likely to have a Material Adverse Change; or

          K. Any material provision of any Collateral Document after delivery thereof shall for any reason cease to be valid and binding on any Loan Party thereto, or any Loan Party shall so state in writing; provided, however, that if such provision was valid and binding at inception and ceased to be valid and binding through no act or omission of any Loan Party, then the relevant Loan Party shall have 14 days to cure such defect and if unable to do so, then the relevant Loan Party may prepay the affected Loan in accordance with Article 13 hereof within 14 days thereafter and no Event of Default shall arise hereunder upon such prepayment; or

          L. Any Collateral Document after delivery thereof shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected and first priority Lien (except to the extent that the Lien of the Collateral Documents may be subordinate to Liens arising by operation of law and not constituting an Event of Default under the terms of the relevant Mortgage), or any Loan Party shall so state in writing; or

          M. There shall occur a Material Adverse Change or an event which is reasonably likely to have a Material Adverse Change, except for matters governed by Section 12.1K; or

          N. Any Manager shall default in the observance or performance of any material provision of a Management Agreement and such defaults, in the aggregate, are reasonably likely to have a Material Adverse Change, provided, however that if the Manager is a non-Affiliate, then the affected Loan Party shall have the right to cure such defaults within a reasonable period of time, not to exceed thirty days; or

          O.   The breach of any provision of Article 10; or

          P. Either George D. Johnson, Jr. or H. Wayne Huzienga, or both, cease to be members of the Board of Directors unless such failure is due to their death or their adjudication as mentally incompetent or the current members of the Board of Directors of

ESA, as listed on Schedule 12.1P, shall at any time fail to constitute a majority of the board of directors of ESA without the consent of Lender, in its sole discretion. In the event that any Loan is securitized, then any Person succeeding to the interest of Lender shall have the same right to grant its consent to the foregoing; provided, however, that such consent may not be unreasonably withheld or delayed; or

          Q. If ESA or any of its Affiliates shall fail to observe or breach the covenants contained in Section 8.5 or 8.6 of this Agreement.

     12.2 General Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder, under the Collateral Documents, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against ESA and in and to the Hotel Property or any one or more of them, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity:

          A. declare all or any portion of the unpaid Obligations to be immediately due and payable and the obligation of Lender to make Loans to be terminated; provided, however, that upon the occurrence of any of the events specified in Section 12.1H, the entire Debt will be immediately due and payable and Lender's obligation to make Loans shall be terminated without notice or demand or any other declaration of the amounts due and payable; or

          B.   pursue the remedies available under any and all of the Mortgages;
or

          C. pursue any or all such other rights or remedies as Lender may have under applicable law or in equity; provided, however, that the provisions of this Section shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.

          D. In the event that a Loan shall be prepaid as a consequence of the occurrence of an Event of Default and the exercise of remedies by Lender, the relevant Borrower shall be required to pay to Lender a Yield Maintenance Payment with respect to such prepayments if (i) a Yield Maintenance Payment would otherwise be due in connection with a permitted prepayment hereunder or (ii) if a prepayment shall not have then been permitted under this Agreement.

     12.3 General Provisions Regarding Remedies.

          A. Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 12.2 at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

          B. No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which ESA or any Borrower is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Hotel Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Loans or any other indulgence given by Lender to ESA or any other Person, shall operate to release or in any manner affect the interest of Lender in the Hotel Property or the liability of ESA to pay the Loans. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

          C. No Impairment; No Releases. Except to the extent thereof, the interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification that Lender may grant with respect to any of the Loans; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Hotel Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Loans.


13   PREPAYMENT

     13.1 Fixed Rate Loans. No prepayment of any Fixed Rate Loans may be made in whole or in part except: (i) from and after the date which is five years after the relevant Fixed Rate Loan is made (the "Fixed Rate Lockout") or (ii) notwithstanding any applicable Fixed Rate Lockout, from and after the date six months before its Stated Maturity or (iii) in accordance with section 12.1K and as otherwise specifically set forth in this Article.

     13.2 Floating Rate Loans. No prepayment of any Floating Rate Loans may be made in whole or in part except: (i) from and after the date which is one year after the relevant Floating Rate Loan is made (the "Floating Rate Lockout"),
(ii) notwithstanding any Floating Rate Lockout, from and after the date six months before its Stated Maturity or

(iii) in accordance with Section 2.9 or 12.1K and as otherwise specifically set forth in this Article.

     13.3 Sub-Performing, Unseasoned Loans. Notwithstanding Sections 13.1 and 13.2, within nine months of the advancement of any Loan, if the Debt Service Coverage for the relevant Hotel Property during the immediately preceding six consecutive months is less than 1.25 and no Event of Default then exists, the relevant Borrower may prepay such Loan, provided Borrower complies with Section 13.4A, informs Lender, in conjunction with ESA, of any other Loans that do not have a Debt Service Coverage of 1.25 over the same period as Borrower and pays to Lender a premium equal to 1% of the Loan. To the extent that more than one Borrower fails to have a Debt Service Coverage of 1.25, Lender, in its sole discretion, may select the Loan to be prepaid.

     13.4 Conditions Precedent to Prepayment. A Borrower may prepay a Loan in whole or, from time to time, but not in part, on any Payment Date subsequent to the Fixed Rate Lockout or Floating Rate Lockout, as applicable, subject to the satisfaction of the following conditions (a "Prepayment"):

          A. Lender shall have received from the applicable Borrower, not less than 30 days', nor more than 90 days', prior written notice specifying the date proposed for such prepayment, the amount that is to be prepaid by Borrower; and

          B. The aggregate average Debt Service Coverage (on the basis of the 12-month period immediately preceding the date upon which the relevant Borrower notifies Lender of its intention to prepay) for the remaining Loans taken as a whole after giving effect to the prepayment is or would be equal to or greater than Debt Service Coverage without giving effect to the prepayment, and the aggregate average Debt Service Coverage (on the basis of the 12-month period immediately preceding the date upon which the relevant Borrower notifies Lender of its intention to prepay) for all Loans taken as a whole (including the Loan being prepaid) is no less than 1.55; and

          C. The relevant Borrower shall have paid to Lender: (i) all interest on the Loan being prepaid due through and including the relevant Payment Date on which such prepayment is being made, (ii) the Fixed Rate Prepayment Premium, if applicable, (iii) the Additional Required Principal Payment and (iv) any and all other amounts due and owing pursuant to the terms of the Note, this Agreement or the other Loan Documents relating to such Loan; and

     13.5 Additional Required Prepayment. In the event a Prepayment is made pursuant to this Article 13, other than in accordance with Sections 13.1(ii), 13.1(iii), 13.2(ii), 13.2(iii) or 13.3, or there is an Involuntary Prepayment, the relevant Borrower shall be required to pay to Lender on the date of such prepayment an additional principal payment (the "Additional Required Prepayment") equal to 15% of the maximum principal amount which shall have been outstanding at any time under the Loan which is then being prepaid, which Additional Required Prepayment Lender shall apply to any of the Loans then owing to Lender (whether or not then due and payable) in such order as Lender may elect in its sole discretion.

     13.6 Fixed Rate Prepayment Premium. For the purposes of this Article 13, "Fixed Rate Prepayment Premium" shall mean, for a Loan prepaid between the first and twelfth Payment Date after the Fixed Rate Lockout, one percent (1%) of the Principal Amount; for a Loan prepaid between the thirteenth month and eighteenth month after the Fixed Rate Lockout, one-half of one percent (.5%) of the Principal Amount; and thereafter, zero. Notwithstanding the foregoing, if a Fixed Rate Loan is prepaid in accordance with Section 13.1(ii), then the Fixed Rate Prepayment Premium shall be zero.

     13.7 Release of Lien for Prepaid Loan. Upon the prepayment in full of the amounts due under the relevant Loan and otherwise in accordance with the terms of this Article 13, Lender agrees to deliver to the relevant Borrower the necessary and proper satisfaction, release and termination documentation with respect to the relevant Note, Collateral Documents for such Hotel Property and, upon such release, the relevant Borrower shall then have the right to amend its certificate or articles of incorporation for the respective Borrower.


14   LENDER ASSIGNMENTS

     14.1 Lender may sell, transfer, negotiate or assign to one or more other Persons the Loan Documents and any interest in the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents from and after the date the Lender no longer has any obligation to advance any Loans. The Lender also reserves the right at any time during the term of the Loans, in its sole and absolute discretion, to effect a so-called securitization of the Loans, with Lender as sole underwriter, in such a manner and on such terms and conditions as the Lender shall deem to be appropriate in its sole and absolute discretion and with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or governmental agencies or other persons, parties or investors (including, but not limited to, guarantor trusts, owner trusts, special purpose corporations, REMICs, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by the Lender in its sole and absolute discretion.

     14.2 Lender may sell participations (including blind and undisclosed participations and subparticipations) to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its commitment to make the Loans, the Loans owing to it and the Notes held by it). In the event of the sale of any participation by Lender,
(i) Lender's obligations under the Loan Documents (including, without limitation, its commitment to make the Loans) shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of such Notes and Obligations for all purposes of this Agreement, and (iv) ESA and Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement.

     14.3 Each participant shall be entitled to the benefits of Section 2.7 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, Borrower shall not, at any time, be obligated to pay to any participant of any interest of Lender, under Section 2.7, any sum in excess of the sum which Borrower would have been obligated to pay Lender in respect of such interest had such assignment not been effected or had such participation not been sold.

     14.4 ESA and Borrowers shall cooperate with Lender, and any other party to whom Lender may assign or sell participations (or negotiate for such assignment or sale) in all or a portion of the commitment to make the Loans, the Loans owing to it and an interest in the Notes. Such cooperation on the part of ESA and the Borrowers shall include but shall not be limited to the execution and delivery of (i) amendments, modifications and/or supplements to one or more Loan Documents, in form and substance as may be required by Lender, and (ii) the execution and delivery of one or more additional promissory notes, provided, however, that such promissory notes, amendments, modifications and/or supplements do not materially increase the obligations of ESA or Borrowers or materially diminish the rights of ESA or Borrowers under the Loan Documents.


15   MISCELLANEOUS

     15.1 Representations and Warranties of ESA and Lender. ESA and Lender each represents and warrants to the other that neither ESA nor Lender has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.
Each party shall indemnify and hold harmless the other from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation or any breach of Lender's payment obligation as aforesaid. The provisions of this subsection shall survive the repayment of the Loans.

     15.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by ESA or any Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.3 Notices, Etc. Any notices, demand, statement, request or consent and other communications provided for hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Express Mail, Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when personally delivered or one Business Day after being timely deposited with Federal Express or such other nationally recognized delivery service. If any notice date falls on a non-Business day, then the notice shall be due on the next succeeding Business Day.

If to ESA, at the address first written above,

with a copy to:

     Johnson, Smith, Hibbard & Wildman Law Firm, L.L.P.
     220 N. Church St.
     Spartanburg, SC  29306
     Attn:  Donald B. Wildman, Esq.

and to:

     Pedersen & Houpt, P.C.
     161 North Clark St., Ste. 3100
     Chicago, IL  60601-3224
     Attn:  Thomas J. Kelly, Esq.

If to Lender, at its address first written above, Attn:  Marc J. Warren with a copy to:

     Weil, Gotshal & Manges LLP
     767 Fifth Ave.
     New York, NY  10153
     Attn:  Managing Partner Real Estate Department (FW)

Any such address may be changed, or additional addresses (not to exceed two) added by notice given in the manner provided herein. Any notice or other communication may be given by counsel for the party giving the same.

     15.4 No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     15.5 Costs; Expenses; Indemnities.

          A. ESA shall pay or cause to be paid on demand (i) all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by Lender with respect thereto; but subject to certain limits of aggregate amounts to be paid by ESA and/or the Borrowers as specified in
Schedule 15.5A and (ii) all costs and expenses of Lender (including, without limitation, the fees and out-of-pocket expenses of counsel, retained by Lender) in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents. ESA's obligations under this Section 15.5A with respect to a Loan that has been securitized shall be terminated as of the date of such securitization.

          B. ESA agrees to indemnify and hold harmless Lender and its Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (each of the foregoing, an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof arising out of or based upon anything relating to real property owned, leased or operated by ESA or any of its Subsidiaries and the facilities or operations;

provided, however, that ESA shall not have any obligation under this Section to an Indemnitee with respect to any of the foregoing matters caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, except that subsequent to a securitization of a Loan, ESA shall not be liable under this Section 15.5B for any claim, damage, obligation, liability, loss, penalty, action, judgment, suit, cost, disbursement or expenses arising from any Obligation, liability, negligence or property of any Borrower under a Loan that has been securitized.

          C. ESA agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          D. The provisions of this Section shall survive any termination of this Agreement. In addition, and without limitation, to any other provision of this Agreement, ESA shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, whether incurred within or outside the judicial process), imposed upon or incurred by or asserted against Lender and its assigns, or any of their agents, employees, officers or directors, by reason of (a) ownership of this Agreement, any Hotel Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Hotel Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, Hotel Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of ESA or any Borrower to perform or comply with any of the terms of this Agreement; (e) performance of any labor or services or the furnishing of any materials or other property in respect of any Hotel Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Hotel Property or any part thereof; (g) any Imposition (as defined in the Mortgages) including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against any Hotel Property or any part thereof under any Legal Requirement or any liability asserted against Lender with respect thereto; or (i) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease, except that subsequent to a securitization of a Loan, ESA shall not be liable under this

Section 15.5D for any liability, obligation, claim, damage, penalty, cause of action, cost or expense arising from any Obligation, liability, negligence or property of any Borrower under any Loan that has been securitized. Notwithstanding the foregoing provisions of this Section to the contrary, ESA shall have no obligation to indemnify Lender pursuant to this Section for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing that result from Lender's, and its successors' or assigns', willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section shall constitute a part of the Loans secured by this Agreement and other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender, as applicable, until paid.

     15.6 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of ESA or any Borrower against any and all of the Obligations now or hereafter existing whether or not Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. Lender agrees promptly to notify ESA and relevant Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

     15.7 Binding Effect. This Agreement shall become effective when it shall have been executed by ESA and Lender and thereafter shall be binding upon and inure to the benefit of ESA and Lender and their respective successors and assigns, except that ESA shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

     15.8 Governing Law; Severability. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     15.9 Submission to Jurisdiction; Service of Process.

          A. Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, ESA hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          B. ESA irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the borrower at its address provided herein.

          C. Nothing contained in this Section shall affect the right of Lender or any holder of the Notes to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against ESA in any other jurisdiction.

     15.10 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     15.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     15.12 Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

     15.13 Confidentiality. Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to Lender's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to Lender, as the case may be, on a nonconfidential basis from a source other than ESA,
(iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

     15.14 Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

     15.15 Waiver of Notice. ESA shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to ESA and except with respect to matters for which ESA is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

     15.16 Actions and Proceedings. After an Event of Default, Lender may appear in and defend any action or proceeding brought with respect to the Hotel Property in its own name or, if required by Legal Requirements or, if in Lender's reasonable judgment, it is necessary, in the name and on behalf of ESA or any Borrower, which Lender believes will adversely affect the Hotel Property or the Mortgages and to bring any action or proceedings, in its name or in the name and on behalf of ESA or any Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Hotel Property.

     15.17 Usury Laws. This Agreement and the Notes are subject to the express condition, and it is the expressed intent of the parties, that at no time shall any Borrower be obligated or required to pay interest on the principal balance due under the Notes at a rate which could subject the holder of the Notes to either civil or criminal liability as a result of being in excess of the maximum interest rate that such Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement or the Notes, any Borrower is at any time required or obligated to pay interest on the principal balance due under the Notes at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the relevant Note. No application to the principal balance of any Note pursuant to this Section shall give rise to any requirement to pay any prepayment premium due hereunder, if any, including, without limitation, Yield Maintenance Premium.

     15.18 Remedies of ESA. Under no circumstances shall Lender be liable for any punitive, consequential or incidental damages suffered by, awarded to or claimed by ESA, any Affiliate or third party. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, it has an obligation to act reasonably or promptly, Lender shall only be liable for ESA's actual damages, if it is determined that Lender intentionally and in bad faith acted unreasonably or unreasonably delayed acting. In all other cases, Lender shall not be liable for any monetary damages, and ESA's remedies shall be limited to injunctive relief or declaratory judgment.

     15.19 Offsets, Counterclaims and Defenses. Any assignee of this Agreement and the Notes shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Notes or this Agreement that ESA or any Borrower may otherwise have against any assignor of this Agreement and the Notes and no such unrelated counterclaim or defense shall be interposed or asserted by ESA or any Borrower in any action or proceeding brought by any such assignee upon this Agreement or the Notes and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by ESA.

     15.20 Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by the Mortgages are hereby waived to the full extent permitted by Legal Requirements.

     15.21 Advances. This Agreement shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Loans and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Agreement shall not impair or affect any other security that may be given to secure the payment of the Loans, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Loans shall not diminish the force, effect or lien of the Mortgages and shall not affect or impair the liability of ESA or any Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Loans.

     15.22 Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

     15.23 No Joint Venture or Partnership. ESA and Lender intend that the relationship created hereunder be solely that of mortgagor and mortgagee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between ESA and Lender nor to grant Lender any interest in the Hotel Property other than that of mortgagee or lender.

     15.24 Time of the Essence. Time shall be of the essence in the performance of all obligations of ESA and any Borrower hereunder.

     15.25 ESA's and Borrower's Obligations Absolute. Except as set forth to the contrary in the Loan Documents, all sums payable by ESA or any Borrower hereunder shall be paid without notice or demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of ESA or any Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any taking (by condemnation or lawful exercise of the power of eminent domain) of the Hotel Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Hotel Property or any portion thereof;
(c) any title defect or encumbrance or any eviction from the Realty or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to ESA or any Borrower, or any guarantor or indemnitor, or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of ESA or any guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim that ESA or any Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with ESA or any Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not ESA or Borrower shall have notice or knowledge of any of the foregoing.

     15.26  [RESERVED].

     15.27  [RESERVED].

     15.28 Securitization Opinions. In the event the Loan becomes the subject of a securitization underwritten by Lender or any of its Affiliates, ESA shall, within 15 Business Days after Lender's written request therefor, deliver at ESA's sole cost and expense a 10(b)(5) opinion and a nonconsolidation opinion with respect to ESA and every Borrower, each opinion to be in form and substance and delivered by Pedersen & Houpt, P.C. or other counsel reasonably acceptable to Lender and the Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such securitization. ESA's and Borrower's failure to deliver the opinions required hereby within such fifteen (15) Business Day period shall constitute an Event of Default hereunder.

     15.29 Cooperation with Rating Agencies and Potential Investors. ESA covenants and agrees that in the event Lender decides to include the Loan as an asset of a securitization, ESA shall (a) gather any environmental information reasonably required by the Rating Agency and potential investors in connection with such a securitization, (b) at Lender's request, meet with representatives of the Rating Agency and potential investors to discuss the business and operations of the Hotel Property and conduct site visits, if requested, (c) ESA shall undertake all actions with respect to every Borrower (including structural reorganization, if appropriate), and (d) cooperate with the reasonable requests of the Rating Agency and potential investors in connection with all of the foregoing. ESA also covenants and agrees that in the event Lender decides to include the Loan or any interest thereon as an asset of a securitization, if and to the extent requested by Lender, ESA shall take all actions (subject to the receipt of any consents from Persons other than the Loan Parties, which consent, ESA shall use best efforts to obtain) necessary to ensure that the cross collateralization and cross default provisions of the Loan Documents are modified in order to make them acceptable to Lender and the Rating Agency and to provide that Hotel Properties included in the securitization are cross collateralized and cross defaulted only with other Hotel Properties in such securitization.

     15.30 Securitization Financials. ESA covenants and agrees that, upon Lender's written request therefor in connection with a securitization in which the Loan is to be included as an asset, ESA shall promptly deliver audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years (but no period prior to the date hereof) of historical audited financial statements).

     15.31 Securitization Underwriting. ESA covenants and agrees to offer to Lender the right of first refusal to securitize any refinancing of the Floating Rate Loans. Lender shall notify ESA within 6 Business Days of notice thereof, of its intentions to exercise or reject such right of first refusal. Lender agrees that ESA's obligations under this Section 15.31 shall be subject to Lender's fees being competitive at the time of ESA's offer to it as determined with reference to deals of similar size, complexity and other relevant factors.

     15.32 Limitation of ESA Expenses. To the extent that ESA or its Affiliates have agreed to pay costs and expenses in relation to the securitization or participation of any Loan incurred after the date the Loan is advanced, ESA and its Affiliates' maximum liability for such costs shall be $1,500 per Loan so affected. Lender shall be separately responsible for costs of securitization counsel, rating agencies, trustees, printers, prospectus accountants and ESA shall be separately responsible for costs of rating agency presentations (if any) and property tours.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                    EXTENDED STAY AMERICA, INC.


                    By:_____________________________________________________
                         Name:______________________________________________
                         Title:_____________________________________________



                    CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION


                    By:_____________________________________________________
                         Name:______________________________________________
                         Title:_____________________________________________

                                 Schedule 7.16
1) ESA is in the process of offering for sale to the public up to 8,000,000 shares of its common stock.



2)                SUBSIDIARIES OF EXTENDED STAY AMERICA, INC.
                                 AS OF 5/17/96

                                                   TOTAL
         COMPANY               DATE INC      AUTHORIZED ISSUED     STATE INC
  ESA DEVELOPMENT, INC.        19-Apr-95      60,000   50,000      DELAWARE
FORMERLY ESA MIDWEST, INC.
   ESA MANAGEMENT, INC.        11-Jul-95      50,000      100      DELAWARE
   ESA PROPERTIES, INC.        18-Jan-95      50,000      100      DELAWARE
    ESA-NORCROSS INC.          26-Jan-96       1,000      100         GA
      ESA 0100, INC.           08-Apr-96       1,000      100         SC
      ESA 0115, INC.           08-Apr-96       1,000      100         SC
      ESA 0140, INC.           11-Apr-96       1,000      100         VA
      ESA 0145, INC.           29-Feb-96       1,000      100         AR
      ESA 0175, INC.           18-Apr-96       1,000      100         VA
      ESA 0180, INC.           08-Apr-96       1,000      100         SC
      ESA 0280, INC.           15-Apr-96       1,000      100         NC
      ESA 0295, INC.           23-Apr-96       1,000      100         KY
      ESA 0305, INC.           22-Feb-96       1,000      100         TN
      ESA 0325, INC.           19-Apr-96       1,000      100         KY
      ESA 0370, INC.           15-Apr-96       1,000      100         NC
      ESA 0480, INC.           18-Apr-96       1,000      100         VA
      ESA 0501, INC.           26-Mar-96       1,000      100         NY
      ESA 0510, INC.           25-Mar-96       1,000      100         IL
      ESA 0525, INC.           14-Mar-96       1,000      100         IL
      ESA 0530, INC.           23-Feb-96       1,000      100         IL
      ESA 0555, INC.           19-Apr-96       1,000      100         OH
      ESA 0565, INC.           06-Mar-96       1,000      100         OH
      ESA 0675, INC.           17-Apr-96       1,000      100         MI
      ESA 0680, INC.           17-Apr-96       1,000      100         MI
      ESA 0765, INC.           28-Mar-96       1,000      100         NY
      ESA 0992, INC.           22-Feb-96       1,000      100         GA


                                                   TOTAL
         COMPANY               DATE INC      AUTHORIZED ISSUED     STATE INC
      ESA 0993, INC.           22-Feb-96       1,000      100         GA
      ESA 0995, INC.           02-May-96       1,000      100         KS


Schedule 12.1P
- --------------




                   Directors of Extended Stay America, Inc.
                   ----------------------------------------



H. Wayne Huizenga

George D. Johnson, Jr.

Donald F. Flynn

Stewart H. Johnson

John J. Melk

Peer Pedersen

Schedule 15.5 A.  Caps on Fees and Expenses
                  -------------------------



     The aggregate responsibility of ESA and its Affiliates for third-party expenses will be capped at the following amounts for each Loan:

      Service                         Amount
      -------                         ------
      Lender's Legal Fees             $7,500 plus out-of-pocket expenses.

      Engineering Fees and Market     $7,100 plus out-of-pocket expenses.
      Study Fees

      Servicer Fees                   $1,500 plus out-of-pocket expenses.

EXHIBIT 1.1.A
- -------------
SUBJECT TO LOCAL COUNSEL COMMENTS


                          ASSIGNMENT OF LEASES & RENTS


                                      FROM


                          [EXTENDED STAY AMERICA, INC.
                            SUBSIDIARY], AS ASSIGNOR


                                       TO


           CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, AS ASSIGNEE



                       DATED:                   , 199___



                      PREPARED BY AND RECORD & RETURN TO:
                             WEIL, GOTSHAL & MANGES
                                 767 FIFTH AVE.
                               NEW YORK, NY 10153
                    ATT: MANAGING PARTNER - REAL ESTATE (FW)

                         ASSIGNMENT OF RENTS AND LEASES
                         ------------------------------

     This Assignment of Rents and Leases (this "Agreement") is executed as of _______, 199_ by [ESA Subsidiary], a _______________________, whose address for notice is ___________________________________________, Attention:___________
("Assignor"), to CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, whose address for notice is 55 East 52nd Street, New York, N.Y. 10055, Attn: Marc Warren, Esq. ("Assignee").

                                   AGREEMENT:

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

     1. Absolute Assignment. Assignor unconditionally and absolutely assigns to Assignee all of Assignor's right, title and interest in and to: (a) all leases, subleases, occupancy agreements, licenses, usufructs, rental contracts and other agreements now or hereafter existing relating to the use or occupancy of the project located on the real property described in Exhibit A hereto (the "Property"), together with all guarantees, modifications, extensions and renewals of thereof (collectively, the "Leases"); and (b) all rents, issues, profits, income and proceeds due or to become due from tenants, guests or other users of the Property, including rentals and all other payments of any kind under the Leases, together with all deposits (including security deposits) of tenants thereunder (collectively, the "Rents"). This Agreement is an absolute assignment to Assignee and not an assignment as security for the performance of the obligations under the Loan Documents (defined below), or any other indebtedness.

     2. Rights of Assignee. Subject to the provisions of Section 6 below, Assignee shall have the right, power and authority to: (a) notify any person that the Leases have been assigned to Assignee and that all Rents are to be paid directly to Assignee, whether or not Assignee has commenced or completed foreclosure or taken possession of the Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the property regardless of the presence of any manager; (e) lease all or any part of the Property; and/or (f) perform any and all obligations of Assignor under the Leases or any other agreement affecting the Property and exercise any and all rights of Assignor therein contained to the full extent of Assignor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Assignee's request, Assignor shall deliver a copy of this Agreement to each tenant under a Lease and to each manager and managing agent or operator of the Property. Assignor irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice or to consent by Assignor, to comply with all demands of Assignee under this Agreement and to turn over to Assignee on demand all Rents which it receives.

     3. No Obligation. Notwithstanding Assignee's rights hereunder, Assignee shall not be obligated to perform, and Assignee does not undertake to perform, any obligation, duty or liability with respect to the Leases, Rents or Property on account of this Agreement. Assignee shall have no responsibility on account of this Agreement for control, care, maintenance or repair of the Property, for any waste committed on the Property, for any dangerous or defective condition of the Property, or for any negligence of the management upkeep, repair or control of the Property.

     4. Enforcement or Defense. Assignee shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Assignee may determine for:

     (a) Enforcement or Defense. The payment of costs and expenses of enforcing or defending the terms of this Agreement or the rights of Assignee hereunder, and collecting any Rents;

     (b) Loan Payments. Interest, principal or other amounts payable pursuant to (1) the Property Loan Agreement of even date between Assignee and Assignor (the "Property Loan Agreement"); (2) the Promissory Note [dated ____________, 199_/of even date herewith] in the stated principal amount of $______, subject to increase as provided in the Note executed by Assignor, bearing interest and being payable to the order of Assignee (the "Note"); (3) the [Mortgage/Deed of Trust], Security Agreement and Fixture Filing, of even date, executed by Assignor for the benefit of Assignee and relating to the Property (the "Mortgage"); (4) the obligations of Assignor or any Borrower under the Credit Facility Agreement between CS First Boston Mortgage Capital Corporation and Extended Stay America, Inc., dated as of May __, 1996 (the "ESA Loan Agreement"); and all other documents and instruments evidencing, governing and securing the loan evidenced by the Note (the "Loan") and any and all modifications, amendments or extensions thereof or replacements or substitutions therefor (the Property Loan Agreement, the Note, the Mortgage, the ESA Loan Agreement such other documents and instruments, and such modifications, amendments, extensions, replacements, and substitutions thereof being herein collectively called the "Loan Documents") but not any obligation of ESA, ESA Management, Inc. or ESA Development, Inc.; and

     (c) Operating Expenses. Payment of costs and expenses of the operation and maintenance of the property, including (1) rentals and other charges payable by Assignor under any ground lease or other agreement affecting the Property; (2) electricity, telephone, water and other utility costs, taxes, assessments, water charges and sewer rents and other utility and governmental charges levied, assessed or imposed against the Property; (3) insurance premiums; (4) costs and expenses with respect to any litigation affecting the Property, the Leases or the Rents; (5) wages and salaries of employees, commissions of agents and attorneys' fees and expenses; and (6) all other carrying costs, fees, charges, reserves, and expenses whatsoever relating to the Property.

After the payment of all such costs and expenses and after Assignee has established such reserves as it, in its sole discretion, deems necessary for the proper management of the Property, Assignee shall apply all remaining Rents received by it to the reduction of the Loan.

     5. No Waiver. The exercise or non-exercise by Assignee of the rights granted in this Agreement or the collection and application of Rents by Assignee or its agent shall not be a waiver of any default by Assignor under this Agreement or any other Loan Document. No action or failure to act by Assignee with respect to any obligations of Assignor under the Loan Documents, or any security or guaranty given for the payment or performance thereof, shall in any manner affect, impair or prejudice any of Assignee's rights and privileges under this Agreement, or discharge, release or modify any of Assignor's duties or obligations hereunder.

     6. Revocable License. Notwithstanding that this Agreement is an absolute assignment of the Rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the Rents and Leases, Assignee grants to Assignor a revocable license to collect and receive the Rents and to retain, use and enjoy such Rents as such retention, use and enjoyment are governed by the Property Loan Agreement. Such license may be revoked by Assignee upon the occurrence of any Event of Default (as defined in the Property Loan Agreement or the ESA Loan Agreement). Assignor shall apply any Rents which it receives to the payment of debt service on the Note and other payments due under the Property Loan Agreement and the ESA Loan Agreement, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Property, insurance premiums, operation and maintenance charges relating to the Property, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

     7.   Term. This Agreement shall continue in full force and effect until:
(a) all amounts due under the Loan Documents are paid in full, and (b) all other obligations of Assignor under the Loan Documents are fully satisfied or when the Mortgage is otherwise released.

     8. Appointment. Assignor irrevocably appoints Assignee its true and lawful attorney in fact, which appointment is coupled with an interest, to execute any or all of the rights or powers described herein with the same force and effect as if executed by Assignor, and Assignor ratifies and confirms any and all acts done or omitted to be done by Assignee, its agents, servants, employees or attorneys in, to or about the Property.

     9. Remedies of Assignor. In the event that a claim or adjudication is made that Assignee has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement it has an obligation to act reasonably or promptly, Assignee shall not be liable for any punitive, consequential or incidental damages.

     10. Indemnification. Assignor shall indemnify, defend and hold harmless Assignee from and against all liability, loss, damage, cost or expense which it may incur under this Agreement or under any of the Leases, including any claim against Assignee by reason of any alleged obligation, undertaking, action, or inaction on its part to perform or discharge any terms, covenants or conditions of the Leases or with respect to Rents, and including attorneys' fees and expenses, but excluding any claim to the extent caused by Assignee's gross negligence or willful misconduct. Any amount covered by this indemnity shall be payable on demand, and shall bear interest from the date of demand until the same is paid by Assignor to Assignee at a rate equal to the Default Rate (as defined in the ESA Loan Agreement).

     11. Modification. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of such change is sought.

     12. Successors and Assigns. This Agreement shall inure to the benefit of Assignee and its successors and assigns and shall be binding on Assignor and its successors and assigns.

     13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of _____.

     14. Conflict. If any conflict or inconsistency exists between the absolute assignment of the Rents and the Leases in this Agreement and the assignment of the Rents and Leases as security in the Mortgage, the terms of this Agreement shall control.

     Executed as of the date first written above.

                         _______________________________________________________
                         a _____________________________________________________

                         By:

                              __________________________________________________
                              a ________________________________________________

                              By: ______________________________________________
                                    a __________________________________________

STATE OF ___________)
                    )
COUNTY OF __________)

     This instrument was acknowledged before me on _, 1996_, by _______________, __________ of _______________, a __________ and the _______________ of ________
__, a _______________, on behalf of said __________ and _______________.



                                           ____________________________________
                                           Notary Public, State of _________

                                   EXHIBIT A
                                   ---------


                         [DESCRIPTION OF REAL PROPERTY]
                         ------------------------------

Exhibit 1.2
Subject To Local Counsel Comments


                  FIRST DEED OF TRUST AND SECURITY AGREEMENT


                                      from


                   [EXTENDED STAY AMERICA, INC., SUBSIDIARY]
                                    Grantor


                                       to


                         ______________________________
                                    Trustee
                           for the use and benefit of

                            CS FIRST BOSTON MORTGAGE
                              CAPITAL CORPORATION

                [THE MAXIMUM INDEBTEDNESS OR OBLIGATIONS SECURED
                 BY THIS INSTRUMENT IS $____________________.]

                  THE INDEBTEDNESS AND OBLIGATIONS SECURED BY
             THIS INSTRUMENT MATURE NOT LATER THAN ________, ____.



                           Dated __________ ___, 19__



                     Prepared by, and record and return to:
                             Weil, Gotshal & Manges
                                 767 Fifth Ave.
                              New York, NY  10153
                   Attn:  Managing Partner - Real Estate (FW)

                   FIRST DEED OF TRUST AND SECURITY AGREEMENT

                               TABLE OF CONTENTS
                               -----------------
ARTICLE                                                                     PAGE
- -------                                                                     ----

1    DEFINITIONS AND ACCOUNTING TERMS.......................................   5
     1.1    Defined Terms...................................................   5
     1.2    Computation of Time Periods.....................................  15
     1.3    Accounting Terms................................................  15
     1.4    Certain Terms...................................................  15

2    REPRESENTATIONS AND WARRANTIES.........................................  16
     2.1    Lien Priority...................................................  16
     2.2    Title...........................................................  16
     2.3    Taxes and Impositions...........................................  16
     2.4    Casualty; Flood Zone............................................  17
     2.5    Completion; Encroachment........................................  17
     2.6    Subdivision.....................................................  17
     2.7    Use.............................................................  17
     2.8    Licenses and Permits............................................  17
     2.9    Property Proceedings............................................  18
     2.10   Utilities.......................................................  18
     2.11   Mechanics' Liens................................................  18
     2.12   Insurance.......................................................  18
     2.13   Leases..........................................................  19
     2.14   Property Agreements.............................................  19
     2.15   Personal Property...............................................  20
     2.16   Leasing Brokerage and Management Fees...........................  20
     2.17   Representations Generally.......................................  20

3    COVENANTS OF GRANTOR...................................................  21
     3.1    Repayment of the Loan...........................................  21
     3.2    Removal of Liens................................................  21
     3.3    Cost of Defending and Upholding this Deed of Trust Lien.........  22
     3.4    Further Acts, Etc...............................................  22
     3.5    Recording of Deed of Trust, Etc.................................  23

4    TRANSFER OR ENCUMBRANCE OF THE PROPERTY; ASSUMABILITY..................  23
     4.1    Definition of Transfer..........................................  23
     4.2    No Transfer.....................................................  23

ARTICLE                                                                     PAGE
- -------                                                                     ----

5    EVENTS OF DEFAULT......................................................  24
     5.1    Events of Default...............................................  24
     5.2    Remedies........................................................  26
     5.3    Payment of Debt After Default...................................  31
     5.4    Possession of the Property......................................  32
     5.5    Interest After Default..........................................  32
     5.6    Grantor's Actions After Default.................................  32
     5.7    Control by Beneficiary After Default............................  32
     5.8    Right to Cure Defaults..........................................  33
     5.9    Recovery of Sums Required to Be Paid............................  33
     5.10   Marshalling and Other Matters...................................  34
     5.11   Tax Reduction Proceedings.......................................  34
     5.12   General Provisions Regarding Remedies...........................  34

6    INSURANCE AND CASUALTY RESTORATION.....................................  35
     6.1    Maintenance of Insurance Policies...............................  35
     6.2    Casualty Restoration............................................  35

7    CONDEMNATION...........................................................  35
     7.1    Notice of Condemnation..........................................  35
     7.2    Application of Condemnation Awards..............................  36

8    SECURITY AGREEMENT UNDER UNIFORM COMMERCIAL CODE.......................  36

9    NO WAIVERS, ETC........................................................  37

10   COMPLIANCE WITH REQUIREMENTS...........................................  37
     10.1   Compliance with Legal Requirements..............................  37
     10.2   Compliance with Recorded Documents..............................  38

11   ENVIRONMENTAL COMPLIANCE...............................................  38
     11.1   Covenants, Representations and Warranties.......................  38
     11.2   Environmental Indemnification...................................  41

12  WAIVERS BY GRANTOR......................................................  43

13  FAILURE TO CONSENT......................................................  43

14  SUBSTITUTION OR RESIGNATION OF TRUSTEE..................................  44

15  CONVEYANCE BY TRUSTEE/DEFEASANCE........................................  44

ARTICLE                                                                     PAGE
- -------                                                                     ----
16   ENFORCEABILITY........................................................   45
     16.1   Inconsistency with the Loan Documents..........................   45

17   MISCELLANEOUS.........................................................   45
     17.1   Amendments, Etc................................................   45
     17.2   Notices, Etc...................................................   45
     17.3   No Waiver; Remedies............................................   46
     17.4   Right of Set-off...............................................   46
     17.5   Binding Effect.................................................   47
     17.6   Severability...................................................   47
     17.7   Submission to Jurisdiction; Service of Process.................   47
     17.8   Section Titles.................................................   48
     17.9   Execution in Counterparts......................................   48
     17.10  Entire Agreement...............................................   48
     17.11  Confidentiality................................................   48
     17.12  Waiver of Jury Trial...........................................   48
     17.13  Waiver of Notice...............................................   48
     17.14  Actions and Proceedings........................................   48
     17.15  Usury Laws.....................................................   49
     17.17  Offsets, Counterclaims and Defenses............................   49
     17.18  Waiver of Statute of Limitations...............................   50
     17.19  Advances.......................................................   50
     17.20  Application of Default Rate Not a Waiver.......................   50
     17.21  No Joint Venture or Partnership................................   50
     17.22  Time of the Essence............................................   50
     17.23  Grantor's Obligations Absolute.................................   50

18   ADDITIONAL PROVISIONS.................................................   51

Exhibit A        Legal Description
Exhibit B        Additional Provisions
Schedule 2.2     Outstanding Options or Rights of First Refusal

     INDEX OF DEFINED TERMS

Additional Mortgages.........   2
Affiliate....................   6
Aggregate Debt...............   2
Applicable Rate..............   6
Appraisal....................   6
Award........................  36
Beneficiary..................   1
Buildings....................   3
Business Day.................   6
Casualty.....................  35
CERCLA.......................   8
Closing Date.................   6

Collateral...................   6
Condemnation.................  35
Contract.....................   6
Contractual Obligation.......   6
Debt.........................   2
Default......................   6
Default Rate.................   6
Default Rate Interest........   7
Definition of Transfer.......  23
Development Laws.............   7
Dollars......................   7
Environmental Problem........   7
Environmental Statute........   7
EPA..........................  40
ESA..........................   1
ESA Loan Agreement...........   1
ESA Subsidiaries.............   1
Event of Default.............  24
Fiscal Year..................   8
Fixtures.....................   4
Fraudulent Conveyance Laws...   2
GAAP.........................   8
Governmental Authority.......   8
Grantor......................   1
Hazardous Material...........   8
Impositions..................   9
Indebtedness.................   9
Independent..................  10
Insurance Requirements.......  10
Land.........................   3
Leases.......................   4
Legal Requirement............  10
Lien.........................  11
Loan.........................   1
Loan Documents...............   3
Loan Party...................  11
Material Adverse Change......  11
Maturity Date................  11
Net Proceeds.................  11
Note.........................   1
Obligations..................   2
Other Subsidiary Notes.......   2
Payment Date.................  11
Permitted Encumbrances.......  16
Person.......................  12
Principal Amount.............  12
Principal Payments...........  12
Property.....................   3
Property Agreements..........  12
Property Loan Agreement......   1
Rating Agency................  12
Real Estate..................   4
Recognized Appraiser.........  12
Release......................  12
Remedial Action..............  12
Rents........................   4
Requirement of Law...........  13
Responsible Officer..........  13
Single Purpose Entity........  13
Stock........................  13
Stock Equivalents............  13
Subsidiary...................  14
Taking.......................  14
Title Insurance Policy.......  14
Transfer.....................  23
Trustee......................   1
Unscheduled Payments.........  14
Use Requirements.............  14
Yield Maintenance Premium....  15

                   FIRST DEED OF TRUST AND SECURITY AGREEMENT
                   ------------------------------------------


          THIS FIRST DEED OF TRUST AND SECURITY AGREEMENT, made as of the ____ day of ________, 19__, among [Extended Stay America, Inc., subsidiary], a __________________ corporation having an office at _________________________
("Grantor"), to _________________, having an address at ______________________
("Trustee") and CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, a ______________ Corporation, having an address at 55 East 52nd Street, New York, NY 10055 ("Beneficiary").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, pursuant to a Credit Facility Agreement (as the same may be amended, the "ESA Loan Agreement"), dated May __, 1996, between Beneficiary and Extended Stay America, Inc. ("ESA"), Beneficiary has agreed to make loans to various wholly-owned (directly and indirectly) subsidiaries of ESA (the "ESA Subsidiaries") in a total aggregate amount not to exceed $300,000,000, including a certain loan in the amount of $____________________ (the "Loan"), to Grantor, which Loan is evidenced by that certain promissory note, dated the date hereof (as the same may be amended, the "Note") given by Grantor, as maker, to Beneficiary, as holder; and

          WHEREAS, certain terms and conditions of the Loan are set forth in that certain Property Loan Agreement (as the same may be amended, the "Property Loan Agreement"), dated the date hereof, between Grantor and Beneficiary; and

          WHEREAS, all things necessary to make this Deed of Trust the valid and legally binding obligation of Grantor in accordance with its terms, for the uses and purposes herein set forth, have been done and performed; and

          WHEREAS, Grantor and Beneficiary intend these recitals to be a material part of this Deed of Trust.

          NOW THEREFORE, to secure:

     (i) the payment of the principal amount of the Loan, prepayment premium (if any) and interest in accordance with the terms of the Note and all other obligations, liabilities or sums due or to become due from Borrower under this Deed of Trust, the Note or any other Loan Document executed in connection with the Loan, including, without limitation, all future advances evidenced by amendments to the Note, interest and fees on said obligations, liabilities or sums (said principal, premium, interest and other sums, the "Debt"); and

     (ii) the payment of the principal, prepayment premium (if any) and interest on notes made by Affiliates of Grantor in connection with the ESA Loan Agreement , including any future advances evidenced thereby, (as the same may be amended, the "Other Subsidiary Notes", the Debt and all amounts and obligations, liabilities and other sums due or to become due under the Other Subsidiary Notes, collectively, the "Aggregate Debt"); provided, however, the amount of Other Subsidiary Notes secured hereby shall be limited to a maximum aggregate amount equal to the largest sum that would not render Grantor's obligations hereunder subject to avoidance as a fraudulent conveyance under Section 548 of Title 11 of the United States Code or any comparable state law fraudulent conveyance statutes (collectively, the "Fraudulent Conveyance Laws"), in each case after giving effect to all other liabilities of Grantor that are permitted to be incurred in accordance with this Deed of Trust prior to an Event of Default and are relevant under the Fraudulent Conveyance Laws (excluding intercompany indebtedness and other intercompany liabilities) and after giving effect to all assets of Grantor, contingent or otherwise, including without limitation, all rights of subrogation, contribution and similar or comparable rights. (This proviso shall be construed with the goal of maximizing the amount of indebtedness secured hereunder without rendering Grantor insolvent, leaving it with unreasonably small capital or unable to pay its debts as they become due (if and to the extent limited or prohibited by the Fraudulent Conveyance Laws)); and

     (iii) the performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of Grantor or any ESA Subsidiary but not ESA, ESA Management, Inc. or ESA Development, Inc., for the benefit of Beneficiary (collectively, the "Obligations") under (i) this Deed of Trust, (ii) the ESA Loan Agreement, (iii) the Property Loan Agreement, (iv) any deeds of trust or mortgages in addition to this Deed of Trust now or hereafter made by Grantor or any ESA Subsidiary for the benefit of Beneficiary to secure the Aggregate Debt (such additional deeds of trust and mortgages, as they may hereafter be amended, supplemented or modified from time to time, collectively, the "Additional Mortgages"), (v) any supplemental agreements, undertakings, instruments, documents or other writings executed by Grantor as a condition to advances under the Note or otherwise in connection with the ESA Loan Agreement, (vi) all chattel mortgages, pledges, powers of attorney, consents, assignments, notices, leases and financing statements heretofore, now or hereafter executed by or on behalf of Grantor or any other Person (hereinafter defined) and/or delivered to Beneficiary in connection with the Note or the transactions contemplated thereby, and (vii) any extensions, renewals, replacements or modifications of any of the foregoing (this Deed of Trust, the ESA Loan Agreement, the Property Loan Agreement, the Additional Mortgages and any other supplemental agreements, undertakings, instruments, documents or other writings executed in connection with any of the foregoing, together with (x) the foregoing powers of attorney, consents, assignments, notices, leases and financing statements, (y) any guarantees of the Aggregate Debt and the Obligations and (z) any security agreements or assignments now or hereafter made to secure the Aggregate Debt and the Obligations (all of the foregoing documents, collectively, the "Loan Documents"). The maximum amount secured by this Deed of Trust shall be limited to the lesser of: (x) in a state without a mortgage recording tax, or in a state where the maximum recording tax payable is met or exceeded by clause (y), $300,000,000 or (y) $____________, which is agreed to be
          250% of the Value of the Property on the date hereof; and

     (iv) and in consideration of Ten Dollars ($10.00), in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, Grantor does hereby mortgage, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, grant a security interest, set over and confirm unto Trustee, and to its successors and assigns in trust, forever, the following described real and other property and all substitutions for and all replacements, reversions and remainders of such property, whether now owned or held or hereafter acquired by Grantor (collectively, the "Property"):

          All those plots, pieces or parcels of land more particularly described in Exhibit A annexed hereto and made a part hereof together with the right, title and interest of Grantor, if any, in and to the streets and in and to the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging to, or in any way appertaining to, said land, all easements now or hereafter benefitting said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights (collectively, the "Land");

          TOGETHER with the buildings and other improvements now or hereafter erected on the Land (the buildings and other improvements, collectively, the "Buildings");

          TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents, issues, profits and revenues of the Real Estate (hereinafter defined) and all of the estate, right, title, interest, dower and right of dower, curtesy and right of curtesy, property, possession, claim and demand whatsoever, both in law and at equity, of Grantor of, in and to the Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

          TOGETHER with all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof now owned or hereafter acquired by Grantor and now or hereafter attached or affixed to, or constituting a part of, the Real Estate or any portion thereof (collectively, the "Fixtures," and together with the Buildings and the Land collectively, the "Real Estate"), including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, it being understood and agreed that all of the Fixtures are appropriated to the use of the Real Estate and, for the purposes of this Deed of Trust, shall be deemed conclusively to be Real Estate and conveyed hereby;

          TOGETHER with all drainage, mineral, water, oil, gas, timber and sewer pipes, conduits and wires, and other facilities furnishing utility or other services and other similar rights now or hereafter benefitting the Real Estate or any portion thereof or appertaining thereto;

          TOGETHER with Grantor's right, title and interest in, to and under all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements which now or hereafter may affect the Real Estate or any portion thereof and under any and all guarantees, modifications, renewals and extensions thereof (collectively, the "Leases"), and in and to any and all deposits made or hereafter made as security under the Leases, subject to the prior legal rights under the Leases of the lessees making such deposits, together with any and all of the room charges, other fees and charges payable by guests or users, benefits, revenues, income, rents, issues and profits due or to become due or to which Grantor is now or hereafter may become entitled arising out of the Leases or the Real Estate or any portion thereof (collectively, the "Rents");

          TOGETHER with the Insurance Proceeds and the Condemnation Proceeds to the extent of the entire amount of the Debt outstanding as of the date of Beneficiary's receipt of any such Insurance Proceeds or Condemnation Proceeds, notwithstanding that the entire amount of the Debt may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Trustee in connection with the collection of any such Insurance Proceeds or Condemnation Proceeds. Grantor hereby assigns to Trustee and Beneficiary, and Beneficiary is hereby authorized to collect and receive, all Insurance Proceeds and Condemnation Proceeds and to give proper receipts and acquittances therefor and to apply the same toward the Debt as herein set forth notwithstanding that the entire amount of the Debt may not then be due and payable. Grantor hereby agrees to make, execute and deliver, from time to time, upon demand, such further documents, instruments or assurances as may be requested by Trustee or Beneficiary to confirm the assignment of the Insurance Proceeds and the Condemnation Proceeds to Trustee, free and clear of any interest of Grantor whatsoever therein and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

          TOGETHER with all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate, and in each such case, the foregoing shall be deemed a part of the Real Estate and shall become subject to the lien of this Deed of Trust as fully and completely, and with the same priority and effect, as though now owned by Grantor and specifically described herein, without any further deed of trust, mortgage, conveyance, assignment or other act by Grantor;

          TOGETHER with all of Grantor's rights to further encumber the Property for debt.

          TO HAVE AND TO HOLD the Property, and the rights and privileges hereby deeded or intended so to be unto Trustee and its successors and assigns for the uses and purposes herein set forth, until the Debt is fully paid and the Obligations are fully performed in accordance with the provisions set forth herein and in the other Loan Documents.

          Grantor, for itself and its successors and assigns, further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:


1    DEFINITIONS AND ACCOUNTING TERMS

     1.1 Defined Terms. As used in this Deed of Trust, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Property Loan Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "Appraisal" means an appraisal using methodologies reasonably acceptable to Beneficiary at the time such appraisal is or was made and performed by a Recognized Appraiser.

     "Applicable Rate" means, for any period, the rate per annum specified in the Note.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

     "Closing Date" means the date hereof.

     "Collateral" means the Property and all other property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents, as such term is defined in the ESA Loan Agreement.

     "Contract" means any contract, agreement, undertaking, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, deed of trust, license, franchise, insurance policy, commitment or other arrangement or agreement.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "Default" means any event that would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

     "Default Rate" shall be a rate equal to four percent (4%) above the rate otherwise applicable, subject to Section 17.15 hereof.

     "Default Rate Interest" means, to the extent the Default Rate becomes applicable, interest in excess of the interest that would have accrued on (a) the Loan and (b) to the extent permitted by law, any accrued but unpaid interest, if the Default Rate was not applicable.

     "Development Laws" means all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

     "Dollars" and the sign "$" each mean the lawful money of the United States of America.

     "Environmental Problem" means any of the following:

          (a) the presence of any Hazardous Material on, in, under, or above all or any portion of the Property;

          (b) the release of any Hazardous Material from or onto the Property;

          (c) the violation of any Environmental Statute with respect to the Property; or

          (d) the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof. Notwithstanding the foregoing, this definition of Environmental Problem shall not include use and storage for use of heating oil, ordinary cleaning fluids and pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with Legal Requirements, the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Property or any part thereof.

     "Environmental Statute" means any effective, applicable or relevant federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Grantor, including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Grantor relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
(S)9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. (S)6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (S)1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. (S)2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. (S)7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. (S)4321, the Rivers and Harbours Act of 1899, 33 U.S.C. (S)401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. (S)1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (S)651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S)300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

     "Fiscal Year" means the twelve month period commencing on January 1 and ending on December 31 during each year of the term of this Deed of Trust or such other fiscal year of Grantor as Grantor may select from time to time with the prior written reasonable consent of Beneficiary.

     "GAAP" means generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

     "Governmental Authority" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

     "Hazardous Material" means any flammable, explosive or radioactive material, hazardous material or waste, hazardous or toxic substance, pollutants or related material, asbestos or any material containing asbestos, or any other substance or material as defined in or regulated by any Environmental Statutes.

     "Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Deed of Trust, ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any rents, common area charges, reciprocal easement fees and other payments (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Grantor (including, without limitation, all franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Property is located) or Beneficiary, (b) the Property or any part thereof or any rents, common area charges, reciprocal easement fees and other payments therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property, or any part thereof, or the leasing or use of the Property, or any part thereof, or the acquisition or financing of the acquisition of the Property, or any part thereof, by Grantor.

     "Indebtedness" of any Person means:

          (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services,

          (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments,

          (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

          (iv)   all capitalized lease obligations of such Person,

          (v)    all Contingent Obligations of such Person,

          (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

          (vii) all obligations of such Person under interest rate swap or hedging contracts,

          (viii) all Indebtedness referred to in clause (i), (ii), (iii), (iv),
(v), (vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

          (ix)   in the case of Grantor, the Obligations, and

          (x) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in conformity with GAAP.

     "Independent" means, when used with respect to any Person, a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Grantor, or in any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of Grantor and
(iii) is not connected with Grantor or any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of Grantor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

     "Insurance Requirements" means all terms of any insurance policy required by this Deed of Trust, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other Person exercising similar functions.

     "Legal Requirement" means as to any Person, the certificate of incorporation and by-laws or other organization or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to secure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor (excluding precautionary filings).

     "Loan Party" means Grantor, ESA and each Affiliate of Grantor or ESA that executes and delivers a Loan Document.

     "Material Adverse Change" means a material adverse change in (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of ESA and its Subsidiaries taken as one enterprise or ESA and the Borrowers taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of Grantor to repay the Obligations or of any Loan Party to perform its material obligations under any Loan Document, or (e) the rights and remedies of Beneficiary under the Loan Documents.

     "Maturity Date," means the maturity date set forth in the Note or such other date pursuant to which the Note becomes due and payable, whether at stated maturity or by declaration of acceleration, or otherwise.

     "Net Proceeds" means the excess of (i)(x) the purchase price (at foreclosure or otherwise) actually received by Beneficiary with respect to the Property as a result of the exercise by Beneficiary of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or
(y) in the event that Beneficiary (or Beneficiary's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (ii) all costs and expenses, including, without limitation, all attorneys' fees (to the extent approved by the court in the case of a judiciary foreclosure) and disbursements and any brokerage fees, if applicable, incurred by Beneficiary in connection with the exercise of such remedies, including the sale of such Property after a foreclosure against the Property.

     "Payment Date" means, with respect to each month, the first calendar day in such month, or if such day is not a Business Day, the next following Business Day.

     "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Principal Amount" means the principal amount of the debt as such amount may be increased or decreased from time to time pursuant to the terms of this Deed of Trust, the Note or the other Loan Documents.

     "Principal Payments" means all payments of principal made pursuant to the terms of the Note.

     "Property Agreements" means all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments affecting the Property, but not including any brokerage agreements, management agreements, service contracts, Leases or the Loan Documents.

     "Rating Agency" means any nationally recognized statistical agency selected by Beneficiary including, without limitation, Duff & Phelps Rating Co., Fitch Investors Services, Inc., Moody's Investors Services, Inc., and/or Standard and Poors Corporation, collectively, and any successor to any of them; provided, however, that at any time during which the Loan is an asset of a securitization, "Rating Agency" means the rating agency or rating agencies that from time to time rate the securities issued in connection with such securitization.

     "Recognized Appraiser" means a qualified and MAI certified professional appraiser as may be selected or approved by Beneficiary, having at least five
(5) years' prior experience in performing real estate appraisals in the geographic area where the property being appraised is located and having a recognized expertise in appraising properties operated as hotel or other lodging facilities.

     "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of the Real Estate.

     "Remedial Action" means all actions including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring facilities on any property owned, leased or operated by Grantor into compliance with all Environmental Laws and Environmental Permits.

     "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Statutes, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person.

     "Single Purpose Entity" means a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an undivided 100% ownership interest in a Hotel Property (unless Lender, in its sole discretion consents to the Single Purpose Entity owning more than one Hotel Property), does not engage in any business unrelated to the Hotel Property, does not have any assets other than those related to its interest in the Hotel Property or any indebtedness other than as permitted by this Deed of Trust or the other Loan Documents, has its own separate books and records and has its own accounts, in each case that are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person, and meets Beneficiary's reasonable requirements (including organizational and structural requirements) to establish that, after the guaranty of ESA as provided in the ESA Loan Agreement is terminated with respect to the Loan pursuant to Section 8.9 of the ESA Loan Agreement and the Indemnification obligations of ESA pursuant to Section 15.5 of the ESA Loan Agreement are terminated, such Person would not be consolidated with ESA for bankruptcy purposes.

     "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

     "Taking" means a condemnation or taking pursuant to the lawful exercise of the power eminent domain.

     "Title Insurance Policy" means a paid and effective commitment for title insurance issued by a title company acceptable to Beneficiary, in such form and amounts as are reasonably acceptable to Beneficiary, insuring that this Deed of Trust is a valid, first priority Lien on the Property subject only to such Permitted Encumbrances (except to the extent there is a material change in the Permitted Encumbrance, in which case Beneficiary shall exercise its reasonable discretion in determining if the previously permitted encumbrance shall remain a Permitted Encumbrance) and such other exceptions to title as shall be acceptable to Beneficiary in its reasonable discretion and containing such endorsements and affirmative insurance as Beneficiary may reasonably require and as are obtainable in the applicable jurisdiction (it being understood that Beneficiary shall not require a zoning endorsement if it shall receive a zoning opinion or letter from the relevant Governmental Authority providing similar assurances, in form reasonably satisfactory to Beneficiary), and true copies of each document, instrument or certificate required by the terms of each such policy, or required to be, or have been, executed, filed, or recorded, in connection with this Deed of Trust.

     "Unscheduled Payments" means (i) all Loss Proceeds (as defined in the Property Loan Agreement) that Grantor has elected or is required to apply to the repayment of the Loan pursuant to this Deed of Trust, the Note or any other Loan Documents, (ii) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments, (iii) any Net Proceeds and
(iv) any amounts paid from the Curtailment Reserve Sub-Account pursuant to the Property Loan Agreement.

     "Use Requirements" means any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Property or any part thereof.

     "Yield Maintenance Premium" means the premium that shall be the product of

     (1)  a fraction, the numerator of which is the positive excess, if any, of

          (i) the present value of all future payments of principal and interest on the Principal Amount, including the principal amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the sum of (a) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, and (b) fifty (50) basis points, over

          (ii) the Principal Amount immediately before such prepayment,

          and the denominator of which is the Principal Amount immediately prior to the prepayment, and

     (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index referred to in
(1) above shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     1.2 Computation of Time Periods. In this Deed of Trust, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

     1.4  Certain Terms.

          A. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Deed of Trust as a whole, and not to any particular Article,

Section, subsection or clause in this Deed of Trust. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Deed of Trust.

          B. The term "Beneficiary" includes its successors and each assignee of Beneficiary who becomes a party hereto pursuant to the Property Loan Agreement.


2    REPRESENTATIONS AND WARRANTIES

To induce Beneficiary to enter into this Deed of Trust, Grantor represents, warrants and covenants to Beneficiary as follows:

     2.1 Lien Priority. This Deed of Trust is a valid and enforceable first lien on the Property, free and clear of all encumbrances and liens having priority over the lien of this Deed of Trust, except for the items set forth as exceptions to or subordinate matters in the Title Insurance Policy insuring the lien of this Deed of Trust, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided hereby or materially affect the value or marketability of the Property (such items, the "Permitted Encumbrances").

     2.2 Title. Grantor owns the Property including the Real Estate and subject only to the Permitted Encumbrances, Grantor has good, insurable and marketable fee simple title to and has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the Property. Grantor will preserve its interest in and title to the Property and will forever warrant and defend the same to Beneficiary against any and all claims made by, through or under Grantor and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Grantor. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust and shall inure to the benefit of and be enforceable by Beneficiary in the event Beneficiary acquires title to the Property pursuant to any foreclosure. Except as disclosed on Schedule 2.2 attached hereto, as of the date hereof there are no outstanding options or rights of first refusal to purchase the Property or Grantor's ownership thereof.

     2.3 Taxes and Impositions. All taxes and other Impositions and governmental assessments due and owing in respect of, and affecting, the Property have been paid. Grantor has paid all Impositions that constitute special governmental assessments in full, except for those assessments that are permitted by applicable Legal Requirements to be paid in installments, in which case all installments that are due and payable have been paid in full. There are no pending, or to Grantor's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

     2.4 Casualty; Flood Zone. The Real Estate is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Property or the use for which the Property was intended. No portion of any building or operating system located on the Real Estate is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR (S) 1909.1) or Grantor has obtained the flood insurance required under the Property Loan Agreement. The Real Estate either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Grantor has obtained the flood insurance required under Section 6.1.E.

     2.5 Completion; Encroachment. All Buildings necessary for the efficient use and operation of the Property that were included for purposes of determining the appraised value of the Property in the Appraisal delivered pursuant to the ESA Loan Agreement have, except as otherwise disclosed in writing to Beneficiary, been completed and none of the Buildings lie outside the boundaries and building restriction lines of the Real Estate. Except as set forth in the Title Insurance Policy insuring the lien of this Deed of Trust, or the survey delivered to Beneficiary and approved by Beneficiary, no improvements on adjoining properties encroach upon the Real Estate.

     2.6 Subdivision. The Real Estate is or will be taxed separately without regard to any other real estate, and the Property constitutes a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Property is required under applicable Legal Requirements), and for all purposes may be mortgaged, conveyed or otherwise dealt with as an independent parcel.

     2.7 Use. The existence of all Buildings, the present use and operation thereof and the access of the Property to all of the utilities and other items referred to in Section 2.10 hereof are in compliance in all material respects with all Leases, if any, affecting the Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements. Grantor has not received any notice from any Governmental Authority alleging any uncured violation relating to the Property of any applicable Legal Requirements.

     2.8 Licenses and Permits. Grantor currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person that are material for the lawful occupancy and operation of the Real Estate or which are material to the ownership or operation of the Property or the conduct of Grantor's business. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

     2.9 Property Proceedings. There are no actions, suits or proceedings pending or, to the best of Grantor's knowledge, threatened, in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Real Estate or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Property or any part thereof, (C) the condemnation of the Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Real Estate required for access or the denial or limitation of access to the Property or any part thereof from any point of access to the Property, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Real Estate as presently being conducted, (B) any material improvements located on the Property or any part thereof cannot be located thereon or operated with their intended use or
(C) the operation of the Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Leases or Property Agreements or (iii) that (A) might affect the validity or priority of any Loan Document or (B) have a Material Adverse Change. Grantor is not aware of any facts or circumstances that may give rise to any actions, suits or proceedings described in the preceding sentence.

     2.10 Utilities. The Real Estate has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Real Estate or through permanent insurable easements benefiting the Real Estate) fire and police protection, parking, and means of direct access between the Real Estate and public highways over recognized curb cuts (or such access to public highways is through private roadways that may be used for ingress and egress pursuant to permanent insurable easements).

     2.11 Mechanics' Liens. The Real Estate is free and clear of any mechanics' liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Deed of Trust, except those that are insured against by the Title Insurance Policy.

     2.12 Insurance. The Property is insured in accordance with the requirements set forth in Article 6 hereof.

     2.13 Leases. Except as disclosed to and approved in writing by Beneficiary on the date of this Deed of Trust, there are no Leases.

     2.14 Property Agreements.

          A. Grantor has delivered to Beneficiary true, correct and complete copies of all Property Agreements.

          B. Except for Permitted Encumbrances, no Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Deed of Trust.

          C. No default exists or, to the best knowledge of Grantor, with the passing of time or the giving of notice or both would exist under any Property Agreement that would, in the aggregate, have a Material Adverse Change.

          D. Grantor has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, will exist under the provisions of any Property Agreement.

          E. No condition exists whereby Grantor or any future owner of the Property may be required to purchase any other parcel of land that is subject to any Property Agreement or that gives any Person a right to purchase, or right of first refusal with respect to, the Property except as disclosed in advance in writing to Beneficiary and approved by Beneficiary either at the time of presentation of any property as a Proposed Hotel in accordance with the ESA Loan Agreement or, if subsequent to that date but prior to the date hereof, as of the date hereof.

          F. To the best knowledge of Grantor, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Beneficiary in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exists in any Property Agreement.

          G. To the best knowledge of Grantor, all "pre-opening" requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Grantor's knowledge, no condition now exists which would permit any party to any such Property Agreement to refuse to honor its obligations thereunder.

          H. To the best knowledge of Grantor, all work, if any, to be performed by Grantor or by the seller under the purchase agreement under each of the Property Agreements has been substantially performed, all contributions to be made by Grantor to any party to such Property Agreements have been made, and all other conditions to such party's obligations thereunder have been satisfied.

     2.15 Personal Property. Grantor has delivered to Beneficiary a true, correct and complete schedule of all personal property, if any, owned by Grantor and located upon the Property or that is material to the use or operation of the Property and Grantor represents that it has good and marketable title to all such owned personal property, free and clear of any liens, except for liens created under the Loan Documents and any other Permitted Indebtedness, as defined in the Property Loan Agreement. Grantor represents and warrants to Beneficiary that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Property, except for the equipment leased by Grantor purchased by Grantor under installment contracts owned by Grantor or by Manager for the management, operation or maintenance of the Property in accordance with the Loan Documents;
(ii) the equipment and the leased equipment constitutes all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Property; and (iii) all of the owned equipment is free and clear of all liens, except for the lien of this Deed of Trust and the Permitted Encumbrances.

     2.16 Leasing Brokerage and Management Fees. There are no brokerage fees or commissions payable by Grantor with respect to the leasing of space or the renting of rooms at the Property and there are no management fees payable by Grantor with respect to the management of the Property, except as contemplated by the Management Agreement.

     2.17 Representations Generally. The representations and warranties contained in this Deed of Trust, or the review and inquiry made on behalf of Grantor therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties. No statement of fact made by or on behalf of Grantor in this Deed of Trust or in any certificate, document or schedule furnished to Beneficiary pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Grantor's best knowledge where so provided herein). There is no fact presently known to Grantor that has not been disclosed to Beneficiary that would constitute a Material Adverse Change.

3    COVENANTS OF GRANTOR

     3.1 Repayment of the Loan. Grantor shall repay the Debt at the time and in the manner provided in the Note, the Loan Agreement and the other Loan Documents, all in lawful money of the United States of America.

     3.2  Removal of Liens.

          A. Grantor shall, at its expense, maintain this Deed of Trust as a first lien on the Property and shall keep the Property free and clear of all liens of any kind and nature other than the Permitted Encumbrances. Grantor shall, within 30 days following the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Beneficiary, shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of the discharge thereof (or in states in which such liens cannot be removed of record by other than payment in full, insuring over such lien).

          B. Without limitation to the provisions of Section 3.2.A hereof, Grantor shall (i) pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics' or other lien on the Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Beneficiary, everything reasonably necessary to preserve in full the lien of this Deed of Trust. If Grantor fails to comply with the requirements of this Section, then, upon 5 Business Days' prior notice to Grantor, Beneficiary may, but shall not be obligated to, pay any such lien, and Grantor shall, within 5 Business Days after Beneficiary's demand therefor, reimburse Beneficiary for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Loan. Nothing contained herein shall be deemed a consent or request of Beneficiary, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

          C. Notwithstanding the foregoing, Grantor may contest any lien of the type set forth in subparagraph 3.2.B.i or 3.2.B.ii provided that, following prior notice to Beneficiary (i) Grantor is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Beneficiary or any of its agents, employees, officers, or directors, (ii) Grantor shall preclude the collection of, or other realization upon, any contested amount from the Property or any interest in the Property,
(iii) neither the Property nor any part thereof nor interest therein, shall be in any practical danger of being sold, forfeited or lost by reason of such contest by Grantor, (iv) such contest by Grantor shall not affect the ownership, use or occupancy of the Property, (v) such contest by Grantor shall not subject Beneficiary or Grantor to the risk of civil or criminal liability (other than the civil liability of Grantor for the amount of the bond in question), (vi) Grantor has given Beneficiary prompt notice of the bonding (or the appropriate method of removing such lien of record (or in states in which such liens cannot be removed of record by other than payment in full, insuring over such lien) of such lien by Grantor and, upon request by Beneficiary from time to time, notice of the status of such contest by Grantor and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (vi) of this sub-section, (vii) Grantor shall promptly pay the obligation secured by such lien upon a final determination of Grantor's liability therefor, and (viii) unless such lien shall have been bonded or removed of record or insured over, if not bonded as noted above, Grantor shall deliver to Beneficiary cash, a bond or other security acceptable to Beneficiary equal to 110% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Beneficiary.

     3.3 Cost of Defending and Upholding this Deed of Trust Lien. If any action or proceeding is commenced to which Beneficiary is made a party relating to the Loan Documents and/or the Property or Beneficiary's interest therein or in which it becomes necessary to defend or uphold the lien of this Deed of Trust or any other Loan Document, Grantor shall, on demand, reimburse Beneficiary for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Beneficiary in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

     3.4 Further Acts, Etc. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the Property and rights mortgaged hereby, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Deed of Trust (after notice to Grantor, if practicable under the circumstances) and to effect the intent hereof, all as fully and effectually as Grantor might or could do, provided that Grantor's obligations hereunder shall not be materially increased or altered; and Grantor hereby ratifies all that Beneficiary shall lawfully do or cause to be done by virtue hereof consistent with the terms hereof.

     3.5 Recording of Deed of Trust, Etc. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Property. Grantor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law to do so, in which event Beneficiary may declare the Loan to be immediately due and payable. Grantor shall hold harmless and indemnify Beneficiary, and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Deed of Trust or any other Loan Document.


4    TRANSFER OR ENCUMBRANCE OF THE PROPERTY; ASSUMABILITY

     4.1 Definition of Transfer. The term "Transfer" shall include any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, whether or not for consideration or of record) any legal or beneficial interest including, without limitation, an installment sales agreement; an agreement by Grantor leasing all or a substantial part of the Property to one or more Persons pursuant to a single or related transaction (excluding space leases to third party tenants entered in the normal course of Grantor's business and in compliance with the terms of this Deed of Trust) or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rent.

     4.2 No Transfer. Except as provided in the Management Agreement and any other guest lodging agreement approved in advance in writing by Beneficiary, Grantor shall not Transfer:

          A. the Property or any interest therein unless such Property or interest herein is released from this Deed of Trust in accordance with the terms hereof;

          B.   any or all of the interests in Grantor;

and shall not, (i) merge with any Person, or (ii) consolidate with any Person without the prior written consent of Beneficiary in any such case, which consent Beneficiary may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Grantor may, provided that the Rating Agency reaffirms the rating of any securities issued in connection with the Loan and upon the approval of the trustee and servicer of any securitization in which the Loan is included and further provided Grantor complies with any requirements imposed by a Rating Agency, trustee or servicer, upon the payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan, Transfer the Property, in whole, but not in part, or any interest in Grantor, during the term of the Loan to an entity (i) that is a Single Purpose Entity, and (ii) that is acceptable to Beneficiary, in its reasonable discretion, in all respects provided that such transferee executes and delivers to Beneficiary an assumption of the Loan and all of the Loan Documents, together with all other documents reasonably requested by Beneficiary and pays all legal fees, recording charges and other transactional costs incurred by Beneficiary in connection with such transfer.


5    EVENTS OF DEFAULT

     5.1 Events of Default. The Loan shall become immediately due at the option of Beneficiary upon any one or more of the following events (each, an "Event of Default"):

          A. Grantor shall fail to pay any principal (including, without limitation, mandatory prepayments of principal and any prepayment premium) or interest on, the Note, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

          B. Any material representation or warranty made or deemed made hereunder or in connection with any Loan Document or by any Loan Party (or any of its officers) in writing shall prove to have been incorrect in any material respect when made or deemed made; or

          C. Grantor shall fail to perform or observe any term, covenant or agreement contained in this Deed of Trust or in any other Loan Document if such failure under this clause shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to Grantor or the other person entitled thereto by Beneficiary; or

          D. Any Loan Party or any of its Subsidiaries shall fail to pay any principal or premium or interest on any Indebtedness of such Loan Party or Subsidiary (excluding (i) Indebtedness evidenced by the Notes, (ii) Indebtedness to trade creditors incurred in the ordinary course of business and which failure to pay as aforesaid would not have a Material Adverse Change and in the case of ESA only, Indebtedness in principal amount of $10,000,000 or more) beyond the period of grace (not to exceed 30 days), if any, with respect thereto (whether the same becomes due and payable by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

          E. An Event of Default shall occur with respect to any loan to an ESA Subsidiary or with respect to the ESA Loan Agreement or under any other Loan Document; or

          F. Grantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection; or

          G. One or more judgments or orders for the payment of money in an aggregate amount in excess of $250,000 to the extent not fully covered by insurance shall be rendered against Grantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          H. An event shall occur with respect to any Plan, Pension Plan or Multiemployer Plan and the duties and obligations of Grantor, or any ERISA Affiliate thereunder, which in the reasonable determination of Beneficiary, is reasonably likely to have a Material Adverse Change; or

          I. Grantor shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against Grantor, in any case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and such judgment, order, decree or similar action is reasonably likely to have a Material Adverse Change; or

          J. Any material provision of this Deed of Trust or any Loan Document after delivery thereof which is not controlled by Section 5.1K, shall for any reason cease to be valid and binding on any Loan Party thereto, or any Loan Party shall so state in writing; or

          K. The Deed of Trust or any Loan Document after delivery thereof shall, for any reason, cease to create a valid Lien on any of the collateral purported to be covered thereby or such Lien shall cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; provided; however; that if such provision was valid and binding at inception and ceased to be valid and binding through no act or omission of Grantor, then Grantor shall have 14 days to attempt cure such defect and if unable to do so, then Grantor shall prepay the Loan in accordance with Article 13 of the ESA Loan Agreement within 14 days thereafter and no Event of Default shall arise hereunder upon such prepayment; or

          L. There shall occur a Material Adverse Change or an event which is reasonably likely to have a Material Adverse Change; or

          M. Manager shall default in the observance or performance of any material provision of a Management Agreement and such defaults, in the aggregate, are reasonably likely to have a Material Adverse Change; or

          N.   The breach of any part of Section 4.2 hereof.

     5.2  Remedies.

          A. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, in addition to any other rights or remedies available to it hereunder, under the other Collateral Documents, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Grantor and in and to the Property or any one or more of them, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Beneficiary hereunder, at law or in equity:

               i. declare all or any portion of the unpaid Aggregate Debt to be immediately due and payable and the obligation of Beneficiary to make any further advances of money to Grantor to be terminated; provided, however, that upon the occurrence of any of the events specified in Section 5.1.F, the entire Aggregate Debt will be immediately due and payable and Beneficiary's obligation to make further advances of money to Grantor shall be immediately terminated without notice or demand or any other declaration of the amounts due and payable; or

               ii. bring an action to foreclose this Deed of Trust and without applying for a receiver for the Rents, but subject to the rights of the tenants under any Leases, enter into or upon the Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Property or any part thereof, (C) exercise all rights and powers of Grantor with respect to the Property or any part thereof, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property and every part thereof, and (D) apply the receipts from the Property or any part hereof to the payment of the Aggregate Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Property or any part thereof, as well as just and reasonable compensation for the services of Beneficiary's third-party agents; or

               iii. have an appraisal or other valuation of the Property or any part thereof performed by a Recognized Appraiser (and Grantor covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Beneficiary in connection therewith shall constitute a portion of the Debt and be secured by this Deed of Trust and shall be immediately due and payable to Beneficiary with interest, at the Default Rate, until the date of receipt by Beneficiary; or

               iv. sell the Property or institute proceedings for the complete foreclosure of this Deed of Trust, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Deed of Trust in which case the Property or any part thereof may be sold for cash or credit in one or more parcels; or

               v. with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Deed of Trust, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Deed of Trust for the portion of the Debt or Aggregate Debt then due and payable, subject to the lien of this Deed of Trust continuing unimpaired and without loss of priority so as to secure the balance of the Loan not then due; or

               vi. sell the Property or any part thereof and any or all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Beneficiary, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien on the remaining portion of the Property; or

               vii. institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or

               viii. recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Deed of Trust; or

               ix. require, at Beneficiary's option, Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Grantor and may require Grantor to vacate and surrender possession to Beneficiary of the Property or to such receiver and Grantor may be evicted by summary proceedings or otherwise; or

               x. without notice to Grantor (A) apply all or any portion of the cash collateral in the Basic Carrying Costs Sub-Account (as defined in the Property Loan Agreement), including any interest and/or earnings therein, to carry out the obligations of Grantor under this Deed of Trust and the other Loan Documents, to protect and preserve the Property and for any other purpose permitted under this Deed of Trust and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Beneficiary to be applied against the Loan in the order and priority set forth in the Note; or

               xi. pursue any or all such other rights or remedies as Beneficiary may have under applicable law or in equity including, all rights and remedies of the beneficiary or mortgagee under the Additional Mortgages; provided, however, that the provisions of this Section shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Grantor hereby waives, to the fullest extent permitted by Legal Requirements, any defense Grantor might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Beneficiary.

          B. Upon the occurrence and during the continuance of an Event of Default Beneficiary shall have the power to sell the Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Beneficiary may deem best for the interest of Beneficiary, or as may be required or permitted by applicable Legal Requirements, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Property in fee simple by Beneficiary's deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums that then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this Section or otherwise, shall be applied as follows:

     First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Beneficiary's legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Beneficiary under this Deed of Trust, together with interest as provided herein on all such advances made by Beneficiary, and all Impositions, except any Impositions or other charges subject to which the Property shall have been sold;

     Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the

     Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

     Third: To the payment of any other portion of the Aggregate Debt required to be paid by Grantor pursuant to any provision of this Deed of Trust, the Note, or any of the other Loan Documents; and

     Fourth: The surplus, if any, to Grantor unless otherwise required by Legal Requirements.

Beneficiary and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

          C. Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          D. Upon the completion of any sale or sales made by Beneficiary under or by virtue of this Section, Beneficiary, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all of the estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if so requested by Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgement of Beneficiary, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Grantor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Grantor.

          E. In the event of any sale made under or by virtue of this Section (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Aggregate Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

          F. Upon any sale made under or by virtue of this Section (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Loan the net sales price after deducting therefrom the expenses of the sale and the reasonable costs of the action.

          G. No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Grantor shall release the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired until all amounts due under the Note, this Deed of Trust and the other Loan Documents are paid in full.

     5.3 Payment of Debt After Default. If following the occurrence and during the continuance of any Event of Default, Grantor shall tender payment of an amount sufficient to satisfy the Aggregate Debt or any other debt secured hereby including the other Subsidiary Notes, in whole or in part, at any time prior to a foreclosure sale of the Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note, Grantor shall, in addition to the entire Aggregate Debt, and any other debt secured hereby including the other Subsidiary Notes, also pay to Beneficiary a sum equal to interest that would have accrued on the principal balance of the Note at the Applicable Rate from the date of such tender to the earlier of (a) the Maturity Date or (b) the first day of the period during which prepayment of the principal balance of the Note would have been permitted together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Grantor shall be deemed to be a voluntary prepayment of the principal balance of the Note, and Grantor shall, in addition to the entire Aggregate Debt, also pay to Beneficiary the applicable prepayment consideration specified in the Note and this Deed of Trust.

     5.4 Possession of the Property. Upon the occurrence and during the continuance of any Event of Default hereunder and the acceleration of the Loan or any portion thereof, Grantor, if an occupant of the Property or any part thereof, upon demand of Beneficiary, shall immediately surrender possession of the Property (or the portion thereof so occupied) to Beneficiary, and if Grantor is permitted to remain in possession, the possession shall be as a month-to-month tenant of Beneficiary and, on demand, Grantor shall pay to Beneficiary monthly, in advance, a reasonable rental for the space so occupied and in default thereof Grantor may be dispossessed. The covenants herein contained may be enforced by a receiver of the Property or any part thereof. Nothing in this Section shall be deemed to be a waiver of the provisions of this Deed of Trust making the Transfer of the Property or any part thereof without Beneficiary's prior written consent an Event of Default.

     5.5 Interest After Default. If any amount due under the Note, this Deed of Trust or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Grantor shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Beneficiary, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Deed of Trust. All unpaid and accrued interest shall be secured by this Deed of Trust as part of the Loan. Nothing in this Section or in any other provision of this Deed of Trust shall constitute an extension of the time for payment of the Loan.

     5.6 Grantor's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Beneficiary to obtain judgment on the Loan, or of any other nature in aid of the enforcement of the Loan Documents, Grantor will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Beneficiary, consent to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

     5.7 Control by Beneficiary After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Grantor, or of any of its property, or of the Property or any part thereof, to the extent permitted by Legal Requirements, after an Event of Default Beneficiary shall be entitled to obtain possession and control of all property now and hereafter covered by this Deed of Trust in accordance with the terms hereof.

     5.8  Right to Cure Defaults.

          A. Upon the occurrence and during the continuation of any Event of Default, Beneficiary or its agents may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, remedy such Event of Default in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary and its agents are authorized to enter upon the Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Beneficiary's interest in the Property or any part thereof or to foreclose this Deed of Trust or collect the Loan, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this paragraph, shall constitute a portion of the Loan and shall be immediately due and payable to Beneficiary upon demand. All such costs and reasonable expenses incurred by Beneficiary or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Beneficiary. All such costs and expenses incurred by Beneficiary or its agents together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the Deed of Trust.

          B. If Beneficiary makes any payment or advance that Beneficiary is authorized by this Deed of Trust to make in the place and stead of Grantor (i) relating to the Impositions or tax liens asserted against the Property, Beneficiary may do so according to any bill, statement or estimate procured from the appropriate public office upon which Beneficiary has reasonably relied in good faith without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Beneficiary will be the sole judge of the legality or validity of same, provided Beneficiary has acted in good faith; or
(iii) relating to any other purpose authorized by this Deed of Trust but not enumerated in this Section, Beneficiary may do so whenever, in its reasonable judgment and discretion, the payment or advance seems necessary or desirable to protect the Property and the full security interest intended to be created by this Deed of Trust. In connection with any payment or advance made pursuant to this Section, Beneficiary has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company. The payments and the advances made by Beneficiary pursuant to this paragraph and the cost and expenses of said title report will be due and payable by Grantor on demand, together with interest at the Default Rate, and will be secured by this Deed of Trust.

     5.9 Recovery of Sums Required to Be Paid. After an Event of Default, Beneficiary shall have the right from time to time to take action to recover any sum or sums that constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Loan shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

     5.10 Marshalling and Other Matters. Grantor hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Property or any part thereof subsequent to the date of this Deed of Trust and on behalf of all Persons to the fullest extent permitted by applicable law.

     5.11 Tax Reduction Proceedings. After an Event of Default, Grantor shall be deemed to have appointed Beneficiary as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Aggregate Debt remains unpaid and any Event of Default shall be continuing.

     5.12 General Provisions Regarding Remedies.

          A. Right to Terminate Proceedings. Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 5.2 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

          B. No Waiver or Release. The failure of Beneficiary to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of an Event of Default and no payment by Beneficiary of any payment or obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or the Aggregate Debt or any other indulgence given by Beneficiary to Grantor or any other Person, shall operate to release or in any manner affect the interest of Beneficiary in the Property or the liability of

Grantor to pay the Debt or the Aggregate Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated.

          C. No Impairment; No Releases. The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification that Beneficiary may grant with respect to the Debt or the Aggregate Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of the Loan.


6    INSURANCE AND CASUALTY RESTORATION

     6.1 Maintenance of Insurance Policies. Grantor, at its sole cost and expense, for the mutual benefit of Grantor and Beneficiary, shall obtain and maintain during the entire term of this Deed of Trust policies of insurance against loss or damage by fire and lightning and against loss or damage by all other risks and hazards as required and in accordance with the terms and provisions of Article 6 of the Property Loan Agreement.

     6.2 Casualty Restoration. If the Real Estate shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Grantor shall give prompt written notice thereof to Beneficiary. Following the occurrence of a Casualty, Grantor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as existed prior to such damage or destruction, all to be effected in accordance with any Requirements of Law.


7    CONDEMNATION

     7.1  Notice of Condemnation.   Grantor shall promptly give Beneficiary
written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding against the Real Estate or the Buildings or any part thereof (a "Condemnation") and shall deliver to Beneficiary copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Grantor, regardless of whether an Award (as hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the Real Estate to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

     7.2 Application of Condemnation Awards. Beneficiary is hereby irrevocably appointed as Grantor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("Award") for any taking accomplished through a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Deed of Trust. Notwithstanding any taking in connection with a Condemnation by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Condemnation), Grantor shall continue to pay the Debt at the time and in the manner provided for in the Note, the Property Loan Agreement, this Deed of Trust and the other Loan Documents and the Loan shall not be reduced unless and until any Award shall have been actually received and applied by Beneficiary to expenses of collecting the Award and to discharge of the Loan. Beneficiary shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. All amounts to be paid in connection with a Condemnation shall be governed by the terms and provisions of the Property Loan Agreement.


8    SECURITY AGREEMENT UNDER UNIFORM COMMERCIAL CODE

This Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State in which the Property is located. Notwithstanding the filing of a financing statement covering any of the Property in the records normally pertaining to personal property, all of the Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Beneficiary's option (to the extent permitted by law), as part of the Real Estate whether or not any such item is physically attached to the Real Estate or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any of the Property shall never be construed in any way as derogating from or impairing this declaration and hereby stated intention of Grantor, Trustee and Beneficiary that such mention in the financing statement is hereby declared to be for the protection of Beneficiary in the event any court shall at any time hold that notice of the priority of this Deed of Trust, to be effective against any third party, including the Federal government or any authority or agency thereof, must be filed in the Uniform Commercial Code records. Pursuant to the provisions of the Uniform Commercial Code, Grantor hereby authorizes Beneficiary without the signature of Grantor to execute and file financing and continuation statements if Beneficiary shall determine, in its sole discretion, that such financing or continuation statements are necessary or advisable in order to preserve or perfect its security interest in the Fixtures covered by this Deed of Trust and Grantor shall pay to Beneficiary on demand, any expenses incurred by Beneficiary in connection with the preparation, execution and filing of such statements that may be filed by Beneficiary.

9    NO WAIVERS, ETC.

A failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof and Trustee and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms, covenants, conditions and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the security held for payment of the Debt or any portion thereof or for the performance of the Obligations secured by this Deed of Trust without, as to the remainder of the security, in any manner whatsoever, impairing or affecting the lien of this Deed of Trust or the priority of the lien of this Deed of Trust over any subordinate lien. Beneficiary may resort for the payment of the Aggregate Debt secured by this Deed of Trust to any other security therefor held by Trustee or Beneficiary in such order and manner as Beneficiary may elect.


10   COMPLIANCE WITH REQUIREMENTS

     10.1 Compliance with Legal Requirements.

          A. Grantor shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety, land use and development Legal Requirements, all Legal Requirements that may be applicable to the curbs adjoining the Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases. Grantor represents and warrants that, to the best of its knowledge after making due inquiry, the Property is in compliance in all respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Grantor and that Grantor reasonably believes there is no basis for the entering of such note or notices.

          B. Grantor shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided
(i) failure to comply therewith may not subject Beneficiary to any civil or criminal liability; (ii) prior to and during such contest, Grantor shall furnish to Beneficiary security reasonably satisfactory to Beneficiary, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement; (iii) no Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents; (iv) such contest shall not (unless Grantor shall comply with the provisions of clause (ii) of this Section) subject the Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Deed of Trust; (v) such contest shall not affect the ownership, use or occupancy of the Property; (vi) the Property or any part thereof or any interest therein shall not be in any practical danger of being sold, forfeited or lost by reason of such contest by Grantor; (vii) Grantor shall give Beneficiary prompt notice of the commencement of such proceedings and, upon request by Beneficiary, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i)-(vi) of this Section; and (viii) upon a final determination of such proceeding, Grantor shall take all steps necessary to comply with any requirements arising therefrom.

          C. Grantor shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Property. If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Property or any part thereof is discontinued, Grantor nevertheless shall, with respect to any vaults that may be necessary for the continued use of the Property, take such steps (including the making of any payment) to insure the continued use of vaults or replacements.

     10.2 Compliance with Recorded Documents. Grantor shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Property.


11   ENVIRONMENTAL COMPLIANCE

     11.1 Covenants, Representations and Warranties.

          A. Except as set forth in the Environmental Report (as defined in the ESA Loan Agreement), Grantor has not, at any time, and, to Grantor's best knowledge after due inquiry and investigation, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of Hazardous Materials on, to or from the Real Estate or any other real property owned and/or occupied by Grantor, and Grantor does not intend to and shall not use the Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of Hazardous Materials, except for use and storage for use of heating oil and ordinary chemicals and cleaning fluids and pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or become the basis for a lien against the Property or any part thereof.

          B. Grantor knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Property or any part thereof or any other real property owned and/or occupied by Grantor, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading in any material respect.

          C. Grantor shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids and pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or become the basis for a lien against the Property or any part thereof.

          D. Grantor represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Grantor, are threatened with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Property or any part thereof. Except as disclosed in the Environmental Report, Grantor has received no notice of, and, except as disclosed in the Environmental Report, after due inquiry, has no knowledge of any fact, condition, occurrence or circumstance that with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to

Hazardous Materials on, in, under or originating from the Property or any part thereof or any other real property owned or occupied by Grantor or arising out of the conduct of Grantor, including, without limitation, pursuant to any Environmental Statute.

          E.   [Reserved]

          F. In the event that there shall be filed a lien against the Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Grantor shall, within 90 days or, in the event that the applicable Governmental Authority has commenced steps to cause the Real Estate or any part thereof to be sold pursuant to the lien, within 30 days, from the date that Grantor receives notice of such lien, either (i) pay the claim and remove the lien from the Property, or (ii) furnish (A) a bond satisfactory to Beneficiary in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Beneficiary in an amount sufficient to discharge the claim out of which the lien arises.

          G. Grantor represents and warrants that (i) except as disclosed in the Environmental Report, Grantor has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Property, nor has Grantor been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Property nor any other property owned by Grantor is included or, to Grantor's best knowledge, after due inquiry and investigation, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or, to Grantor's knowledge, after due inquiry and investigation, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority. Grantor covenants that Grantor will comply with all Environmental Statutes and any other federal, state or local environmental statute, regulation or common law affecting or imposed upon Grantor or the Property.

          H. Grantor represents and warrants that, to Grantor's knowledge, all paint and painted surfaces existing within the interior or on the exterior of the Property do not contain lead or are maintained in a condition that prevents exposure of young children to lead-based paint, as of the date hereof. To Grantor's knowledge, there have been no claims for adverse health effects from exposure on the Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Property.

          I. Grantor represents and warrants that, to Grantor's knowledge, except in accordance with all applicable Environmental Statutes or as disclosed in the Environmental

Report, (i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located at the Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Property, (iii) no insulating material containing urea formaldehyde is located about the Property and (iv) no asbestos-containing material is located about the Property.

          J. Except with respect to the presence of de minimis amounts of Hazardous Materials in compliance with Legal Requirements, Grantor covenants that it shall notify Beneficiary in writing within 5 days of any circumstance or event that would constitute a change in the representation and warranties contained in Sections 11.1.A through 11.1.I, including, without limitation, any request for information or any inspection of the Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials or any other Environmental Problem and provide Beneficiary with copies of such request and any response to any such request or inspection.

          K. Grantor covenants that it shall where required by appropriate governmental authority, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Beneficiary with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials (except as permitted by Section 11.1.C), notifying Beneficiary of same in writing within 5 Business Days, in, on, over, under, from or affecting the Property or any part thereof in accordance with all such Legal Requirements applicable to the Property or any part thereof to the reasonable satisfaction of Beneficiary.

          L. Following the occurrence and during the continuation of an Event of Default hereunder, and without regard to whether Beneficiary shall have taken possession of the Property or a receiver has been requested or appointed or any other right or remedy of Beneficiary has or may be exercised hereunder, Beneficiary shall have the right (but not the obligation), upon 5 days prior notice to Grantor, to conduct such investigations, studies, sampling and/or testing of the Property or any part thereof as Beneficiary may, in its reasonable discretion, determine to conduct, relative to Hazardous Materials. All reasonable costs and expenses incurred in connection therewith including, without limitation, consultants' fees and disbursements and laboratory fees, shall constitute a part of the Loans and shall, upon demand by Beneficiary, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Beneficiary until reimbursed.

     11.2 Environmental Indemnification. Grantor shall defend, indemnify and hold harmless Beneficiary, and its successors and assigns, and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' and consultants' fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem occurring or existing (or for which contributing causes occurred or existed) prior to the date Beneficiary has taken over possession or management control of the Property, including, without limitation:

          A. the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report relative to the Property;

          B. any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report relative to the Property;

          C. any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report relative to the Property; and/or

          D. any violation of the provisions, covenants, representations or warranties of Section 11.1 hereof or of any Legal Requirement that is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report relative to the Property.

     Notwithstanding the foregoing provisions of this Section to the contrary, Grantor shall have no obligation to indemnify Beneficiary for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing that result directly from Beneficiary's willful misconduct or gross negligence. Any amounts payable to Beneficiary by reason of the application of this Section shall be secured by this Deed of Trust and shall, upon demand by Beneficiary, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Beneficiary until paid.

12   WAIVERS BY GRANTOR

     12.1 Grantor hereby waives all errors and imperfections in any proceedings instituted by Trustee or Beneficiary under this Deed of Trust, the ESA Loan Agreement, the Property Loan Agreement or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision which, nor shall Grantor at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Property prior to any sale or sales thereof which may be made pursuant to any provisions herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment, (iv) requires Trustee or Beneficiary to institute proceedings prior to any sale of the Property or prior to exercising any other remedy afforded Trustee or Beneficiary hereunder in the event of a Default, (v) affects any of the terms, covenants, conditions or provisions of this Deed of Trust, or
(vi) conflicts with or may affect, in a manner which may be adverse to Trustee or Beneficiary, any provision, covenant, condition or term of this Deed of Trust, the ESA Loan Agreement or any other Loan Document, nor shall Grantor at any time after any sale or sales of the Property pursuant to any provision herein claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Property or the portion thereof so sold.

     12.2 Grantor hereby waives the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets.


13   FAILURE TO CONSENT

If Grantor shall seek the approval by, or the consent of, either Beneficiary or Trustee hereunder or under any other Loan Document, and either Beneficiary or Trustee shall fail to refuse to give such consent or approval, Grantor shall not be entitled to any damages for any withholding or delay of such consent by either Beneficiary or Trustee, it being intended that Grantor's sole remedy shall be to bring an action for an injunction or specific performance, which remedy of an injunction or specific performance shall be available only in those cases in which either Beneficiary or Trustee has expressly agreed hereunder or under any other Loan Document not to unreasonably withhold or delay its consent or approval.

14   SUBSTITUTION OR RESIGNATION OF TRUSTEE

     14.1 Beneficiary may, without notice or cause and in Beneficiary's sole discretion, substitute a successor or successors to any Trustee named herein or acting hereunder to execute this Deed of Trust or may fill a vacancy in the position of Trustee hereunder. Upon such appointment, and without conveyance to the successor Trustee, the latter shall be vested with all title, powers and duties conferred upon any Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written instrument executed and acknowledged by Beneficiary, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, shall be conclusive proof of the proper appointment of such successor Trustee.

     14.2 Trustee may resign by written instrument executed by Trustee, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, and when delivered to Beneficiary in accordance with Section 17.2 hereof, shall be conclusive proof of the resignation of Trustee. Upon such resignation, Beneficiary may appoint a successor Trustee in accordance with Paragraph 14.1 hereof.


15   CONVEYANCE BY TRUSTEE/DEFEASANCE

Upon receipt by Trustee of written notice from Beneficiary that the Debt shall have been fully paid pursuant to the terms hereof and the other Loan Documents and the Obligations fully performed in accordance with the provisions hereof and the other Loan Documents or when a release is required under the ESA Loan Agreement, Trustee shall reconvey the Property, without warranty, to Grantor or such person or persons lawfully entitled thereto.

Any act which Trustee or Beneficiary is permitted to perform under this Deed of Trust, the ESA Loan Agreement, the Property Loan Agreement or any other Loan Document may be performed at any time and from time to time by Trustee or Beneficiary or by any person or entity designated by Trustee or Beneficiary, as the case may be. Any lease of the Property permitted under this Deed of Trust shall be made subject to the Deed of Trust, the ESA Loan Agreement, the Property Loan Agreement and any other Loan Document. Each appointment of Beneficiary as attorney-in-fact for Grantor under this Deed of Trust, the ESA Loan Agreement, the Property Loan Agreement or any other Loan Document shall be irrevocable and coupled with an interest. Beneficiary shall have the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction whenever such consent, approval, acceptance or satisfaction shall be required under any of the Loan Documents.

16   ENFORCEABILITY

This Deed of Trust shall be governed by, and construed in accordance with, the laws of the State in which the Property is located without regard to principles of conflicts of laws, except that the laws of the State of New York (without regard to principles of conflicts of laws) shall govern the resolution of issues arising under the ESA Loan Agreement to the extent that such resolution is necessary to the interpretation of this Deed of Trust. Whenever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Deed of Trust.

     16.1 Inconsistency with the Loan Documents. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Deed of Trust and the terms, covenants, conditions and provisions set forth in the ESA Loan Agreement and/or the Property Loan Agreement, then, unless this Deed of Trust expressly provides otherwise, the terms, covenants, conditions and provisions of the ESA Loan Agreement shall prevail over the Property Loan Agreement and this Deed of Trust and if the ESA Loan Agreement does not control, then the conditions and provisions of the Property Loan Agreement shall prevail over this Deed of Trust.


17   MISCELLANEOUS

     17.1 Amendments, Etc. No amendment or waiver of any provision of this Deed of Trust nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     17.2 Notices, Etc. Any notices, demand, statement, request or consent and other communications provided for hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when personally delivered or one Business Day after being timely deposited with Federal Express or such other nationally recognized delivery service. If any notice date falls on a non-Business Day, then the notice shall be due on the next succeeding Business Day.

If to Grantor, at the address first written above,

with a copy to:

     Johnson, Smith, Hibbard & Wildman Law Firm LLP
     220 N. Church St.
     Spartanburg, SC  29306
     Attn:  Donald B. Wildman, Esq.

and to:

     Pedersen & Houpt, P.C.
     161 North Clark St., Ste. 3100
     Chicago, IL  60601-3224
     Attn:  Thomas J. Kelly, Esq.

If to Beneficiary, at 55 East 52nd Street, New York, NY 10055, Attn: Marc J. Warren,

with a copy to:

     Weil Gotshal & Manges LLP
     767 Fifth Ave.
     New York, NY  10153
     Attn: Managing Partner - Real Estate (FW)

Any such address may be changed, or additional address (not to exceed two) added by notice given in the manner provided herein. Any notice or other communication may be given by counsel for the party giving the same.

     17.3 No Waiver; Remedies. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     17.4 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Beneficiary is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Beneficiary to or for the credit or the account of Grantor against any and all of the Obligations now or hereafter existing whether or not Beneficiary shall have made any demand under this Deed of Trust or any Note or any other Loan Document and although such Obligations may be unmatured. Beneficiary agrees promptly to notify Grantor after any such set-off and application made by Beneficiary; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Beneficiary under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Beneficiary may have.

     17.5 Binding Effect. This Deed of Trust shall become effective when it shall have been executed by Grantor and Beneficiary and thereafter shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective successors and assigns, except that Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Beneficiary.

     17.6 Severability. Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

     17.7 Submission to Jurisdiction; Service of Process.

          A. Any legal action or proceeding with respect to this Deed of Trust or the Note or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Deed of Trust, Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          B. Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Grantor at its address provided herein.

          C. Nothing contained in this Section shall affect the right of Beneficiary or any holder of the Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Grantor in any other jurisdiction.

     17.8 Section Titles. The Section titles contained in this Deed of Trust are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     17.9 Execution in Counterparts. This Deed of Trust may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17.10 Entire Agreement. This Deed of Trust, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

     17.11 Confidentiality. Beneficiary agrees to keep information obtained by it pursuant hereto and the other Loan Document confidential in accordance with Beneficiary's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Deed of Trust and not disclose any of such information other than (i) to Beneficiary's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Deed of Trust and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to Beneficiary, as the case may be, on a non-confidential basis from a source other than Grantor, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

     17.12 Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Deed of Trust or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

     17.13 Waiver of Notice. Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Grantor and except with respect to matters for which Grantor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

     17.14 Actions and Proceedings. After an Event of Default, Beneficiary may appear in and defend any action or proceeding brought with respect to the Property in its own name or, if required by Legal Requirements or, if in Beneficiary's reasonable judgment, it is necessary, in the name and on behalf of Grantor, which Beneficiary believes will adversely affect the Property or this Deed of Trust and to bring any action or proceedings, in its name or in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Property.

     17.15 Usury Laws. This Deed of Trust and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Grantor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate that Grantor is permitted by law to contract or agree to pay. If by the terms of this Deed of Trust or the Note, Grantor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section shall give rise to any requirement to pay any prepayment premium due hereunder, if any, including, without limitation, Yield Maintenance Premium.

     17.16 Remedies of Grantor. Under no circumstances shall Beneficiary be liable for any punitive, consequential or incidental damages suffered by, awarded to or claimed by Grantor, any Affiliate or third party. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under this Deed of Trust, it has an obligation to act reasonably or promptly, Beneficiary shall only be liable for Grantor's actual damages, if it is determined that Beneficiary intentionally and in bad faith acted unreasonably or unreasonably delayed acting. In all other cases, Beneficiary shall not be liable for any monetary damages, and Grantor's remedies shall be limited to injunctive relief or declaratory judgment.

     17.17 Offsets, Counterclaims and Defenses. Any assignee of this Deed of Trust and the Note shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Note or this Deed of Trust that Grantor may otherwise have against any assignor of this Deed of Trust and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Grantor in any action or proceeding brought by any such assignee upon this Deed of Trust or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Grantor.

     17.18 Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust are hereby waived to the full extent permitted by Legal Requirements.

     17.19 Advances. This Deed of Trust shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Loan and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Deed of Trust shall not impair or affect any other security that may be given to secure the payment of the Loan, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Loan shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of Grantor and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Loan.

     17.20 Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Beneficiary under this Deed of Trust, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

     17.21 No Joint Venture or Partnership. Grantor and Beneficiary intend that the relationship created hereunder be solely that of mortgagor and mortgagee or Grantor and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Grantor and Beneficiary nor to grant Beneficiary any interest in the Property other than that of mortgagee or lender.

     17.22 Time of the Essence. Time shall be of the essence in the performance of all obligations of Grantor hereunder.

     17.23 Grantor's Obligations Absolute. Except as set forth to the contrary in the Loan Documents, all sums payable by Grantor hereunder shall be paid without notice or demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Real Estate or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Grantor, any general partner of any Grantor, or any guarantor or indemnitor, or any action taken with respect to this Deed of Trust or any other Loan Document by any trustee or receiver of Grantor or any such general partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim that Grantor has or might have against Beneficiary; (f) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing.


18   ADDITIONAL PROVISIONS

Exhibit B annexed hereto and made a part hereof contains additional provisions that are necessary or appropriate under the laws of the State in which the Property is located.

          IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed and acknowledged under seal the day and year first above written.


(Corporate Seal)              Grantor: _________________________________________


Signed, Sealed and            By: ______________________________________________
Delivered in our Presence:          Name: ______________________________________
                                    Title: _____________________________________

_______________________
                              Attest: __________________________________________

_______________________



                 [Add appropriate acknowledgment for the State]

Exhibit 1.3

                              FORM OF FIXED RATE
                                PROMISSORY NOTE
                                ---------------

                                                               ____________ 199_
                                                              New York, New York

          FOR VALUE RECEIVED, the undersigned ___________________ a _________________ corporation, (the "Borrower") hereby unconditionally promises to pay to the order of CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, a __________ corporation having an address at 55 East 52nd Street, New York, NY 10055 (together with its successors and assigns, the "Lender"), without any counterclaim, setoff or deduction whatsoever, at 55 East 52nd Street, New York, New York 10055 or at such other place as may be designated from time to time in writing by the holder of this Note, in lawful money of the United States of America and in immediately available funds (i) the principal sum of ________________________ ($______) DOLLARS (the "Loan Amount") or so much of such principal sum as may be outstanding, which principal sum shall be payable in monthly principal payments as and when required in the Loan Agreement with a final payment of the then unpaid principal balance on _______________________ 199_ (the "Maturity Date"); together with interest on the unpaid principal balance from time to time computed from the date hereof until paid in full at the interest rate of ______ % per annum (the "Fixed Rate") to be computed on the basis of a 360-day year consisting of twelve (12) thirty (30) day months, which interest shall be payable in arrears at such times as are hereinafter set forth; provided, that if not sooner paid, all interest accrued and unpaid computed at the aforesaid rate, plus all other sums due and payable hereunder, if any, shall be due and payable on the Maturity Date.

          This Note is issued pursuant to that certain Credit Facility Agreement dated as of May 17, 1996, between Extended Stay of America, Inc. ("ESA") and Lender (the "Loan Agreement") and is secured by that certain [First Deed of Trust and Security Agreement] dated as of the date hereof (as the same may be amended, modified or supplemented, the "Mortgage") from Borrower to Lender and the other Loan Documents. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1.   PAYMENTS AND LOAN TERMS.

          A. Interest and Amortization Payments. On the first Payment Date, all accrued interest on the unpaid principal amount of the Loan Amount computed at the Fixed Rate shall be due and payable. Commencing on the second Payment Date, and on each payment date thereafter until this Note is paid in full on the Maturity Date or otherwise, an amount equal to $ ____ (the "Monthly Debt Service Payment") shall be due and payable, which amount includes a payment of principal in an amount equal to that which is required to fully amortize the Loan based upon a level (15) year amortization schedule, together with a monthly payment of interest on the Loan Amount, which Monthly Debt Service Payment shall be due and payable as aforesaid, irrespective of whether or not voluntary or involuntary prepayments of principal have been made.


2.   APPLICATION OF PAYMENTS.

          A. Each and every payment (a "Payment") made by Borrower to Lender in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Lender with respect to the principal sum outstanding and all interest accrued thereon shall be applied, except as otherwise provided in the Loan Agreement, as follows: (x) first, to all interest (other than Default Rate Interest) that shall be due and payable with respect to the principal sum outstanding under this Note pursuant to the terms hereof as of the date the Payment is received (including any interest shortfalls and interest thereon to the extent permitted by applicable law), (y) second, to all Late Charges (as hereinafter defined), Yield Maintenance Premium, Default Rate Interest or other premiums and, (z) third, other sums payable hereunder or under the other Loan Documents owing by Borrowers (other than those sums included in clauses (x) and (y) of this Section) in such order and priority as determined by Lender in its sole discretion, taking into account the respective date of such Payments.

          B. To the extent that Borrower makes a Payment or Lender receives any Payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Lender.

3. PREPAYMENTS. The principal sum of this Note may not be prepaid, in whole or in part, except as set forth in Article 13 of the Loan Agreement.


4.   DEFAULTS

          A. Events of Default. This Note is executed pursuant to the Loan Agreement and is secured by, among other things, the Mortgage each of which specifies various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Each Event of Default under the Mortgage, the Loan Agreement, or any one or more of the other Loan Documents shall be an "Event of Default" hereunder.

          B. Remedies. In addition to any Late Charges which may be due under this Note, if an Event of Default shall occur hereunder or under the Mortgage, the Loan Agreement or under any other Loan Document, interest on the principal outstanding under this Note and, to the extent permitted by applicable law, all accrued but unpaid interest on the principal indebtedness shall, commencing on the date of the occurrence of such Event of Default, at the option of Lender, immediately and without notice to Borrower, accrue interest at the Default Rate until such Event of Default is cured. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Mortgage, the Loan Agreement or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate. If there is more than one Borrower under this Note, then the undersigned parties shall each be jointly and severally liable to pay the entire principal indebtedness, all interest accrued thereto and all other sums becoming due hereunder or under the other Loan Documents.

          C.   Late Charge.    If all or any portion of the indebtedness,
whether of principal, interest, additional interest or other sum (if any) payable under this Note is not paid within ten (10) days after the date on which it is due, the Borrower shall pay to the Lender on demand an amount equal to 4% of such unpaid portion as a late payment charge. It is hereby expressly agreed that such late charge is to compensate the Lender for costs incurred in connection with the administration of such default, and does not constitute a penalty.


5.   MISCELLANEOUS

     A. Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Borrower's obligations under this Note.

     B. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver (a "Modification") of any provision of this Note, the

Mortgage or any one or more of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose given. Except as otherwise expressly provided herein or in the Property Loan Agreement, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Lender does not hereby agree to, nor does Lender hereby commit itself to, enter into any Modification. However, in the event Lender does ever agree to a Modification, such Modification shall only be upon the terms and conditions set forth in the Modification.

     C. Costs of Collection. Borrower agrees to pay all costs and expenses of collection incurred by Lender, in addition to principal, interest and late or delinquency charges (including, without limitation, reasonable attorneys' fees and disbursements) and including all costs and expenses incurred in connection with the pursuit by Lender of any of its rights or remedies referred to in
Section 4 hereof or its rights or remedies referred to in any of the Loan Documents or the protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand, together with interest at the Default Rate thereon, and also shall be secured by the Mortgage and all other collateral at any time held by Lender as security for Borrower's obligations to Lender.

     D. Usury Laws. This Note is subject to the express condition, and it is the expressed intent of the Lender and Borrower, that at no time shall the Borrower be obligated or required to pay interest on the principal balance due under this Note at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum interest rate that borrowers are permitted by law to contract or agree to pay. If by the terms of this Note, Borrowers are at any time required or obligated to pay interest on the principal balance due under this Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

     E. Waivers. Borrower hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim that can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

     F. Governing Law. This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

     G. Headings. The section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

     H. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.


     IN WITNESS WHEREOF, this Note has been duly executed by the Borrower the day and year first written above.

                         [EXTENDED STAY AMERICA, INC. SUBSIDIARY],
                         Borrower

                         By:__________________________________________________
                              Name: __________________________________________
                              Title: _________________________________________

                          EXAMPLE FOR SECTION 2.5(B)



                             FLOATING                       FIXED
                             --------                       -----

ASSUMPTIONS
- -----------
NOI                          $850,000                       $850,000
Minimum DSC Ratio            1.40X                          1.40X
Index (Libor/7 yr. T's)      5.451%                         6.500%
Spread                       +3.000%                        +3.850%
                             -------                       -------
Interest Rate                8.451%                         10.350%

LOAN SIZING
- -----------
Amortization Period/1/       25 years                       25 years
Calculated Loan Constant     9.623%                         11.202%
Actual Loan Constant         11.500%/2/ /3/                 11.500%/3/
Calculated Loan Amount       $5,279,503                     $5,279,503

PAYMENT CALCULATIONS
- --------------------
Actual Amortization          20 years                       15 years
Relevant Interest Rate       9.899%                         10.350%
To Calculate Principal
Payments
Monthly Payment              Actual interest based on       $57,869.58
                             then-current monthly rates
                             plus principal payment per
                             the attached Exhibit.


- ----------------
/1/  Assumes each is a Developed Property (20 years for an Acquired Property).

/2/  Minimum constant for Floating Rate Loans.

/3/  Minimum constant to be used in sizing all Loans.

Loan Amortization
Extended Stay

Amount            5,279,503
Amortization             20
Loan Constant        11.50%
Assumed Interest    9.8989%             11.50%


             Beginning
             Balance        Payment     Interest    Principal  Ending Balance
Month 1      5,279,503      50,595      43,551      7,044      5,272,459
Month 2      5,272,459      50,595      43,493      7,102      5,265,357
Month 3      5,265,357      50,595      43,434      7,161      5,256,196
Month 4      5,256,196      50,595      43,375      7,220      5,250,976
Month 5      5,250,976      50,595      43,316      7,279      5,243,696
Month 6      5,243,696      50,595      43,256      7,340      5,236,357
Month 7      5,236,357      50,595      43,195      7,400      5,228,967
Month 8      5,228,967      50,595      43,134      7,461      5,221,496
Month 9      5,221,496      50,595      43,073      7,523      5,213,973
Month 10     5,213,973      50,595      43,011      7,565      5,206,388
Month 11     5,206,388      50,595      42,946      7,647      5,196,741
Month 12     5,196,741      50,595      42,885      7,710      5,191,031
Month 13     5,191,031      50,595      42,821      7,774      5,183,257
Month 14     5,183,257      50,595      42,757      7,838      5,175,419
Month 15     5,175,419      50,595      42,692      7,903      5,167,516
Month 16     5,167,516      50,595      42,627      7,968      5,159,548
Month 17     5,159,548      50,595      42,562      8,034      5,151,514
Month 18     5,151,514      50,595      42,495      8,100      5,143,414
Month 19     5,143,414      50,595      42,428      8,167      5,135,248
Month 20     5,135,248      50,595      42,361      8,234      5,127,013
Month 21     5,127,013      50,595      42,293      8,302      5,118,711
Month 22     5,118,711      50,595      42,225      8,371      5,110,341
Month 23     5,110,341      50,595      42,156      8,440      5,101,901
Month 24     5,101,901      50,595      42,086      8,509      5,093,382
Month 25     5,093,382      50,595      42,016      8,579      5,084,813
Month 26     5,064,813      50,595      41,945      8,650      5,078,163
Month 27     5,078,163      50,595      41,874      8,722      5,067,441
Month 28     5,067,441      50,595      41,802      8,793      5,058,646
Month 29     5,058,646      50,595      41,729      8,856      5,049,782
Month 30     5,049,782      50,595      41,655      8,930      5,040,842
Month 31     5,040,842      50,595      41,582      9,013      5,031,830
Month 32     5,031,830      50,595      41,508      9,067      5,022,742
Month 33     5,022,742      50,595      41,433      9,162      5,013,580
Month 34     5,013,580      50,595      41,357      9,238      5,004,342
Month 35     5,004,342      50,595      41,281      9,314      4,995,028
Month 36     4,995,028      50,595      41,204      9,391      4,985,638
Month 37     4,985,638      50,595      41,127      9,468      4,976,169
Month 38     4,976,169      50,595      41,049      9,546      4,968,623
Month 39     4,968,623      50,595      40,970      9,625      4,956,998
Month 40     4,956,998      50,595      40,891      9,705      4,947,293
Month 41     4,947,293      50,595      40,811      9,785      4,937,508
Month 42     4,937,508      50,595      40,730      9,865      4,927,643
Month 43     4,927,643      50,595      40,649      9,947      4,917,697
Month 44     4,917,697      50,595      40,567     10,029      4,907,668
Month 45     4,907,668      50,595      40,484     10,111      4,897,567
Month 46     4,897,567      50,595      40,400     10,195      4,887,382
Month 47     4,887,382      50,595      40,316     10,279      4,877,083
Month 48     4,877,083      50,595      40,231     10,364      4,866,719
Month 49     4,866,719      50,595      40,146     10,449      4,856,270
Month 50     4,856,270      50,595      40,060     10,535      4,845,734
Month 51     4,845,734      50,595      39,973     10,622      4,835,112
Month 52     4,835,112      50,595      39,885     10,710      4,824,402
Month 53     4,824,402      50,595      39,797     10,798      4,813,604
Month 54     4,813,604      50,595      39,708     10,867      4,802,716
Month 55     4,802,716      50,595      39,618     10,977      4,791,739
Month 56     4,791,739      50,595      39,527     11,068      4,780,671
Month 57     4,780,671      50,595      38,435     11,150      4,769,512
Month 58     4,769,512      50,595      39,344     11,251      4,758,261
Month 59     4,758,261      50,595      39,251     11,344      4,746,917
Month 60     4,746,917      50,595      39,158     11,437      4,735,480
Month 61     4,735,480      50,595      39,063     11,532      4,723,948
Month 62     4,723,948      50,595      38,968     11,627      4,712,321
Month 63     4,712,321      50,595      38,872     11,723      4,700,598
Month 64     4,700,598      50,595      38,775     11,820      4,686,778
Month 65     4,686,778      50,595      38,678     11,917      4,676,861
Month 66     4,676,861      50,595      38,580     12,015      4,664,846
Month 67     4,664,846      50,595      38,481     12,115      4,652,731
Month 68     4,652,731      50,595      38,381     12,214      4,640,517
Month 69     4,640,517      50,595      38,280     12,315      4,628,202
Month 70     4,628,202      50,595      38,178     12,417      4,615,785
Month 71     4,615,785      50,595      38,076     12,519      4,603,266
Month 72     4,603,266      50,595      37,973     12,622      4,590,643
Month 73     4,590,643      50,595      37,869     12,727      4,577,917
Month 74     4,577,917      50,595      37,764     12,832      4,565,085


[S]                [C]          [C]        [C]        [C]        [C]
Month  75          4,565,085    50,595     37,658     12,937     4,552,148
Month  76          4,552,148    50,595     37,551     13,044     4,539,104
Month  77          4,538,104    50,595     37,443     13,152     4,525,962
Month  78          4,525,952    50,595     37,335     13,280     4,512,691
Month  79          4,512,691    50,595     37,226     13,370     4,498,322
Month  80          4,498,322    50,595     37,115     13,480     4,485,842
Month  81          4,485,842    50,595     37,004     13,591     4,472,251
Month  82          4,472,251    50,595     36,892     13,703     4,458,548
Month  83          4,458,548    50,595     36,779     13,816     4,444,731
Month  84          4,444,731    50,595     36,665     13,930     4,430,801
Month  85          4,430,801    50,595     36,550     14,045     4,416,756
Month  86          4,416,756    50,595     36,434     14,161     4,402,595
Month  87          4,402,595    50,595     36,317     14,278     4,388,317
Month  88          4,388,317    50,595     36,200     14,395     4,373,921
Month  89          4,373,921    50,595     36,081     14,514     4,358,407
Month  90          4,358,407    50,595     35,961     14,634     4,344,773
Month  91          4,344,773    50,595     35,840     14,755     4,330,018
Month  92          4,330,018    50,595     35,719     14,877     4,315,142
Month  93          4,315,142    50,595     35,596     14,999     4,300,142
Month  94          4,300,142    50,595     35,472     15,123     4,285,019
Month  95          4,285,019    50,595     35,348     15,248     4,269,772
Month  96          4,269,772    50,595     35,222     15,374     4,254,398
Month  97          4,254,398    50,595     35,095     15,500     4,236,896
Month  98          4,238,896    50,595     34,967     15,628     4,223,270
Month  99          4,223,270    50,595     34,838     15,757     4,207,512
Month 100          4,207,512    50,595     34,708     15,887     4,191,625
Month 101          4,191,625    50,595     34,577     16,018     4,175,607
Month 102          4,175,607    50,595     34,445     16,150     4,159,457
Month 103          4,150,457    50,595     34,312     16,284     4,143,173
Month 104          4,143,173    50,595     34,177     16,418     4,126,756
Month 105          4,126,758    50,595     34,042     16,553     4,110,202
Month 106          4,110,202    50,595     33,905     16,680     4,083,512
Month 107          4,083,512    50,595     33,786     16,827     4,076,685
Month 108          4,076,685    50,595     33,629     16,966     4,059,719
Month 109          4,059,719    50,595     33,489     17,106     4,042,612
Month 110          4,042,612    50,595     33,348     17,247     4,025,365
Month 111          4,025,365    50,595     33,206     17,390     4,007,975
Month 112          4,007,975    50,595     33,062     17,533     3,990,442
Month 113          3,990,442    50,595     32,918     17,678     3,972,765
Month 114          3,972,765    50,595     32,772     17,824     3,954,941
Month 115          3,954,941    50,595     32,625     17,971     3,936,970
Month 116          3,936,970    50,595     32,476     18,119     3,918,852
Month 117          3,918,852    50,595     32,327     18,268     3,900,583
Month 118          3,900,583    50,595     32,176     18,419     3,862,164
Month 119          3,862,104    50,595     32,024     18,571     3,863,503
Month 120          3,863,583    50,595     31,871     18,724     3,844,869
Month 121          3,844,889    50,595     31,717     18,879     3,825,991
Month 122          3,825,991    50,595     31,561     19,034     3,806,957
Month 123          3,806,957    50,595     31,404     19,191     3,787,785
Month 124          3,787,785    50,595     31,246     19,350     3,768,416
Month 125          3,768,415    50,595     31,086     19,508     3,748,906
Month 126          3,748,906    50,595     30,925     19,670     3,729,236
Month 127          3,729,236    50,595     30,763     19,832     3,708,404
Month 128          3,708,404    50,595     30,599     19,996     3,688,408
Month 129          3,688,408    50,595     30,434     20,161     3,669,247
Month 130          3,669,247    50,595     30,288     20,327     3,648,919
Month 131          3,648,919    50,595     30,100     20,495     3,628,424
Month 132          3,628,424    50,595     29,931     20,664     3,607,780
Month 133          3,607,780    50,595     29,761     20,836     3,586,926
Month 134          3,586,926    50,595     29,589     21,006     3,585,920
Month 135          3,565,920    50,595     29,416     21,180     3,544,740
Month 136          3,544,740    50,595     29,241     21,354     3,523,385
Month 137          3,523,385    50,595     29,065     21,531     3,501,855
Month 138          3,501,855    50,595     28,887     21,708     3,480,147
Month 139          3,480,147    50,595     28,708     21,867     3,458,270
Month 140          3,458,270    50,595     28,527     22,068     3,436,192
Month 141          3,436,192    50,595     28,345     22,250     3,413,942
Month 142          3,413,942    50,595     28,162     22,433     3,391,508
Month 143          3,391,504    50,595     27,977     22,618     3,358,890
Month 144          3,368,890    50,595     27,790     22,806     3,346,086
Month 145          3,346,086    50,595     27,602     22,993     3,323,092
Month 146          3,323,092    50,595     27,412     23,183     3,299,910
Month 147          3,299,910    50,595     27,221     23,374     3,276,536
Month 148          3,276,536    50,595     27,028     23,567     3,252,969
Month 149          3,252,969    50,595     26,834     23,761     3,229,208
Month 150          3,229,208    50,595     26,636     23,957     3,205,250
Month 151          3,205,250    50,595     26,440     24,155     3,181,096
Month 152          3,181,096    50,595     26,241     24,354     3,156,741
Month 153          3,156,741    50,595     26,040     24,555     3,132,186
Month 154          3,132,186    50,595     25,838     24,758     3,107,429
Month 155          3,107,429    50,595     25,633     24,962     3,082,467
Month 156          3,062,467    50,595     25,426     25,168     3,057,299
Month 157          3,057,299    50,595     25,220     25,375     3,031,924
Month 158          3,031,924    50,595     25,011     25,585     3,006,340
Month 159          3,008,340    50,595     24,800     25,795     2,980,544


Month 160          2,980,544    50,595     24,587     26,008     2,954,535
Month 161          2,954,536    50,595     24,372     26,223     2,928,312
Month 162          2,928,312    50,595     24,156     26,439     2,901,873
Month 163          2,901,873    50,595     23,938     26,657     2,875,216
Month 164          2,875,216    50,595     23,718     26,877     2,848,338
Month 165          2,848,338    50,595     23,496     27,099     2,821,239
Month 166          2,821,239    50,595     23,273     27,323     2,793,917
Month 167          2,793,917    50,595     23,047     27,548     2,766,369
Month 168          2,766,369    50,595     22,820     27,775     2,738,593
Month 169          2,738,593    50,595     22,591     28,004     2,710,589
Month 170          2,710,589    50,595     22,360     28,235     2,682,354
Month 171          2,682,354    50,595     22,127     28,468     2,653,886
Month 172          2,653,886    50,595     21,892     28,703     2,625,182
Month 173          2,625,182    50,595     21,655     28,940     2,596,243
Month 174          2,596,243    50,595     21,417     29,179     2,567,064
Month 175          2,567,064    50,595     21,176     29,419     2,537,645
Month 176          2,537,645    50,595     20,933     29,662     2,507,963
Month 177          2,507,963    50,595     20,689     29,907     2,478,076
Month 178          2,478,076    50,595     20,442     30,153     2,447,923
Month 179          2,447,923    50,595     20,193     30,402     2,417,521
Month 180          2,417,521    50,595     19,942     30,653     2,386,868
Month 181          2,386,868    50,595     19,689     30,906     2,365,962
Month 182          2,365,962    50,595     19,435     31,161     2,324,801
Month 183          2,324,801    50,595     19,177     31,416     2,293,383
Month 184          2,293,383    50,595     18,918     31,677     2,261,707
Month 185          2,261,707    50,595     18,657     31,938     2,229,768
Month 186          2,229,768    50,595     18,394     32,202     2,197,567
Month 187          2,197,567    50,595     18,128     32,467     2,165,099
Month 188          2,165,099    50,595     17,860     32,735     2,132,364
Month 189          2,132,364    50,595     17,590     33,005     2,099,359
Month 190          2,099,359    50,595     17,318     33,277     2,066,062
Month 191          2,066,062    50,595     17,043     33,552     2,032,530
Month 192          2,032,530    50,595     16,767     33,828     1,998,701
Month 193          1,998,701    50,595     16,487     34,108     1,954,593
Month 194          1,954,593    50,595     16,206     34,389     1,930,204
Month 195          1,930,204    50,595     15,922     34,673     1,895,531
Month 196          1,895,531    50,595     15,636     34,959     1,860,572
Month 197          1,860,572    50,595     15,348     35,247     1,825,325
Month 198          1,825,325    50,595     15,057     35,538     1,789,787
Month 199          1,789,787    50,595     14,764     35,831     1,753,956
Month 200          1,753,956    50,595     14,469     36,127     1,717,829
Month 201          1,717,829    50,595     14,171     36,425     1,681,405
Month 202          1,681,405    50,595     13,870     36,725     1,644,679
Month 203          1,644,679    50,595     13,567     37,028     1,607,651
Month 204          1,607,651    50,595     13,362     37,334     1,570,318
Month 205          1,570,318    50,595     12,954     37,642     1,532,676
Month 206          1,532,676    50,595     12,643     37,952     1,494,724
Month 207          1,494,724    50,595     12,330     38,265     1,456,459
Month 208          1,456,459    50,595     12,014     38,581     1,417,878
Month 209          1,417,878    50,595     11,696     38,899     1,378,979
Month 210          1,378,979    50,595     11,375     39,220     1,339,759
Month 211          1,339,759    50,595     11,052     39,543     1,300,216
Month 212          1,300,216    50,595     10,726     39,870     1,260,345
Month 213          1,260,345    50,595     10,397     40,199     1,220,148
Month 214          1,220,148    50,595     10,065     40,530     1,179,618
Month 215          1,179,618    50,595      9,731     40,864     1,136,753
Month 216          1,136,753    50,595      9,394     41,202     1,097,551
Month 217          1,097,551    50,595      9,054     41,541     1,056,010
Month 218          1,056,010    50,595      8,711     41,884     1,014,126
Month 219          1,014,126    50,595      8,366     42,230       971,896
Month 220            971,896    50,595      8,017     42,578       929,318
Month 221            929,318    50,595      7,666     42,929       886,389
Month 222            886,389    50,595      7,312     43,283       843,106
Month 223            843,106    50,595      6,955     43,640       799,485
Month 224            799,465    50,595      6,595     44,000       755,465
Month 225            755,485    50,595      6,232     44,363       711,102
Month 226            711,102    50,595      5,866     44,729       666,372
Month 227            666,372    50,595      5,497     45,098       621,274
Month 228            621,274    50,595      5,125     45,470       575,804
Month 229            575,804    50,595      4,750     45,845       529,958
Month 230            529,958    50,595      4,372     46,224       483,735
Month 231            483,735    50,595      3,990     46,605       437,130
Month 232            437,130    50,595      3,606     46,989       390,141
Month 233            390,141    50,595      3,218     47,377       342,764
Month 234            342,764    50,595      2,827     47,768       294,996
Month 235            294,996    50,595      2,433     48,162       246,834
Month 236            246,834    50,595      2,036     48,559       196,275
Month 237            196,275    50,595      1,636     48,960       149,316
Month 238            149,316    50,595      1,232     49,364        99,952
Month 239             99,952    50,595        825     49,771        50,181
Month 240             50,181    50,595        414     50,181            (0)


Exhibit 3.2B
Subject to Local Counsel Comments
Note: Refinancing Obligations of Borrower only apply to Fixed Rate Loans






                            PROPERTY LOAN AGREEMENT


                                    Between


                    [EXTENDED STAY AMERICA, INC. SUBSIDIARY]

                                   "Borrower"
                                    --------


                                      and

                             ----------------------

                                    "Lender"
                                     ------



                     Dated as of _____________  ___, 199__

1    DEFINITIONS AND ACCOUNTING TERMS...............................   2
     1.1    Defined Terms...........................................   2
     1.2    Computation of Time Periods.............................  11
     1.3    Accounting Terms........................................  12
     1.4    Certain Terms...........................................  12

2    AGREEMENT SUBJECT TO ESA LOAN AGREEMENT........................  12

3    [RESERVED].....................................................  12

4    REPRESENTATIONS AND WARRANTIES.................................  12
     4.1    Organization and Authority..............................  13
     4.2    Power...................................................  13
     4.3    Authorization of Borrowing..............................  13
     4.4    Interest Rate...........................................  14
     4.5    Other Agreements........................................  14
     4.6    Maintenance of Existence................................  14
     4.7    No Defaults.............................................  15
     4.8    Governmental Consents and Approvals.....................  16
     4.9    Investment Company Act Status...........................  16
     4.10   Compliance with Law.....................................  16
     4.11   Financial Information...................................  16
     4.12   Federal Reserve Regulations.............................  16
     4.13   Pending Litigation......................................  17
     4.14   Solvency; No Bankruptcy.................................  17
     4.15   Not Foreign Person......................................  17
     4.16   Ownership of Borrower; Subsidiaries.....................  17
     4.17   ERISA...................................................  18
     4.18   Management Agreement....................................  18

5    COVENANTS OF BORROWER..........................................  19
     5.1    Continuing Nature of Representations....................  19
     5.2    [RESERVED]..............................................  19
     5.3    Use and Maintenance of the Property.....................  19
     5.4    Financial Reports.......................................  21
     5.5    Reporting Requirements..................................  23
     5.6    Refinancing.............................................  25
     5.7    Appraisals and other Valuations.........................  25

     5.8    Other Indebtedness....................................... 25
     5.9    Investments.............................................. 26
     5.10   Independence Covenants................................... 26
     5.11   Modification of Material Agreements...................... 27
     5.12   Tax Filings.............................................. 27
     5.13   Further Acts, etc........................................ 27
     5.14   Recording of Mortgage, etc............................... 28

 6   INSURANCE AND CASUALTY RESTORATION.............................. 28
     6.1    Insurance Coverage....................................... 28
     6.2    Manager's Fidelity Insurance............................. 30
     6.3    Policy Terms............................................. 30
     6.4    Assignment of Policies................................... 31
     6.5    Casualty Restoration..................................... 33
     6.6    Compliance with Insurance Requirements................... 37
     6.7    Default During Restoration............................... 38
     6.8    Application of Proceeds to Debt Reduction................ 39

7    IMPOSITIONS..................................................... 39
     7.2    Deduction from Value..................................... 40
     7.3    No Joint Assessment...................................... 40
     7.4    Right to Contest......................................... 40
     7.5    No Credits on Account of the Loan........................ 41

8    CONDEMNATION.................................................... 42

9    CENTRAL CASH MANAGEMENT......................................... 44
     9.1    Cash Flow................................................ 44
     9.2    Establishment of Sub-Accounts............................ 45
     9.3    Permitted Investments of Central Account Funds........... 46
     9.4    Monthly Funding of Sub-Accounts.......................... 47
     9.5    Payment of Basic Carrying Costs.......................... 49
     9.6    Debt Service Payment Sub-Account......................... 49
     9.7    Recurring FF&E Sub-Account............................... 50
     9.8    Operations and Maintenance Expense Sub-Account........... 50
     9.9    Curtailment Reserve Sub-Account.......................... 51
     9.10   Loss Proceeds............................................ 52

10   PROPERTY MANAGEMENT............................................. 53

11   EVENTS OF DEFAULT..............................................  54
     11.1   Events of Default.......................................  54
     11.2   Remedies................................................  54
     11.3   General Provisions Regarding Remedies...................  54

12   [RESERVED].....................................................  55

13   [RESERVED].....................................................  55

14   ESTOPPEL CERTIFICATES..........................................  55

15   LENDER ASSIGNMENTS.............................................  56

16   MISCELLANEOUS..................................................  57
     16.1   Representations and Warranties of Borrower and Lender...  57
     16.2   Costs; Expenses; Indemnities............................  57
     16.3   [RESERVED]..............................................  59
     16.4   [RESERVED]..............................................  59
     16.5   Securitization Opinions.................................  59
     16.6   Cooperation with Rating Agencies........................  60
     16.7   Securitization Financials...............................  60
     16.8   Amendments, Etc.........................................  60
     16.9   Notices, Etc............................................  60
     16.10  No Waiver; Remedies.....................................  61
     16.11  Right of Set-off........................................  62
     16.12  Binding Effect..........................................  62
     16.13  Severability............................................  62
     16.14  Submission to Jurisdiction; Service of Process..........  62
     16.15  Section Titles..........................................  63
     16.16  Execution in Counterparts...............................  63
     16.17  Entire Agreement........................................  63
     16.18  Confidentiality.........................................  63
     16.19  Waiver of Jury Trial....................................  63
     16.20  Waiver of Notice........................................  64
     16.21  Actions and Proceedings.................................  64
     16.22  Usury Laws..............................................  64
     16.23  Remedies of Borrower....................................  64
     16.25  Waiver of Statute of Limitations........................  65
     16.26  Advances................................................  65

     16.27  Application of Default Rate Not a Waiver................  65
     16.28  No Joint Venture or Partnership.........................  65
     16.29  Time of the Essence.                                      65
     16.30  Borrower's Obligations Absolute.........................  66
     16.31  Recourse                                                  66

17   ADDITIONAL PROVISIONS..........................................  66

Exhibit A      Legal Description
Exhibit B      Additional Provisions
Exhibit 5.4    Form of Cash Flow Statement

                             Index of Defined Terms
                             ----------------------

ACH.....................................  45
Affiliate Loans.........................   1
Approved Manager Standard...............   2
Architect...............................  34
Bank....................................   2
Basic Carrying Costs....................   2
Basic Carrying Costs Monthly
 Installment............................   2
Basic Carrying Costs Sub-Account........   2
Borrower................................   1
Business Day............................   2
Cash Flow Available for Debt
 Service................................   3
Central Account.........................   3
Claim...................................  11
Closing Date............................   3
Code....................................   3
Collection Account......................   3
Condemnation Proceeds...................  52
Contingent Obligation...................   3
Current Month...........................  47
Curtailment Reserve Sub-Account.........   4
Debt Service............................   4
Debt Service Payment Sub-Account........   4
Default Rate............................   4
Eligible Account........................   4
Engineer................................  34
ERISA...................................   4
ERISA Affiliate.........................   5
ESA.....................................   1
ESA Loan Agreement......................   1
ESA Subsidiaries........................   1
Event of Default........................  54
Excess Rent.............................  48
Fiscal Year.............................   5
GAAP....................................   5
Governmental Authority..................   5
Indemnitee..............................  58
Independent Director....................  26
Initial FF&E Recurring Installments.....  10
Institutional Lender....................   5
Insurance Proceeds......................  52
Insurance Requirements..................   6
IRS.....................................   6
Legal Requirement.......................   6
Lender..................................   1
Limitation on Costs.....................  66
Loan....................................   1
Loan Amount.............................   1
Loss Proceeds...........................  53

Management Agreement....................   6
Manager.................................   6
Manager Certification...................  23
Manager Control Notice..................  53
Material Adverse Change.................   6
Mortgage................................   1
Multiemployer Plan......................   6
Net Operating Income....................   7
Note....................................   1
Notice Date.............................  48
O&M Operative Period....................   7
Operations and Maintenance
  Expense Monthly
  Installment...........................   7
Operations and Maintenance
  Expense Sub-Account...................   7
PBGC....................................  10
Pension Plan............................   8
Permitted Indebtedness..................  25
Permitted Investments...................   8
Plan....................................  10
Property................................   1
Recurring FF&E Expenditures.............  10
Recurring FF&E Monthly Amount...........  10
Recurring FF&E Sub-Account..............  10
Refinance Notification Date.............  25
Refinancing Commitment..................  10
Rent Account............................  10
Required Debt Service Payment...........  10
Retention Amount........................  36
Security Deposit Account................  45
Single Purpose Entity...................  11
Solvent.................................  11
Sub-Account.............................  46
Sub-Accounts............................  46
Substantial Casualty....................  33
Substantial Taking......................  42
Void Commitment Date....................  11
Work....................................  33

                            PROPERTY LOAN AGREEMENT


     THIS PROPERTY LOAN AGREEMENT, made as of the __ day of ________, 199_, by and between CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, a _________ Delaware corporation having an address at 55 East 52nd Street, New York, NY 10055 ("Lender") and by [Extended Stay America, Inc., subsidiary], a
__________________ corporation having an office at _________________
("Borrower").


                             W I T N E S S E T H :
                             -------------------

     WHEREAS, pursuant to a Credit Facility Agreement (the "ESA Loan Agreement") dated as of May 17, 1996 between Lender and Extended Stay America, Inc. ("ESA"), Lender has agreed to make loans (the "Affiliate Loans") to various Subsidiaries of ESA (the "ESA Subsidiaries") in a total aggregate amount (when added to the Loan) not to exceed $300,000,000;

     WHEREAS, pursuant to the ESA Loan Agreement, Lender has authorized a loan (the "Loan") to Borrower, which Loan is evidenced by that certain promissory note, dated the date hereof (the "Note") given by Borrower, as maker, to Lender, as holder and secured by a first mortgage in favor of Lender (the "Mortgage"), in the property described on Exhibit A annexed hereto ( the "Property") as security for Borrower's obligations to Lender from time to time pursuant to the Note, the Mortgage and the other Loan Documents (hereinafter defined);

     WHEREAS, Borrower and Lender intend these recitals to be a material part of this Agreement; and

     WHEREAS, all things necessary to make this Agreement the valid and legally binding obligation of Borrower in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

1  DEFINITIONS AND ACCOUNTING TERMS

     1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Approved Manager Standard" means the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least seven (7) years' experience in the management of motels or residence hotels, it being agreed that ESA Management, Inc. satisfies the Approved Manager Standard on the date hereof.

     "Bank" means Citibank, N.A., or any successor bank hereafter selected by Lender.

     "Basic Carrying Costs" means the sum of the following costs associated with the Property: (a) Impositions and (b) insurance premiums.

     "Basic Carrying Costs Monthly Installment" means Lender's reasonable estimate of one twelfth (1/12th) of the annual amount for Basic Carrying Costs. "Basic Carrying Costs Monthly Installment" shall also include, if reasonably required by Lender, a sum of money that, together with such monthly installments, would be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due. Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Lender in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost. As soon as the Basic Carrying Costs are fixed for the then current fiscal year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments. If at any time during the term of the Loan, Lender, in its reasonable discretion, determines that there will be insufficient funds in the Basic Carrying Costs Sub-Account to make payments when they become due and payable, Lender shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments.

     "Basic Carrying Costs Sub-Account" means the Sub-Account of the Central Account established pursuant to Section 9.2 hereof and maintained pursuant to
Section 9.4 hereof.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or in the jurisdiction where the Property is located.

     "Cash Flow Available for Debt Service" shall mean Net Operating Income for the Hotel Property less the annual (or portion thereof) Recurring FF & E Monthly Amount.

     "Central Account" means an Eligible Account, maintained at the Bank, in the name of Lender or its successors or assigns as may be designated by Lender.

     "Closing Date" means the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

     "Collection Account" means an account designated by Lender, which shall be an Eligible Account, to which payments of the Loan are transferred.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation,

     (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and

     (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) to (i) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (iv) supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii) or (iv) of
this sentence the primary purpose or intent thereof is as described in the preceding sentence.

The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Curtailment Reserve Sub-Account" means the Sub-Account established pursuant to Section 9.2 hereof and maintained pursuant to Section 9.9 hereof for the purpose of holding certain Excess Rent.

     "Debt Service" means for any period, the amount of interest and principal payments due and payable in accordance with the relevant Note during an applicable period.

     "Debt Service Payment Sub-Account" means the Sub-Account of the Central Account established and maintained pursuant to Section 9.2 hereof and maintained pursuant to Section 9.6 hereof for the purposes of making Required Debt Service Payments.

     "Default Rate" shall be a rate equal to four percent (4%) above the rate otherwise applicable, subject to Section 16.22 hereof.

     "Eligible Account" means a segregated account held by and at the Bank or an account that is either: (a) maintained with a depository institution or trust company the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) have been rated by the Rating Agencies in one of their two highest rating categories or the short-term commercial paper of which is rated by the Rating Agencies in their highest rating category at the time of any deposit therein; (b) an account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity provided that any such state chartered institution or trust company shall be subject to regulations regarding fiduciary funds on deposit substantially similar to federal regulation 12 CFR (S) 910(b); or (c) such other account maintained at a bank or institution having aggregate deposits in an amount not less than $100,000,000 and otherwise acceptable to Lender. The title of each Eligible Account shall indicate that funds held therein are held in trust for the uses and purposes set forth herein.

     "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations issued pursuant thereto, as may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

     "Fiscal Year" means the twelve month period commencing on January 1 and ending on December 31 during each year of the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written reasonable consent of Lender.

     "GAAP" means generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

     "Governmental Authority" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

     "Institutional Lender" means any of the following Persons: (a) a bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or as agent or in a fiduciary capacity, (b) a charitable foundation, (c) an insurance company or pension and/or annuity company, (d) a fraternal benefit society, (e) a pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) an investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) a small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) a broker or dealer registered under the Securities and Exchange Act of 1934, or an investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) a government, a public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) a mortgage conduit that is in the business of originating loans for securitization in the capital markets, or (k) another entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets equal to or greater than $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Property and have a long term credit rating that is not less than investment grade.

     "Insurance Requirements" means all terms of any insurance policy required by this Agreement, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other Person exercising similar functions.

     "IRS" means the Internal Revenue Service, or any successor thereto.

     "Legal Requirement" means as to any Person, the certificate of incorporation and by-laws or other organization or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Management Agreement" means an agreement relating to the operation and/or management of a Hotel Property between the appropriate Borrower and Manager, substantially in a form as shall be approved by Lender, which approval shall not be unreasonably withheld or delayed.

     "Manager" means ESA Management, Inc., a wholly owned subsidiary of ESA, or such other manager meeting the Approved Manager Standard as shall be approved by Lender (which approval shall not be unreasonably withheld or delayed), as manager under the Management Agreement.

     "Material Adverse Change" means a material adverse change in (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of any ESA and its Subsidiaries taken as one enterprise or ESA and the Borrowers taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Mortgage or any other Loan Document, (d) the ability of Borrower (or if then guaranteed by ESA, then the ability of ESA and such Borrower) to repay the Obligations or of any Loan Party to perform its material obligations under any Loan Document, or (f) the rights and remedies of Lender under the Loan Documents.

     "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Net Operating Income" means in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses. Operating Income means, in each Fiscal Year or portion thereof during the term hereof, all revenue derived by a Borrower arising from the Hotel Property including, without limitation, Rent, and all other income (including laundry, vending, and other service income).

Operating Expenses means, in each Fiscal Year or portion thereof during the term hereof, all expenses directly attributable to the operation, repair and maintenance of the Hotel Property including, without limitation, Impositions (as defined in the Mortgage), insurance premiums, management fees, satellite and cable television and telephone expenses, payments to third party suppliers, general and administrative and marketing expenses, utilities, housekeeping expenses, employee taxes and benefits. Operating Expenses shall also include reserves for Contingent Obligations (but shall exclude any payments made from such reserves). Operating Expenses shall not include interest, principal and premium, if any, due under the Notes or otherwise in connection with the Loans, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

     "O&M Operative Period" means (i) if Borrower fails to provide Lender with a Refinancing Commitment on or prior to the Refinance Notification Date, the period commencing on the Refinance Notification Date and ending on the date the Loan has been paid in full and (ii) if Borrower provides Lender with a Refinancing Commitment on or prior to the Refinance Notification Date and the Void Commitment Date occurs, the period commencing on the Void Commitment Date and ending on the date the Loan has been paid in full; provided, however, that if Borrower provides Lender with a Refinancing Commitment on or before the Refinance Notification Date and the Void Commitment Date does not occur, there shall be no O&M Operative Period hereunder. In the event that the Loan is not a Fixed Rate Loan, then "O&M Operative Period" shall have no meaning.

     "Operations and Maintenance Expense Monthly Installment" means with respect to each Current Month in which funds are required to be allocated or distributed pursuant to the terms of Section 9.4.D, or if an Event of Default has occurred and be continuing, the lesser of (a) all amounts remaining in the Central Account after the distributions made pursuant to clauses (A) through (E) of
Section 9.4 or (b), an amount equal to 1/12 of the product of (i) 1.05 and (ii) the actual Operating Expenses (exclusive of Impositions and insurance premiums) for the immediately preceding calendar year.

     "Operations and Maintenance Expense Sub-Account" means the Sub-Account of the Central Account established pursuant to Section 9.2 hereof and maintained pursuant to

Section 9.8 hereof relating to the payment of Operating Expenses (exclusive of Impositions and insurance premiums).

     "Pension Plan" means a plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender, its successors or assigns, or any of their respective
Affiliates:

 .    direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (a) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or (b) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks provided such obligations at the time of purchase or contractual commitment for purchase are qualified by the Rating Agencies as a Permitted Investment hereunder as evidenced in writing;

 .    fully FDIC-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that the commercial paper and long-term unsecured debt obligations of such depository institution or trust company have the highest rating available for such securities by the Rating Agencies, or such lower rating as is consented to in writing by Lender;

 .    repurchase obligations with respect to any security described in clause (a)
     above entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

 .    general obligations of or obligations guaranteed by any State of the United
     States or the District of Columbia receiving the highest long-term unsecured debt rating available for such securities by the Rating Agencies, or such lower rating as is consented to in writing by Lender;

 .    securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof or the District of Columbia and is rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Central Account to exceed 20% of the amount held in such account;

 .    commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in their highest short-term and long-term unsecured debt ratings, or such lower rating as is consented to in writing by Lender;

 .    guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements, or such lower rating as is consented to in writing by Lender;

 .    units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have been designated in writing by the Rating Agencies as Permitted Investments with respect to this definition;

 .    the direct costs of acquisition of Realty and the Construction Costs of the
     Real Estate; and

 .    any other demand, money market or time deposit, or any other obligation, security or investment, that may be consented to in writing by Lender;

provided, however, that no instrument or security shall be a Permitted Investment if (y) such instrument or security evidences a right to receive only interest payments or (z) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Recurring FF&E Expenditures" means expenditures with respect to furniture, fixtures and equipment actually incurred from time to time.

     "Recurring FF&E Monthly Amount" means with respect to the Property the amount per month equal to the greater of:

          (a) 5% of Operating Income for the Property for the previous month, and

          (b) $20.83 per rentable unit of the Property (the "Initial FF&E Recurring Installments") until the first (1st) anniversary of the date hereof and an amount per month in each subsequent Loan Year or portion thereof occurring prior to the Maturity Date equal to the product of (i) the Initial FF&E Recurring Installments and (ii) a fraction, the numerator of which is the CPI for the month of August of the calendar year immediately preceding the year with respect to which the determination is being made and the denominator of which is the CPI for the month of July 1995, but in no event shall the Recurring FF&E Monthly Amount as calculated above be decreased in any year below $20.83.

     "Recurring FF&E Sub-Account" means the Sub-Account of the Central Account established pursuant to Section 9.2 hereof and maintained pursuant to Section
9.7 hereof relating to the payment of expenditures.

     "Refinancing Commitment" means a written commitment for the refinancing of a Fixed Rate Loan, as defined in the ESA Loan Agreement, from an Institutional Lender.

     "Rent Account" means an Eligible Account maintained at the Bank or another bank reasonably acceptable to Lender in the name of Lender or such other name as may be acceptable to Lender, and over which Rent Account Borrower shall be granted signing and withdrawal privileges until revoked by Lender.

     "Required Debt Service Payment" means, as of any Payment Date, the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments required to be made or for which notice has been given under this Agreement, Default Rate Interest and premium, if any, made in accordance therewith.

     "Single Purpose Entity" means a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an undivided 100% ownership interest in a Hotel Property (unless Lender, in its sole discretion, consents to the Single Purpose Entity owning more than one Hotel Property), does not engage in any business unrelated to the Hotel Property, does not have any assets other than those related to its interest in the Hotel Property or any indebtedness other than as permitted by this Agreement or the other Loan Documents, has its own separate books and records and has its own accounts, in each case that are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person, and meets Lender's reasonable requirements (including organizational and structural requirements) to establish that, after the guaranty of ESA as provided in the ESA Loan Agreement is terminated with respect to the Loan pursuant to Section 8.9 of the ESA Loan Agreement and ESA's obligations in Section 15.5 of the ESA Loan Agreement are terminated, such Person would not be consolidated with ESA for bankruptcy purposes.

     "Solvent" means, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Void Commitment Date" means the date, if any, upon which the Refinancing Commitment lapses, terminates or is otherwise withdrawn.

     1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

     1.4  Certain Terms.

          A. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement. Capitalized terms not defined herein are defined in the ESA Loan Agreement or the Mortgage.

          B. The term "Lender" includes its successors and each assignee of Lender who becomes a party hereto pursuant to Article 16.

2    AGREEMENT SUBJECT TO ESA LOAN AGREEMENT

     This Agreement is made subject to the ESA Loan Agreement and should be read in conjunction with the same. To the extent that there is a conflict of terms among these two agreements, the ESA Loan Agreement should govern.

3    [RESERVED]


4    REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Borrower represents, warrants and covenants to Lender as follows:

     4.1 Organization and Authority. Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Property and to carry on its business as now conducted and as presently proposed to be conducted and
(iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary.

     4.2 Power. Borrower has full power and authority to own its property and assets and to carry on its business and operations as now being conducted and as presently contemplated, to execute, deliver and perform, as applicable, this Agreement and the other Loan Documents to which it is a party, to make the borrowings hereunder, to execute and deliver the Note and to grant to Lender the Mortgage as a first, prior, perfected and continuing lien on and security interest in the Property, subject only to the Permitted Encumbrances (as defined in the ESA Loan Agreement).

     4.3 Authorization of Borrowing. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the granting of the liens on the Property pursuant to the Loan Documents to which it is a party and the consummation of the Loan have been duly authorized by Borrower by all requisite action (including, without limitation, approvals of shareholders) and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its articles of incorporation or by-laws, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Property, or (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which Borrower is a party or by which any of its property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

     4.4 Interest Rate. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

     4.5 Other Agreements. Borrower is not a party to nor is otherwise bound by any agreement or instrument that is reasonably likely to have a Material Adverse Change. Borrower is not in violation of its corporate organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower or the Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Change.

     4.6  Maintenance of Existence.

          A. Borrower at all times since formation has been duly formed and existing. As of the date hereof, Borrower has been duly formed and is validly existing as a Single Purpose Entity and shall preserve and keep in full force and effect its existence as a Single Purpose Entity.

          B. Borrower at all times since formation has complied, and will continue to comply, with the provisions of its articles of incorporation and by-laws and the laws of its jurisdiction of formation relating to corporations. Borrower will not, nor will Borrower permit any constituent party of Borrower to, amend, modify or otherwise change the articles of incorporation and bylaws or other organizational documents of Borrower or such constituent party without the prior written consent of Lender.

          C. All statutory requirements regarding the existence of Borrower have been observed at all times since its formation and will continue to be observed.

          D. Borrower has at all times accurately maintained, and will continue to accurately maintain, financial statements, accounting records and other corporate documents separate from those of any other Person. Borrower has not at any time since formation commingled, and will not commingle, its assets with those of any other Person. Borrower has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts, payroll and separate books of account.

          E. Borrower has at all times paid, and will continue to pay, its own liabilities from its own separate assets.

          F. Borrower has at all times identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Borrower has not at any time identified itself, and will not identify itself, as being a division of any other Person, provided that the foregoing shall not apply with respect to the naming of the Property.

          G. Borrower has been at all times, and will continue to be, adequately capitalized in light of the nature of its business.

          H. Any borrowings made by Borrower in connection with this Agreement do not and will not render Borrower insolvent; Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

          I. Borrower (a) does not own and will not own without the consent of Lender any encumbered asset other than the Property (other than assets encumbered pursuant to Permitted Indebtedness which is secured solely by the relevant asset other than the Property pursuant to which the Person to whom the indebtedness is owing has delivered to Borrower an undertaking that it will not institute against, or join any other person in instituting against Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, until one year and one day after the Loan is paid in full, or look to any other property or assets of Borrower in respect of such obligations and that such obligations shall not constitute a claim against Borrower in the event that the encumbered asset is insufficient to pay in full such obligations), (b) is not engaged and will not engage in any business other than the ownership, management and operation of the Property, (c) will not enter into any contract or agreement with any Affiliate of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate, (d) has not incurred and will not incur any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan or any Permitted Indebtedness, and (e) has not made and will not make any loans or advances to any third party (including any Affiliate) (other than de minimis advances to customers, employees and suppliers which do not exceed $35,000).

     4.7 No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Borrower is not in default in the payment or performance of any of its Contractual Obligations in any respect.

     4.8 Governmental Consents and Approvals. Borrower has obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Borrower in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

     4.9 Investment Company Act Status. Borrower is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     4.10 Compliance with Law. Borrower is in compliance in all material respects with all Legal Requirements to which it or the Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA.

     4.11 Financial Information. All financial data that has been delivered by Borrower to Lender (i) is complete and correct in all material respects, (ii) accurately represents the financial condition of the Persons covered thereby as of the date on which the same shall have been furnished, and (iii) has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered. As of the date hereof, Borrower has no contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender, except for guaranties of Permitted Indebtedness disclosed to Lender; since the date of the last financial statements delivered by Borrower to Lender except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Borrower or in the results of operations of Borrower that would have a Material Adverse Change. Borrower has not incurred any obligation or liability, contingent or otherwise not reflected in such financial statements that would have a Material Adverse Change.

     4.12 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

     4.13 Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or the Property in any court or before any Governmental Authority that if adversely determined either individually or collectively have or are reasonably likely to have a Material Adverse Change. Borrower is not in default with respect to any order of any court or Governmental Authority and the execution and delivery of, and the performance by Borrower of its obligations under, each of the Loan Documents will not cause or result in any such default.

     4.14 Solvency; No Bankruptcy. Borrower (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

     4.15 Not Foreign Person. Borrower is not a "foreign person" within the meaning of (S) 1445(f)(3) of the Code.

     4.16 Ownership of Borrower; Subsidiaries.

          A. As of the date hereof, the authorized capital stock of Borrower consists of a single class of ___________ common shares of beneficial interest, $0.01 par value per share, of which _________ shares are issued and outstanding, and no preferred shares of beneficial interest. There are no Stock Equivalents of Borrower. No Stock of Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital stock of Borrower is now validly issued, fully paid and non-assessable. No authorized but unissued shares, no treasury shares and, to the best knowledge of Borrower, no other outstanding shares of capital stock of Borrower are subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of Borrower, or to the best knowledge of Borrower, any agreement restricting the transfer or hypothecation of any such shares. Borrower has no subsidiaries.

          B. Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person including any Subsidiaries.

     4.17  ERISA.

          A. There is not and there has not been any withdrawal from a Multiemployer Plan or, to the best knowledge of Borrower, any Reorganization or Liquidation of a Multiemployer Plan as defined in Title IV of ERISA.

          B. Each Plan and Pension Plan and any related trust intended to qualify under Code Section 401 or 501 has been determined by the IRS to be so qualified (or an application therefor has been timely made) and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification, and each Plan or Pension Plan has been and is operated and administered in accordance with the terms and conditions governing those plans, all applicable laws and statutes, including without limitation, ERISA and the Code and regulations thereunder.

          C. No obligation exists and no event has occurred, and to the best knowledge of Borrower, no obligation is likely to arise and no event is likely to occur with respect to any Plan, Pension Plan or Multiemployer Plan affecting Borrower, any Subsidiary or ERISA Affiliate which either alone is, or in the aggregate are, reasonably likely to adversely affect Borrower's ability to comply with its duties and obligations under this Agreement or which would have a Material Adverse Change.

     4.18 Management Agreement. The Management Agreement is in full force and effect and is a legally valid and binding obligation of Borrower and the other parties thereto, subject to such exceptions which are not reasonably likely to result in, in the aggregate, a Material Adverse Change. The Management Agreement is not mortgaged, pledged or otherwise encumbered and Borrower has not encumbered any of its rights thereunder including, without limitation, its right to obtain rental, interest or other payments under the Management Agreement, other than by way of such mortgages, pledges or encumbrances in favor of Lender. All rent and other sums and charges payable by any Manager are current, no notice of default or termination under any such Management Agreement is outstanding, to the knowledge of Borrower no termination event or condition or uncured default on the part of Manager exists under any Management Agreement, and to the knowledge of Borrower no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of Borrower, subject to such exceptions that are not reasonably likely to result in, in the aggregate, a Material Adverse Change.

5    COVENANTS OF BORROWER

     5.1 Continuing Nature of Representations. Borrower shall do or take all actions necessary to cause all of the representations and warranties contained in Sections 4.1, 4.6, 4.8, 4.9, 4.10, 4.12, 4.14, 4.15 and 4.17 to be and remain accurate at all times throughout the term of the Loan.

     5.2  [RESERVED].

     5.3  Use and Maintenance of the Property.

          A. Borrower will use, or cause to be used, the Property as an extended-stay guest lodging facility in accordance with the use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Property, and as required by the Loan Documents. Borrower shall not suffer or permit the Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Borrower's title to the Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Property or any part thereof.

          B. Borrower shall not (i) desert or abandon the Property; (ii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Property; or (iii) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

          C. Borrower shall, at its expense, (i) take good care of the Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) promptly make all repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for the facility and (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything that will increase the risk of fire or other hazard to the Property or impair the value thereof. All repairs made by Borrower shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements. Borrower shall permit Lender and its agents, at all reasonable times and without prior notice, to enter upon the Property for the purpose of inspecting and appraising the Property or any portion thereof. To the extent any of the above obligations are obligations of tenants under Leases or other Persons under Property Agreements, Borrower may fulfill its obligations hereunder by causing such tenants or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms "repair" and "repairs" shall be deemed to include all necessary replacements.

          D. Borrower shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Property or any portion thereof in a manner that could foreseeably diminish the value of the Property; nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration that would diminish the value of the Property without Lender's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

          E. All rights, title and interest of Borrower in and to all extensions, improvements, betterment, renewals, and appurtenances to the Property hereafter acquired by, or released to, Borrower or constructed, assembled or placed by Borrower in the Property (except for leased equipment), and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, conveyance, assignment or other act by Lender or Borrower, shall become subject to the lien and security interest of the Mortgage as fully and completely, and with the same effect, as though now owned by Borrower and specifically described in the Mortgage. Notwithstanding the foregoing, at any and all times Borrower shall execute and deliver to Lender any documents Lender may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of the Mortgage.

          F. Borrower shall not by any act or omission permit any building or other improvement located on any property which is not subject to the lien of the Mortgage to rely upon the Real Estate or any portion thereof or any interest therein to fulfill any Legal Requirement, other than pursuant to a Permitted Encumbrance, and Borrower hereby assigns to Lender any and all rights to give consent for all or any portion of the Real Estate or any interest therein to be so used. The Real Estate is zoned as one or more lots separate and apart from all other premises and Borrower shall not, by any act or omission, impair the integrity of the Real Estate as such lot or lots or initiate or join in any zoning change, private easement or any other modification of the zoning regulating the Real Estate. Borrower shall not (i) impose any restrictive covenants or encumbrances upon the Real Estate, execute or file any subdivision plot affecting the Real Estate or consent to the annexation of the Real Estate to any municipality or (ii) permit or suffer the Real Estate to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied deduction or easement. Any act or omission by Borrower which would result in a violation of any of the provisions of this Article shall be null and void.

          G. Notwithstanding the provisions of the Mortgage to the contrary, Borrower shall have the right, at any time and from time to time, to remove and dispose of equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property. Borrower shall promptly replace any such equipment so disposed of or removed with other equipment of equal or greater value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, Borrower shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute Fixtures and shall be covered by the security interest granted in connection herewith.

     5.4  Financial Reports.

          A. Borrower will keep and maintain or will cause to be kept and maintained on a fiscal year basis, in accordance with the accounting basis used for Borrower's tax returns (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Borrower or by any other Person whatsoever affiliated with Borrower, ESA or any subsidiary of ESA, excepting lessees unrelated to and unaffiliated with Borrower who have leased from Borrower portions of the Property for the purpose of occupying the same. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

          B. Borrower will furnish Lender annually, within 90 days following the end of each Fiscal Year of Borrower, with a complete copy of Borrower's financial statement audited by an Independent certified public accountant that is reasonably acceptable to Lender in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering the operation of the Property for such Fiscal Year and containing a statement of revenues and expenses (including Net Operating Income as defined herein), a statement of assets and liabilities and a statement of Borrower's equity. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof:

               i that the annual financial statements accurately represent the results of operation and financial condition of Borrower and the Property all in accordance with GAAP consistently applied, and

               ii whether there exists an event or circumstance that constitutes, or that upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

          C. Borrower will furnish Lender monthly, within 15 business days following the end of each month, with a true, complete and correct:

               i cash flow statement with respect to the Property in the form attached hereto as Exhibit 5.4 and made a part hereof, showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements, and (ii) year-to-date summaries of such cash receipts, payments and disbursements together with a certification of Manager stating that such cash flow statement is true, complete and correct, and

               ii in the event there are any Leases to commercial tenants, (x) a rent roll thereof for the Property, including a list of which tenants are in default under their respective Leases, dated as of the date of Lender's request, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant's Lease, the security deposit, if any, held by Borrower under the Lease, the space covered by the Lease, and the arrearages for such tenant, if any and (y) an Officer's Certificate, dated as of the date of the delivery of such rent roll and security deposit schedule, certifying that same are true, correct and complete in all material respects as of its date.

          D. A schedule of Lease security deposits, if any, showing any activity in the Security Deposit Account for such month, together with a certification of Manager as to the balance in such Security Deposit Account and that such Lease security deposits are being held in accordance with all Legal Requirements.

          E. Borrower will furnish Lender monthly, within 30 days following the end of each month, with a certification of Manager stating that all Operating Expenses with respect to the Property that had accrued as of the last day of the month preceding the delivery of the cash flow statement referred to in clause (C) above have been fully paid or otherwise reserved or provided for by Manager (any such certification or any certification furnished by Manager pursuant to clause (C) above, a "Manager Certification").

          F. Borrower shall furnish to Lender, within 30 days after Lender's request therefor, with such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

          G. Borrower will furnish Lender annually, within 90 days after the end of each Fiscal Year, with a report setting forth (i) the average occupancy rate of the Property during such Fiscal Year, (ii) the capital repairs, replacements and improvements performed at the Property during such Fiscal Year and the aggregate Recurring FF&E Expenditures made in connection therewith, and
(iii) the balance contained in each of the Sub-Accounts as of the end of such Fiscal Year (which balance Lender shall provide upon Borrower's written request therefor).

     5.5 Reporting Requirements. Borrower shall furnish to Lender, all at Borrower's sole cost and expense:

          A. as soon as available and in any event within 30 days prior to the end of each Fiscal Year, an annual budget of Borrower for the succeeding Fiscal Year, displaying on a quarterly basis anticipated balance sheets, forecasted capital expenditures, working capital requirements, rent revenues, contributions to any Recurring FF&E Reserves Sub-Account, interest income, net income, cash flow and sales, all on a consolidated basis;

          B. promptly and in any event within 30 days after Borrower or any ERISA Affiliate knows or has reason to know that (i) any event has occurred, or is reasonably likely to occur with respect to any Plan, Pension Plan or Multiemployer Plan or the duties or obligations of Borrower, any Subsidiary or ERISA Affiliate thereunder and which is reasonably likely to have or cause a Material Adverse Change, (ii) a withdrawal has occurred or is reasonably likely to occur with respect to any Multiemployer Plan by ESA or any ESA ERISA Affiliate or, to the best knowledge of ESA or any of its Subsidiaries, any Multiemployer Plan is in Reorganization or Liquidation as defined in Title IV of ERISA, a written statement of the chief financial officer or other appropriate officer of Borrower describing such event and the action, if any, which Borrower and its ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

          C. promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion Borrower or any ERISA Affiliate receives from the PBGC, the United States Department of Labor or the IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

          D. promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting Borrower, except those which in the aggregate, if adversely determined, would have no Material Adverse Change;

          E. promptly and in any event within 5 Business Days after Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under the Management Agreement, or any Contractual Obligation which is material to the business, prospects, operations or financial condition of Borrower, or (iii) any Material Adverse Change or any event, development or other circumstance which has reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of such Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice (if by telephone) shall be promptly confirmed in writing within 5 days;

          F. promptly after the sending or filing thereof, copies of all reports which Borrower sends to its security holders generally, and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

          G. upon the request of Lender copies of all federal, state and local tax returns and reports filed by Borrower in respect of taxes measured by income (excluding sales, use and like taxes);

          H. written notice within 5 days of Borrower learning of any proposed acquisition of stock, assets or real property, or any proposed leasing of property by Borrower, unless such action is not reasonably likely to have a Material Adverse Change;

          I. promptly, such additional information respecting the condition of Borrower or the status or condition of any real property owned or leased by Borrower, or the operation thereof which Borrower is entitled to or can otherwise reasonably obtain, as Lender from time to time reasonably request; and

          J. such other information respecting the business, properties, condition, financial or otherwise, or operations of Borrower as Lender may from time to time reasonably request.

     5.6 Refinancing. If and only if the Loan is a Fixed Rate Loan, as that term is defined in the ESA Loan Agreement, Borrower shall deliver to Lender a Refinancing Commitment on or before the date that is six (6) months prior to the Maturity Date for a Fixed Rate Loan (the "Refinance Notification Date").

     5.7 Appraisals and other Valuations. From time to time during the term of this Agreement, Lender may, in its sole discretion, order an Appraisal of the Properties. Any such Appraisal shall be at Lender's cost, except if an Event of Default has occurred, in which case it shall be at Borrower's cost.

     5.8  Other Indebtedness.

          A. Borrower shall not create, incur or suffer to exist, any Indebtedness, or incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, or permit or suffer to exist, any Contingent Obligation, except the following ("Permitted Indebtedness"):

               i Indebtedness and Contingent Obligations in respect of the Obligations or evidenced by a Loan Document or required in connection with the Loan;

               ii current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with the past practice of Borrower or as permitted under the ESA Loan Agreement; or

               iii   subordinate debt that is not secured by the Property and
     that is subject to stand-still subordination agreements acceptable to Lender and otherwise acceptable to Lender in its sole discretion; loans secured only by a right to distributions, income or profit, and not by any partnership interest in Borrower; loans in the nature of conditional sales or installment sales with respect to equipment or fixtures, only.

          B. Borrower shall not cancel any claim or Indebtedness owed to it except for adequate consideration and in the ordinary course of business.

     5.9 Investments. Borrower shall not, directly or indirectly, make or maintain any loan or advance to any Person (other than de minimis advances to customers, employees and suppliers which do not exceed $35,000) or own, purchase or otherwise acquire any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or all or substantially all of the assets of, any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, or enter into any joint venture or partnership with, or make or maintain, any capital contribution to, or otherwise invest in, any Person.

     5.10 Independence Covenants.

          A. Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of Borrower reasonably satisfactory to Lender who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director either (i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, partners, subsidiaries or Affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, partners, subsidiaries or Affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

          B. Borrower shall not cause or permit the board of directors of Borrower to take any action which, under the terms of any articles of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of Borrower unless at the time of such action there shall be at least one member who is an Independent Director.

     5.11 Modification of Material Agreements. Borrower shall not alter, amend, modify, rescind, terminate, supplement or waive any of its respective rights under, or fail to comply in all material respects with, any of its material obligations arising under any Management Agreement; provided, however, that, with respect to any such failure to comply with any such obligations, Borrower shall not be deemed in default of this Section if all such failures in the aggregate would have no Material Adverse Change; and provided, further, that in the event of any material breach or event of default by a Person other than Borrower, Borrower shall promptly notify Lender of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Change.

     5.12 Tax Filings. Borrower has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its respective tax returns properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

     5.13 Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights mortgaged hereby, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Agreement or any other Loan Document or for filing, registering or recording the Mortgage and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement or the Mortgage (after notice to Borrower, if practicable under the circumstances) and to effect the intent hereof, all as fully and effectually as Borrower might or could do, provided that Borrower's obligations hereunder shall not be materially increased or altered; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof consistent with the terms hereof.

     5.14 Recording of Mortgage, etc. Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the Mortgage, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law to do so, in which event Lender may declare the Loan to be immediately due and payable. Borrower shall hold harmless and indemnify Lender, and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of the Mortgage or any other Loan Document.


6    INSURANCE AND CASUALTY RESTORATION

     6.1 Insurance Coverage. Borrower shall, at its expense, maintain the following insurance coverages with respect to the Property during the term of this Agreement:

          A. Insurance against loss or damage by fire, casualty and other hazards included in an "all-risk" extended coverage endorsement or its equivalent, with such endorsements as Lender may from time to time reasonably require and that are customarily required by Institutional Lenders of similar properties similarly situated, covering the Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Property (exclusive of the footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Borrower, Lender or any other insured thereunder from being deemed to be a co-insured. Not less frequently than once every three years, Borrower, at its option, shall either (A) have the cost approach to valuation in the Appraisal updated or obtain a new appraisal of the Property, (B) have a valuation of the Property made by or for its insurance carrier conducted by an Appraiser experienced in valuing properties of similar type to that of the Property that are in the geographical area in which the Property is located or (C) provide such other evidence as will, in Lender's reasonable judgment, enable Lender to determine whether there shall have been an increase in the insurable value of the Property and Borrower shall deliver such updated Appraisal, new appraisal, insurance valuation or other evidence acceptable to

Lender, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence acceptable to Lender reflects an increase in the insurable value of the Property, the amount of insurance required hereunder shall be increased accordingly and Borrower shall deliver evidence satisfactory to Lender that such policy has been so increased.

          B. Comprehensive general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Lender may from time to time reasonably require (but in no event shall Lender's requirements increase more frequently than once during each twelve (12) month period) and that are customarily required by Institutional Beneficiaries for similar properties similarly situated, but not less than $10,000,000.

          C. Business interruption insurance with loss payable to Lender, covering all risks required to be covered by the insurance provided for in
Section 6.1.A and in such amounts and to such standards as may be required by a Rating Agency sufficient to maintain the desired rating from a Rating Agency in connection with a securitization. The amount of such insurance shall be determined upon the execution of this Agreement, and not more frequently than once each calendar year thereafter based on Borrower's reasonable estimate for the next succeeding twelve (12) months. In the event the Property shall be damaged or destroyed, Borrower shall and hereby does assign to Lender all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Lender under such policies and shall be applied in accordance with this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to timely pay all amounts due under the Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such insurance.

          D. Insurance against loss or damages from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and that are then customarily required by Institutional Beneficiaries of similar properties similarly situated.

          E. Flood insurance in an amount equal to the full insurable value of the Property or the maximum amount available, whichever is less, if any building or operating system on the Property is located in an area designated by the Secretary of Housing and Urban Development as being "an area of special flood hazard" under the National Flood

Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

          F. Worker's compensation insurance or other similar insurance that may be required by Governmental Authorities or Legal Requirements.

          G. Such other insurance as may from time to time reasonably be required by Lender and that is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, windstorm or earthquake, which at the time are commonly insured against and generally available in the case of properties similarly situated, due regard to be given to the size and type of the Land, Building and Fixtures and their location, construction and use.

     6.2 Manager's Fidelity Insurance. If requested by Lender, Borrower shall cause any Manager of the Property to maintain fidelity insurance in an amount equal to or greater than the Operating Income of the Property for the one (1) month period immediately preceding the date on which the premium for such insurance is due and payable or such lesser amount as Lender shall approve.

     6.3  Policy Terms.

          A. All insurance required by this Article shall be in the form (other than with respect to sub-sections 6.1.E and 6.1.F above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency's forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State, with a general policyholder's service rating of not less than "A2" or "A" and a financial rating of not less than "IX" as rated in the most currently available Best's Insurance Reports (or the equivalent, if such rating system shall hereafter be altered or replaced) and shall have a claims paying ability rating of not less than "A2" or "A" from a Rating Agency or, if not rated by a Rating Agency, then a claims paying ability rating of "A2" or "A" from at least two nationally recognized statistical rating agencies. Lender hereby acknowledges that Borrower shall be entitled to satisfy its obligations under this Article by procuring a blanket or umbrella policy with Affiliates of Borrower. Originals or certified copies of all insurance policies shall be delivered to and held by Lender. All such policies (except policies for worker's compensation) shall name Lender as an additional named insured, shall (except for liability) provide for loss payable to Lender and shall contain (or have attached): (i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by owners of similar properties similarly situated; and (iv) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without the insurer's endeavoring to provide at least 30 days prior written notice to Lender in each instance. Not less than 30 days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Borrower through or by any financing arrangement that would entitle an insurer to terminate a policy) shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article.

          B. If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, or if there are insufficient funds in the Basic Carrying Costs Sub-Account to pay the premiums for same, Lender may, at its option, procure such insurance, and Borrower shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan.

          C. Borrower shall notify Lender of the renewal premium of each insurance policy and Lender may pay such amount on behalf of Borrower from the Basic Carrying Costs Sub-Account. With respect to insurance policies that require periodic payments (i.e., monthly or quarterly) of premiums, Lender may pay such amounts 15 days (or such lesser number of days as Lender shall determine) prior to the respective due dates of such installments.

     6.4  Assignment of Policies.

          A. Borrower hereby assigns to Lender the proceeds of all insurance (other than liability insurance) obtained pursuant to this Agreement, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Loan and the performance of Borrower's obligations hereunder and under the other Loan Documents, and Borrower hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Lender. Except as otherwise expressly provided in
Section 6.5 or elsewhere in this Article, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Lender may elect to any one or more of the following: (i) the payment of the Loan, whether or not then due, in any proportion or priority as Lender, in its discretion, may elect, (ii) the repair or restoration of the Property, (iii) the cure of any Default or Event of Default or (iv) the reimbursement of the costs and expenses of Lender incurred pursuant to the terms hereof in connection with the recovery of the proceeds. Nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Property as provided in this Agreement or restoring all damage or destruction to the Property, regardless of the sufficiency of the proceeds, and the application or release by Lender of any proceeds shall not cure or waive any Default or Event of Default or notice of Default.

          B. In the event of the foreclosure of this Agreement or any other transfer of title or assignment of all or any part of the Property in extinguishment, in whole or in part, of the Loan, all right, title and interest of Borrower in and to all policies of insurance required by this Agreement shall inure to the benefit of the successor in interest to Borrower or the purchaser of the Property. If, prior to the receipt by Lender of any proceeds, the Property or any portion thereof shall have been sold on foreclosure of the Deed of Trust or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Agreement is not paid until after the extinguishment of the Loan, and Lender shall not have received the entire amount of the Loan outstanding at the time of such extinguishment, whether or not a deficiency judgment on the Deed of Trust shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Loan not so received, together with interest on the deficiency at the Default Rate, shall be paid to and be the property of Lender, and the reasonable attorney's fees, costs and disbursements incurred by Lender in connection with the collection of the proceeds that, provided there shall not exist an Event of Default, shall be paid to Lender and Borrower hereby assigns, transfers and sets over to Lender all of Borrower's right, title and interest in and to such proceeds. Notwithstanding any provisions of this Agreement to the contrary, Lender shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, that may be commingled with any other monies of Lender; provided, however, that Lender shall use such proceeds for the purposes and in the manner permitted by this Agreement. Any proceeds deposited with Lender shall be held by Lender in an interest-bearing account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith. Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Agreement. The provisions of this Section shall survive the termination of the Deed of Trust by foreclosure, deed in lieu thereof or otherwise as a consequence of the exercise of the rights and remedies of Lender hereunder after a Default.

     6.5  Casualty Restoration.

          A. In the event of any damage to or destruction of the Property, Borrower shall give prompt written notice to Lender (which notice shall set forth Borrower's good faith estimate of the cost of repairing or restoring such damage or destruction, or if Borrower cannot reasonably estimate the anticipated cost of restoration, Borrower shall nonetheless give Lender prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Borrower to quantify the anticipated cost and time required for such restoration, whereupon Borrower shall promptly notify Lender of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Borrower shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Property so damaged or destroyed to a condition such that the Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases (if any), and in accordance with Section 6.5.B below (such repair, restoration or rebuilding of the Property collectively, the "Work").

               i Borrower shall not adjust, compromise or settle any claim for insurance proceeds without the prior written consent of Lender, which shall not be unreasonably withheld or delayed; provided, however, that, except during the continuance of an Event of Default, Lender's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for insurance proceeds in an amount less than $100,000.

               ii So long as no monetary Event of Default shall have occurred and be continuing hereunder, then Lender shall apply any insurance proceeds that it may receive towards the Work in accordance with the applicable sections of this Article and any applicable Lease then in effect. Notwithstanding the foregoing, except to the extent that restoration is required pursuant to the terms of Leases then in effect, if (A) Lender is not reasonably satisfied that the Debt Service Coverage, after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage or (B) more than seventy-five percent (75%) of the reasonably estimated aggregate insurable value of the Property is damaged or destroyed (collectively, a "Substantial Casualty"), Lender shall have the option, in its sole discretion to apply any insurance proceeds it may receive pursuant to this Agreement

     (less any cost to Lender of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Lender, including, without limitation, reasonable attorneys' fees and expenses) to the payment of the Loan, without any prepayment fee or charge of any kind, including, without limitation, Yield Maintenance Premium, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of the applicable sections of this Article.

               iii In the event that Lender elects or is obligated hereunder to allow insurance proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Loan without any prepayment fee or charge of any kind, including, without limitation, Yield Maintenance Premium.

          B. If any condemnation award, in accordance with Section 8.3, or any insurance proceeds, in accordance with Section 6.5.A, are to be applied to the repair, restoration or rebuilding of the Property, then such proceeds shall be deposited into the Central Account (hereinafter defined), held by Lender, and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor but without duplication of expenditures between Borrower or Lender) subject to Section 9.10 and to all of the following conditions:

               i An architect or engineer selected by Borrower and reasonably acceptable to Lender (an "Architect" or "Engineer"), or a Person otherwise reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of insurance proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Borrower shall have delivered to Lender (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Lender, in the amount of such excess and draws on such letter of credit shall be made by Lender to make payments pursuant to this Article following exhaustion of the insurance proceeds therefor or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender.

               ii If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Lender to be equal to or to exceed ten percent (10%) of the Loan, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Property shall be at least equal in replacement value and general utility to the Property prior to the damage or destruction.

               iii Each request for payment shall be made on not less than 10 days' prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by a certificate of an officer of Borrower, stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Borrower for payments by Borrower to date, or is due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, that title to the personal property items covered by the request for payment is vested in Borrower (unless Borrower leases such personal property or is purchasing such personal property on an installment sale basis), and (D) that the insurance proceeds and other amounts deposited by Borrower and held by Lender after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such officer shall certify as to the remaining clauses above and provided further that Lender shall not be obligated to disburse such funds if Lender determines, in Lender's reasonable discretion, that Borrower shall not be in compliance with Section 6.5.B.viii hereof. Additionally, each request for payment shall contain a statement signed by Borrower stating that the requested payment is for Work satisfactorily done to date.

               iv Each request for payment shall be accompanied by waivers of liens (which may be subject to payment), in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Property any mechanic's or other lien or instrument for retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Lender that UCC filings therefor provide a valid first lien on the personal property.

               v Lender shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of proceeds upon satisfactory compliance by Borrower with the provisions hereof. Neither the approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

               vi Proceeds shall not be disbursed more frequently than once every 30 days.

               vii Until such time as the Work has been substantially completed, Lender shall be entitled to retain up to ten percent (10%) of the cost of the Work (the "Retention Amount") to Borrower. Upon substantial completion of the Work, Borrower shall send notice thereof to Lender and, subject to the conditions of Section 6.5.B.i-iv, Lender shall disburse one-half of the Retention Amount to Borrower; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Borrower when Lender shall have received copies of any and all final certificates of occupancy or their equivalent or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property in accordance with all Legal Requirements. Borrower covenants to diligently seek to obtain any such certificates, licenses and permits.

               viii Upon failure on the part of Borrower promptly (after adjustment of proceeds, if applicable) to commence the Work or to proceed diligently and continuously to completion of the Work, which failure shall continue after notice for 30 days, Lender may apply any such insurance or condemnation proceeds it then or thereafter holds to the payment of the Loan in accordance with the provisions of the Note; provided, however, that Lender may apply at any time all or any portion of the insurance proceeds it then holds to the extent necessary to cure any Event of Default under this Agreement, the Note or any other Loan Document.

          C. If Borrower (i) within 120 days after the occurrence of any damage to the Property or any portion thereof (or such shorter period as may be required under any Lease) shall fail to submit to Lender for approval plans and specifications (if required pursuant to Section 6.5.B.ii hereof) for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Lender, shall fail to promptly commence such Work or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Property or any portion thereof, upon 15 days prior notice to Borrower (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable. Borrower hereby waives any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or to such receiver pursuant hereto, and Lender may apply all or any portion of the proceeds of insurance (without the need to fulfill any other requirements of this Section) to reimburse Lender and such receiver, for all costs not reimbursed to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

          D. Except with respect to de minimis proceeds of up to $20,000 paid prior to the occurrence of any Event of Default hereunder, Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive any insurance proceeds paid with respect to any portion of the Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise.

     6.6 Compliance with Insurance Requirements. Borrower promptly shall comply with, and shall cause the Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Property or any portion thereof provided Borrower shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Default or Event of Default shall exist during such contest and such contest shall not subject the Property or any portion thereof to any lien or affect the priority of the lien of the Deed of Trust/Mortgage, (b) failure to comply with such Insurance Requirements will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Property, (e) the Property or any part thereof or any interest therein shall not be in any practical danger of being sold, forfeited or lost by reason of such contest by Borrower, (f) Borrower has given Lender prompt notice of such contest and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section; (g) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender). If Borrower shall use the Property or any portion thereof in any manner that could permit the insurer to cancel any insurance required to be provided hereunder, Borrower immediately shall obtain a substitute policy that shall satisfy the requirements of this Agreement and that shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Borrower shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable to Lender in connection with the transaction contemplated hereby.

     6.7 Default During Restoration. Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the provisions of this Article, if, at the time of any casualty affecting the Property or any part thereof, or at any time during any Work, or at any time that Lender is holding or is entitled to receive any proceeds of any insurance pursuant to this Agreement, a monetary Event of Default exists and is continuing, Lender shall then have no obligation to make such proceeds available for Work and Lender shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the proceeds of any such insurance, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Lender in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Loan in such priority and proportions as Lender, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Lender shall determine, or to cure such Event of Default, or to any one or more of the foregoing as Lender, in its sole and absolute discretion, may determine. If Lender shall receive and retain such insurance proceeds, the lien of the Deed of Trust shall be reduced only by the amount thereof received, after reimbursement to Lender of expenses of collection, and actually applied by Lender in reduction of the principal sum payable under the Note in accordance with the Note.

     6.8 Application of Proceeds to Debt Reduction. No damage to the Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Borrower from its liability to pay in full the Loan and to perform its obligations under this Agreement and the other Loan Documents except to the extent any rent (business interruption) insurance is paid to Lender and applied to the Loan. If any insurance proceeds are applied to reduce the Loan, Lender shall apply the same in accordance with the provisions of the Note.


7    IMPOSITIONS

     7.1  Payment of Impositions, Utilities and Taxes, etc.

          A. Borrower shall pay or cause to be paid all Impositions on or prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof. If Borrower shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 7.4 hereof, or if there are insufficient funds in the Basic Carrying Costs Sub-Account to pay any Imposition, Lender shall have the right, but shall not be obligated, to pay that Imposition, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Loan secured by the Mortgage.

          B. Borrower shall, prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Property, and shall, upon request, deliver to Lender receipts or other documentation reasonably satisfactory to Lender evidencing payment thereof. If Borrower shall fail to pay any amount required to be paid by Borrower pursuant to this Section and is not contesting such charges in accordance with Section 7.4 hereof, Lender shall have the right, but shall not be obligated, to pay that amount, and Borrower will repay to Lender, on demand, any amount paid by Lender with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Loan secured by the Mortgage.

          C. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Lender and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents. If Borrower shall fail to make any such payment within 10 days after written notice thereof from Lender, Lender shall have the right, but shall not be obligated, to pay the amount due, and Borrower shall reimburse Lender therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Loan secured by the Mortgage.

     7.2 Deduction from Value. In the event of the passage after the date of this Agreement of any Legal Requirement deducting from the value of the Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Agreement and/or the Loan for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Lender, or impose any tax or other charge on any Loan Document, then Borrower will pay such tax, with interest and penalties thereon, if any, within the statutory period. In the event the payment of such tax or interest and penalties by Borrower would be unlawful, or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than 90 days, to declare the Loan immediately due and payable, with no prepayment penalty, including without limitation, Yield Maintenance Premium.

     7.3 No Joint Assessment. Borrower shall not consent to or initiate the joint assessment of the Real Estate (a) with any other real property constituting a separate tax lot and Borrower represents and covenants that after the Real Estate has become a separate tax lot it shall remain a separate tax lot and (b) with any portion of the Property that may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes that may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien.

     7.4 Right to Contest. Borrower shall have the right, after prior notice to Lender, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 7.1, provided that (a) no Default or Event of Default shall exist during such proceedings and such contest shall not (unless Borrower shall comply with clause (d) of this Section) subject the Property or any portion thereof to any lien or affect the priority of the lien of the Mortgage, (b) failure to pay such Imposition or charge will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition (unless Borrower first pays the Imposition or charge), (d) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Lender may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender), (e) such contest shall not affect the ownership, use or occupancy of the Property, (f) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (g) Borrower has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section, and (h) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof. Upon completion of any contest, Borrower shall immediately pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which, Lender shall return the security, if any, deposited with Lender pursuant to clause (d) of this Section. Borrower shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Lender, deliver copies of all notices relating to any Imposition or other charge covered by this Article to Lender.

     7.5 No Credits on Account of the Loan. Borrower will not claim or demand or be entitled to any credit or credits on account of the Loan for any part of the Impositions assessed against the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Agreement or the Loan. In the event such claim, credit or deduction shall be required by Legal Requirements and Borrower shall not pay such claim, credit or deduction, Lender shall have the option, by written notice of not less than 90 days, to declare the Loan immediately due and payable.

8    CONDEMNATION

     8.1 Borrower shall notify Lender promptly of the commencement or threat of any Taking of the Property or any portion thereof. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Borrower's reasonable approval, except after the occurrence of an Event of Default, in which event Borrower's approval shall not be required), subject to the provisions of this Agreement; provided, however, that Borrower may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceedings with respect to Condemnation Proceeds in an amount less than five percent (5%) of the outstanding principal sum of the Loan. Borrower shall execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Lender. Except as set forth above, Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender. All proceeds of any Taking, or purchase in lieu thereof, of the Property or any portion thereof are hereby assigned to and shall be paid to Lender. With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the outstanding principal sum of the Loan, Borrower hereby authorizes Lender to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor. Except as otherwise provided herein, Lender shall apply such Condemnation Proceeds (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the reduction of the Loan. If the proceeds are used to reduce the Loan, they shall be applied in accordance with the provisions of the Note without any prepayment fee or charge of any kind, including, without limitation, Yield Maintenance Premium. Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender.

     8.2 "Substantial Taking" shall mean a Taking of such portion of the Property that would leave a remaining balance of the Property that would not under then current economic conditions, applicable zoning laws, building regulations and other applicable Legal Requirements, permit the restoration of the Property so as to constitute a complete, rentable facility of the same sort as existed prior to the Taking, having adequate ingress and egress to the Property, capable of producing a projected Net Operating Income (calculated in accordance with the next sentence) yielding a projected Debt Service Coverage (with a reduction of the Debt by an amount equal to the projected amount of the Condemnation Proceeds in the determination of projected Debt Service Coverage) therefrom for the next three years of at least 1.25. The average Net Operating Income produced by the Property during the three (3) year period immediately preceding such Taking, as adjusted for the portion remaining after a Taking, shall be deemed to constitute the projected Net Operating Income.

     8.3 In the case of a Substantial Taking, if (i) a monetary Event of Default shall have occurred and be continuing or (ii) subject to any contrary provision in any Lease, an Event of Default shall have occurred and be continuing, Lender shall have the option, in its sole discretion, to apply the Condemnation Proceeds after payment of all necessary and proper expenses incurred in the collection of such award, in reduction of the Loan but without any prepayment fee or charge of any kind, including, without limitation, Yield Maintenance Premium, or to allow such Condemnation Proceeds to be used for the Work pursuant to the terms and subject to the conditions of the applicable sections of this Article. In all other instances, the Condemnation Proceeds will be used for the Work pursuant to the terms and subject to the conditions of the applicable sections of this Article. If subsequent to payment of the Loan in full, Lender shall receive payment of any subsequent Condemnation Proceeds, then such Condemnation Proceeds shall be paid to Borrower. Borrower agrees to execute any and all documents that may be reasonably required in order to facilitate collection by Lender of such awards.

     8.4 In the event of a Taking that is less than a Substantial Taking, Borrower at its sole cost and expense (whether or not the award shall have been received or shall be sufficient for restoration), shall proceed diligently to restore, or cause the restoration of, the remaining Building not so taken, to maintain a complete, rentable, self-contained and fully operational facility of the same sort as existed prior to the Taking in as good a condition as existed prior to the Taking. In the event of such a Taking, Lender shall receive the Condemnation Proceeds and shall pay over the same:

          A. first, to Borrower to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration (including soft costs) of the Building remaining including costs of the collection, compromise or settlement (including, without limitation, reasonable attorney fees), and

          B. second, to Lender in reduction of the Loan without any prepayment fee or charge of any kind, including, without limitation, Yield Maintenance Premium.

If one or more Takings in the aggregate create a Substantial Taking, then, in such event, the above sections of this Article applicable to Substantial Takings shall apply.

     8.5 In the event Lender is obligated to or elects to make Condemnation Proceeds available for the restoration or rebuilding of the Property, such proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 6.5 hereof as though such proceeds were Insurance Proceeds. Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender. Application of all or any part of the Condemnation Proceeds shall also be made in accordance with the provisions of Section 6.5 hereof as though such proceeds were Insurance Proceeds. No application of the Condemnation Proceeds or payment in lieu thereof to the reduction of the Loan shall have the effect of releasing the lien of the Mortgage (except as to the portion taken) until the remainder of the Loan has been paid in full except to the extent the Property is taken by the condemning authority. In the case of any Taking, Lender, as a first priority out of any award, shall be entitled to reimbursement for all costs of collection, compromise or settlement, (including, without limitation, reasonable attorneys' fees and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) incurred in connection with any award. All awards deposited with Lender pursuant to this Article, until expended or applied as provided herein, shall constitute additional security for the payment of the Loan and the payment and performance of Borrower's obligations under the Loan Documents. All awards so deposited with Lender shall be held by Lender in the Loss Proceeds Account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith. For purposes hereof, any reference to the Condemnation Proceeds shall be deemed to include interest, if any, which has accrued thereon.


9    CENTRAL CASH MANAGEMENT

     9.1 Cash Flow. Borrower acknowledges and agrees that the Operating Income derived from the Property and Loss Proceeds shall be utilized, to the extent required, to:

          A.   fund the Basic Carrying Costs Sub-Account,

          B. pay all amounts to become due and payable under the Note by funding the Debt Service Payment Sub-Account,

          C.   fund the Recurring FF&E Sub-Account,

          D. fund the Operations and Maintenance Expense Sub-Account to the extent required pursuant to Section 9.4.D hereof, and

          E. fund the Curtailment Reserve Sub-Account to the extent required pursuant to Section 9.4.E hereof.

Borrower shall cause Manager to collect, and shall deliver to Manager, all of the Operating Income and deposit such funds (other than security deposits from tenants under valid Leases, which shall be held by Manager, as agent for Borrower, in accordance with applicable law and in a segregated bank account (the "Security Deposit Account") at Citibank, N.A. or such other commercial or savings bank or banks as may be reasonably satisfactory to Lender within one (1) Business Day after receipt thereof in the Rent Account established for the Loan (it being understood that Operating Income may be deposited daily into a local account in the name of Borrower, provided that all funds in such account are automatically swept daily and deposited into the Rent Account pursuant to an irrevocable written instruction of Borrower). Provided that (x) no Event of Default has occurred and is continuing, and (y) if applicable, Borrower has provided Lender with a Refinancing Commitment on or before the Refinance Notification Date, Borrower may withdraw, or cause Manager to withdraw, funds on deposit in the Rent Account. Borrower shall cause Manager to give to the bank in which the Rent Account is located an irrevocable written instruction that all funds deposited in such account shall be automatically transferred through automated clearing house funds ("ACH") or by Federal wire to the Central Account on the Business Day immediately preceding each Notice Date, up to an amount equal to that which is required to be allocated to each of the Sub-Accounts pursuant to Section 9.4 hereof. Such irrevocable notice shall also provide that, in the event that such bank receives a written notification from Lender that the conditions set forth in clauses (x)-(y) of this Section have not been met, (i) Borrower and Manager may not withdraw any funds on deposit in the Rent Account, (ii) Lender shall have the sole right to withdraw funds on deposit in the Rent Account and (iii) all funds deposited in the Rent Account shall be automatically transferred through ACH or by Federal wire to the Central Account on a daily basis. Lender may elect to change the financial institution in which the Central Account shall be maintained; however, Lender shall give Borrower and the bank in which the Rent Account is located not fewer than 5 Business Days' prior notice of such change. Neither Borrower nor Manager shall change the bank holding the Rent Account without the prior written reasonable consent of Lender. All reasonable fees and charges of the bank(s) in which the Rent Account and the Central Account is located shall be paid by Borrower.

     9.2 Establishment of Sub-Accounts. Lender has established the Central Account and the Rent Account in the name of Lender. The Central Account shall be under the sole dominion and control of Lender. Except as otherwise provided in this Section or Section 9.1 hereof, the Rent Account shall be under the sole dominion and control of Lender. Borrower understands that Lender or Lender's agent or servicer shall withdraw funds from the Rent

Account, and deposit into and withdraw funds from the Central Account, all in accordance with the terms and conditions of Section 9.1. Borrower shall have no right of withdrawal in respect of the Rent Account or the Central Account except as specifically provided herein. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Rent Account, the Central Account or the affected Sub-Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Central Account shall consist of the aggregate funds of the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring FF&E Sub-Account, the Operations and Maintenance Expense Sub-Account (to the extent applicable) and the Curtailment Reserve Sub-Account (to the extent applicable), each of which accounts shall be Eligible Accounts (each a "Sub-Account" and collectively, the "Sub-Accounts") to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

     9.3  Permitted Investments of Central Account Funds.

          A. Upon the written request of Borrower, Lender shall direct the Bank to invest and reinvest any balance in the Central Account from time to time in Permitted Investments as instructed by Borrower (which instruction may be made no more than one time per month), provided that (a) if Borrower fails to so instruct Lender, or upon the occurrence of a Default or Event of Default, Lender may direct the Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion, (b) the maturities of the Permitted Investments on deposit in the Central Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (c) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender, and (d) no Permitted Investment shall be made unless Lender shall retain a perfected first priority lien in such Permitted Investment securing the Debt and all filings and other actions necessary to ensure the validity, perfection, and priority of such lien have been taken. It is the intention of the parties hereto that the entire amounts deposited in the Central Account (or as much thereof as Lender may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Central Account shall be a so-called "zero balance" account. All funds in the Central Account that are invested in a Permitted Investment are deemed to be held in the Central Account for all purposes of this Agreement and the other Loan Documents. Lender shall not have any liability for any loss in investments of funds in the Central Account that are invested in Permitted Investments whether Borrower or Lender selected such Permitted Investment in accordance herewith and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Central Account and each Sub-Account, as the case may be. Borrower agrees that Borrower shall include all such earnings on the Central Account as income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be) for federal and applicable state and local tax purposes.

          B. All interest paid or other earnings on the Permitted Investments of funds deposited into the Central Account made hereunder shall be deposited into the Central Account and shall be allocated to the Sub-Account that contained the funds with respect to which such interest was paid or other earnings earned. All such interest and earnings, once so allocated, shall be treated as Operating Income allocated to such Sub-Account except that, provided no Event of Default has occurred hereunder, on a quarterly basis, Borrower shall have the option to transfer the interest earned and allocated to the Basic Carrying Costs Sub-Account and the Recurring FF&E Sub-Account to the Rent Account. All interest paid or other earnings on the Permitted Investments of funds deposited into the Rent Account (i.e., those funds not transferred to the Central Account) made hereunder shall be deposited into the Rent Account and shall be treated as Operating Income deposited into such account as of the day such interest and earnings are deposited therein.

     9.4 Monthly Funding of Sub-Accounts. On each Payment Date during the term of the Loan, commencing on the first Payment Date after the month in which the Loan is initially funded (each, a "Current Month"), Lender shall allocate all funds transferred or deposited into the relevant Central Account among the Sub-Accounts as follows and in the following priority:

          A. first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Current Month has been allocated to the Basic Carrying Costs Sub-Account;

          B. second, except as otherwise provided in this Section, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for such Payment Date has been allocated to the Debt Service Payment Sub-Account;

          C. third, to the Recurring FF&E Sub-Account, until an amount equal to the sum of (x) an amount equal to the Recurring FF&E Monthly Amount for such month plus (y) the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clauses (A) or (B) above, to the extent not previously reimbursed to such Sub-Account, has been allocated to the Recurring FF&E Sub-Account;

          D. fourth, during an O&M Operative Period, if applicable, or after the occurrence of and during the continuance of an Event of Default, to the Operations and Maintenance Expense Sub-Account, until an amount equal to the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clauses (A) or (B) or (C) above, to the extent not previously reimbursed to such Sub-Account and then until an amount equal to the Operations and Maintenance Expense Monthly Installment has been allocated to such Sub-Account;

          E. fifth, with respect to any Current Month for which funds are to be allocated to the Curtailment Reserve Sub-Account pursuant to Section 9.9 hereof, all Excess Rent shall be allocated to the Curtailment Reserve Sub-Account. As used herein, "Excess Rent" means the amounts available in the Rent Account in any Current Month after the allocations under clauses (A) through (D) above have been made.

After the occurrence, and during the continuance, of an Event of Default, no funds held in the various Rent Accounts, and no funds held in the various Central Accounts, shall be distributed to, or withdrawn by, Borrower, and Lender shall have the right to apply all or any portion of the funds held in any of such accounts to the Loan in Lender's sole discretion.

     In the event that sufficient funds to fund all of the Sub-Accounts pursuant to this Section for the Payment Date in any Current Month are not on deposit in the Central Account on the Business Day immediately preceding the Payment Date (the "Notice Date") for the then Current Month, Lender shall deliver to Borrower, via telecopy, on or before 4:00 P.M. New York time on the Notice Date a notice stating that sufficient funds have not theretofore been deposited into the Central Account for allocation to the various Sub-Accounts pursuant to this Section. If any such notice is delivered, Borrower shall be obligated to deposit immediately available United States funds (in addition to Operating Income) into the relevant Central Account, prior to such Payment Date, in the amount of such deficiency, and failure to make such deposit shall be an Event of Default hereunder. If, on any Payment Date, the aggregate balance in the Central Account (excluding funds allocated to any Sub-Account other than funds allocated to the Debt Service Payment Sub-Account or the Basic Carrying Costs Sub-Account) is insufficient to make the payment of the Basic Carrying Costs Monthly Installment and the Required Debt Service Payment required to be made pursuant to clauses (A) and (B) of this Section, then an Event of Default shall exist hereunder.

     In the event that Lender elects to apply the proceeds of any Sub-Account to pay any Required Debt Service Payment or to fund any Basic Carrying Costs, Borrower shall, upon demand, repay to Lender the amount of the funds so applied to replenish such Sub-Account up to the amount contained therein immediately prior to such application (i.e., including interest earned on the balance prior to withdrawal), and if Borrower shall fail to repay such amounts within 5 days after such application, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrower repays such amount or all Sub-Accounts have been fully funded from Operating Income for the then applicable Current Month and all prior months. Lender may, at its sole option, replenish such Sub-Account(s) out of available Operating Income in subsequent months that Borrower would have otherwise been entitled to receive.

     9.5 Payment of Basic Carrying Costs. Borrower shall pay all Basic Carrying Costs with respect to Borrower, the Property and any Operating Income derived therefrom or with respect thereto. At least 5 Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Borrower may notify Lender in writing and request that Lender pay such Basic Carrying Costs on behalf of Borrower on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Sub-Account, Lender shall make such payments out of the Basic Carrying Costs Sub-Account before same shall be delinquent. Together with each such request, Borrower shall furnish Lender with bills and all other documents necessary, as reasonably determined by Lender, for the payment of the Basic Carrying Costs that are the subject of such request. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law that impose upon Lender an obligation to pay any property taxes or other Impositions or that otherwise adversely affect Lender's interests.

          Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Sub-Account shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender in payment of any Basic Carrying Costs for all or any portion of the Property or may be applied to the payment of the Loan or any other charges affecting all or any portion of the Property as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

     9.6 Debt Service Payment Sub-Account. On each Payment Date during the term of the Loan, Lender shall transfer to the Collection Account to reduce the Loan in accordance with the terms of the Note, from the Debt Service Payment Sub-Account, an amount equal to the sum of (a) the Required Debt Service Payment for such Payment Date and (b) any amounts deposited into the Central Account that are either (i) Loss Proceeds that Lender has the right to and has elected to apply to reduce the Loan in accordance with the terms of this Article or (ii) excess Loss Proceeds remaining after the completion of any restoration required hereunder. Borrower shall have no right whatsoever to direct the investment of the proceeds of the Collection Account.

     9.7  Recurring FF&E Sub-Account.

          A. Borrower shall pay all Recurring FF&E Expenditures with respect to Borrower and the Property (without regard to the amount of money then available in the Recurring FF&E Sub-Account); provided that (i) Lender has received written notice from Borrower at least 5 Business Days prior to the due date of any payment relating to Recurring FF&E Expenditures and not more frequently than once each month, (ii) no Event of Default has occurred, (iii) there are sufficient funds available in the Recurring FF&E Sub-Account, (iv) with respect to any Recurring FF&E Expenditure in excess of $50,000, Lender has given its prior written consent (not to be unreasonably withheld) to the improvement subject to payment, and (v) Borrower shall have theretofore furnished Lender with lien waivers (if appropriate), copies of bills, invoices and other reasonable documentation as may be required by Lender to establish that the Recurring FF&E Expenditures that are the subject of such request represent amounts due for new and first class furniture, fixtures or equipment for installation or use at the Property such Recurring FF&E Expenditures shall be reimbursed out of the Recurring FF&E Sub-Account.

          B. Should an Event of Default occur, the proceeds on deposit in the Recurring FF&E Sub-Account may be applied by Lender in payment of any Recurring FF&E Expenditures for all or any portion of the Property or may be applied to the payment of the Loan or any other charges affecting all or any portion of the Property, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

     9.8 Operations and Maintenance Expense Sub-Account. All funds allocated to the Operation and Maintenance Expense Sub-Account shall be held by Lender pursuant to the provisions of this Agreement. Any sums held in the Operation and Maintenance Expense Sub-Account shall be disbursed to Borrower within 5 Business Days of receipt by Lender from Borrower of (a) a written request for such disbursement that shall indicate the Operating Expenses (exclusive of Impositions) for which the required disbursement is to pay and (b) an Officer's Certificate stating that no Operating Expenses with respect to the

Property are more than 60 days past due; provided, however, in the event that Borrower legitimately disputes any invoice for an Operating Expense, and (i) no Event of Default has occurred and is continuing hereunder, (ii) Borrower shall have set aside adequate reserves for the payment of such disputed sums together with all interest and late fees thereon, (iii) Borrower has complied with all the requirements of this Agreement relating thereto, and (iv) the contesting of such sums shall not constitute a default under any other instrument, agreement, or document to which Borrower is a party, then Borrower may, after certifying to Lender as to items (i) through (iv) hereof, contest such invoice. Together with each such request, Borrower shall furnish Lender with bills and all other documents necessary for the payment of the Operating Expenses that are the subject of such request. Borrower may request a disbursement from the Operation and Maintenance Expense Sub-Account no more than one (1) time per calendar month. Should an Event of Default occur and be continuing, the proceeds on deposit in the Operation and Maintenance Expense Sub-Account may be applied by Lender in payment of any Operating Expenses for the Property or may be applied to the payment of the Loan or other charges affecting all or any portion of the Property as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. All sums, if any, remaining in the Operation and Maintenance Expense Sub-Account after the payment of all Operating Expenses for the then Current Month shall be deposited into the Curtailment Reserve Sub-Account, as set forth in Section 9.4 hereof, if applicable.

     9.9 Curtailment Reserve Sub-Account. In the event that: (x) if and only if the Loan is a Fixed Rate Loan, as defined in the ESA Loan Agreement, Borrower shall fail to provide Lender with a Refinancing Commitment on or before the Refinance Notification Date or if the Void Commitment Date occurs, then commencing on the next Payment Date following the Refinance Notification Date or Void Commitment Date, and on each and every Payment Date thereafter until the date on which all Debt has been paid in full, or (y) an Event of Default occurs, Lender shall allocate all Excess Rent to the Curtailment Reserve Sub-Account in accordance with Section 9.4.E until such time as the Loan has been paid in full or the Event of Default no longer exists. On each Payment Date during any period for which funds have been allocated to the Curtailment Reserve Sub-Account pursuant to Section 9.4.E hereof, Lender shall transfer to the Collection Account an amount equal to the lesser of (a) the amount available in the Curtailment Reserve Sub-Account, and (b) the total Debt then outstanding under the Note and the other Loan Documents.

     9.10 Loss Proceeds. In the event of a casualty to the Property, unless Lender elects to or is required to, pursuant to the terms hereof, make all of the proceeds received under the insurance policy required to be maintained by Borrower ("Insurance Proceeds") available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Lender shall, after deducting Lender's and, to the extent available, Borrower's costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys' fees, apply same to reduce the Loan in accordance with the terms of the Note; provided, however, that if Lender elects to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of business interruption coverage shall be maintained in the Central Account, to be applied by Lender in the same manner as Operating Income received from Manager with respect to the operation of the Property; provided, further, however, that in the event that the Insurance Proceeds of such business interruption insurance policy are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender's reasonable discretion based upon a certification of an Engineer or Architect, the number of months required for Borrower to restore the damage caused by the casualty, shall divide the aggregate business interruption Insurance Proceeds by such number of months, and shall disburse from such escrow account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds. In the event that Insurance Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 6.5. Unless Lender elects to, or is required to make all of the proceeds in respect of any Taking (any such proceeds, "Condemnation Proceeds") available to Borrower for restoration, Lender and Borrower shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Lender shall, after deducting Lender's costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys' fees, apply same, by transferring such amounts to the Collection Account, to reduce the Loan in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Lender in the same manner as Operating Income received from Manager with respect to the operation of the Property; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender's reasonable discretion, the number of months that the Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Central Ac-count each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds. In the event that Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 6.5. If any Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid into the Central Account, or paid to Lender to hold in a segregated account, in each case to be applied or disbursed in accordance with the foregoing. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Lender shall apply the same to reduce the Loan in accordance with the terms of the Note.


10   PROPERTY MANAGEMENT

     10.1 The Property will be managed at all times by Manager pursuant to the Management Agreement, it being understood that the Management Agreement submitted to Lender prior to the date hereof is acceptable to Lender.

     10.2 After Borrower has knowledge of a fifty percent (50%) or more change in control of the ownership of Manager, Borrower will promptly give Lender notice thereof (a "Manager Control Notice").

     10.3 Lender may terminate the Management Agreement at any time: (a) for cause (including, but not limited to, Manager's gross negligence, willful misconduct or fraud) in which case Borrower shall appoint a substitute Manager meeting the Approved Manager Standard, subject to Lender's approval, in Lender's sole discretion, (b) following either (w) the occurrence of an Event of Default,
(x) the receipt of a Manager Control Notice, or (y) the failure of Borrower to make any Required Debt Service Payment on the due date therefor; and in event of any of the foregoing events described in subclauses (x) through (y), Lender may, in its sole discretion, appoint a reputable Independent property manager selected by Lender, in its sole discretion, to manage the Property.

     10.4 Borrower may from time to time appoint a successor Manager to manage the Property with Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that, any such successor manager shall have a senior executive who shall satisfy the Approved Manager Standard and shall be reasonably acceptable to

Lender. Borrower shall require Manager (or any successor managers) to maintain at all times during the term of the Loan worker's compensation insurance as required by Governmental Authorities.


11   EVENTS OF DEFAULT

     11.1 Events of Default. The Loan shall become immediately due at the option of Lender upon any Event of Default under the Mortgage.

     11.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder, under the Collateral Documents, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against ESA and in and to the Hotel Property or any one or more of them, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity:

          A. declare all or any portion of the unpaid Obligations to be immediately due and payable and the obligation of Lender to make Loan to be terminated; provided, however, that upon the occurrence of an Event of Default, the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable;

          B.   pursue the remedies available under the Mortgage; or

          C. pursue any or all such other rights or remedies as Lender may have under applicable law or in equity; provided, however, that the provisions of this Section shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.

     11.3 General Provisions Regarding Remedies.

          A. Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 11.2 at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

          B. No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which ESA or any Borrower is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Hotel Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Loan or any other indulgence given by Lender to ESA or any other Person, shall operate to release or in any manner affect the interest of Lender in the Hotel Property or the liability of ESA to pay the Loan. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

          C. No Impairment; No Releases. Except to the extent thereof, the interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification that Lender may grant with respect to any of the Loan; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Hotel Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Loan.

12   [RESERVED]

13   [RESERVED]

14   ESTOPPEL CERTIFICATES

     14.1 After request by Lender, Borrower, within 15 days and at its expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note,
(iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Loan, and if any are alleged, the nature thereof, (v) that the Note and this Agreement have not been modified or if modified, giving particulars of such modification and (vi) that there has not occurred and is then continuing no Default or Event of Default pursuant to the Note or this Agreement or any event or circumstance that, with the giving of notice or the passage of time, or both, would constitute a Default or Event of Default hereunder, or if such Default, Event of Default, event or circumstance exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default, Event of Default, event or circumstance.

     14.2 Within 15 days after written request by Borrower, Lender shall furnish to Borrower a written statement confirming the amount of the Loan, the maturity date of the Note, the date to which interest has been paid and the dates on which any notices of Events of Default were sent to Borrower.


15   LENDER ASSIGNMENTS

     15.1 Lender may sell, transfer, negotiate or assign to one or more other Persons the Loan Documents and any interest in the Note held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents from and after the date the Lender no longer has any obligation to advance any Loans. The Lender also reserves the right at any time during the term of the Loans, in its sole and absolute discretion, to effect a so-called securitization of the Loans in such a manner and on such terms and conditions as the Lender shall deem to be appropriate in its sole and absolute discretion and with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or governmental agencies or other persons, parties or investors (including, but not limited to, guarantor trusts, owner trusts, special purpose corporations, REMICs, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by the Lender in its sole and absolute discretion.

     15.2 Lender may sell participations (including blind or undisclosed participations and subparticipations) to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its commitment to make the Loan, the Loan owing to it and the Note held by it). In the event of the sale of any participation by Lender, (i) Lender's obligations under the Loan Documents shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of such Note and Obligations for all purposes of this Agreement, and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement.

     15.3 Each participant shall be entitled to the benefits of Section 2.7 of the ESA Loan Agreement as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, Borrower shall not, at any time, be obligated to pay to any participant of any interest of Lender, under Section 2.7 of the ESA Loan Agreement, any sum in excess of the sum which Borrower would have been obligated to pay Lender in respect of such interest had such assignment not been effected or had such participation not been sold.

     15.4 Borrower shall cooperate with Lender and any other party to whom Lender may assign or sell participations (or negotiate for such assignment or sale) in all or a portion of this Agreement owing to it and an interest in the Note, with costs to be borne in accordance with the terms of the ESA Loan Agreement. Such cooperation of the part of Borrower shall include but shall not be limited to the execution and delivery of (i) amendments, modifications and/or supplements to one or more Loan Documents, in form and substance as may be required by Lender, and (ii) the execution and delivery of one or more additional promissory notes; provided however, that such promissory notes, amendments, modifications and/or supplements do not materially increase the obligations of Borrower or materially diminish the rights of Borrower under the Loan Documents.


16   MISCELLANEOUS

     16.1 Representations and Warranties of Borrower and Lender. Borrower and Lender each represents and warrants to the other that neither Borrower nor Lender has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each party shall indemnify and hold harmless the other from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation or any breach of Lender's payment obligation as aforesaid. The provisions of this subsection shall survive the repayment of the Loan.

     16.2 Costs; Expenses; Indemnities.

          A. Borrower shall pay on demand (i) all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by Lender with respect thereto and (ii) all costs and expenses of Lender (including, without limitation, the fees and out-of-pocket expenses of counsel, retained by Lender) in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

          B. Borrower agrees to indemnify and hold harmless Lender and its Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (each of the foregoing, an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant thereto arising out of or based upon anything relating to real property owned, leased or operated by Borrower and the facilities or operations; provided, however, that Borrower shall not have any obligation under this Section to an Indemnitee with respect to any of the foregoing matters caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

          C. Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          D. The provisions of this Section shall survive any termination of this Agreement.

In addition, and without limitation to any other provision of this Agreement, Borrower shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including, without limitation, reasonable attorneys' fees and expenses, whether incurred within or outside the judicial process), imposed upon or incurred by or asserted against Lender and its assigns, or any of their agents, employees, officers or directors, by reason of (a) ownership of this Agreement, the Property or any part thereof or any interest therein or receipt of any Operating Income; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Property or any part thereof under any Legal Requirement or any liability asserted against Lender with respect thereto; or (i) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing provisions of this Section to the contrary, Borrower shall have no obligation to indemnify Lender pursuant to this Section for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing that result from Lender's, and its successors' or assigns', willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section shall constitute a part of the Loan secured by this Agreement and other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender, as applicable, until paid.

     16.3 [RESERVED].

     16.4 [RESERVED]

     16.5 Securitization Opinions. In the event the Loan becomes the subject of a securitization underwritten by Lender or any of its Affiliates, Borrower shall, within 15 Business Days after Lender's written request therefor, deliver a 10(b)(5) opinion and a nonconsolidation opinion with respect to Borrower, each opinion to be in form and substance and delivered by counsel reasonably acceptable to Lender and the Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such securitization.
Borrower shall undertake all actions (including structural reorganization, if appropriate) necessary to enable its counsel to issue the opinion. Borrower's failure to deliver the opinions required hereby within such fifteen (15) Business Day period shall constitute an Event of Default hereunder.

     16.6 Cooperation with Rating Agencies. Borrower covenants and agrees that in the event Lender decides to include the Loan as an asset of a securitization, Borrower shall (a) gather any environmental information reasonably required by the Rating Agency in connection with such a securitization, (b) at Lender's request, meet with representatives of the Rating Agency to discuss the business and operations of the Property, and (c) cooperate with the reasonable requests of the Rating Agency in connection with all of the foregoing.

     16.7 Securitization Financials. Borrower covenants and agrees that, upon Lender's written request therefor in connection with a securitization in which the Loan is to be included as an asset, Borrower shall promptly deliver audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years (but no period prior to the date hereof) of historical audited financial statements).

     16.8 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     16.9 Notices, Etc. Any notices, demand, statement, request or consent and other communications provided for hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when personally delivered or one Business Day after being timely deposited with Federal Express or such other nationally recognized delivery service. If any notice date falls on a non-Business Day, then the notice shall be due on the next succeeding Business Day.

If to Borrower, at the address first written above,

with a copy to:

     Johnson, Smith, Hibbard & Wildman Law Firm, L.L.P.
     220 N. Church St.
     Spartanburg, SC  29306
     Attn:  Donald B. Wildman, Esq.

and to:

     Pedersen & Houpt, P.C.
     161 North Clark St., Ste. 3100
     Chicago, IL  60601-3224
     Attn:  Thomas J. Kelly, Esq.


If to Lender, at its address first written above, Attn: Marc J. Warren with a copy to:





and to:

     Weil Gotshal & Manges
     767 Fifth Ave.
     New York, NY  10153
     Attn:  Managing Partner Real Estate Department (FW)

Any such address may be changed, or additional addresses (not to exceed three) added by notice given in the manner provided herein. Any notice or other communication may be given by counsel for the party giving the same.

     16.10 No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     16.11 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing whether or not Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

     16.12 Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

     16.13 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     16.14  Submission to Jurisdiction; Service of Process.

          A. Any legal action or proceeding with respect to this Agreement or the Note or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          B. Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address provided herein.

          C. Nothing contained in this Section shall affect the right of Lender or any holder of the Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

     16.15 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     16.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16.17 Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

     16.18 Confidentiality. Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to Lender's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to Lender, as the case may be, on a non-confidential basis from a source other than Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

     16.19 Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

     16.20 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

     16.21 Actions and Proceedings. After an Event of Default, Lender may appear in and defend any action or proceeding brought with respect to the Property in its own name or, if required by Legal Requirements or, if in Lender's reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Property or this Agreement and may bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

     16.22 Usury Laws. This Agreement and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate that Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section shall give rise to any requirement to pay any prepayment premium due hereunder, if any, including, without limitation, Yield Maintenance Premium.

     16.23 Remedies of Borrower. Under no circumstances shall Lender be liable for any punitive, consequential or incidental damages suffered by, awarded to or claimed by Borrower, any Affiliate or third party. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, it has an obligation to act reasonably or promptly, Lender shall only be liable for Borrower's actual damages, if it is determined that Lender intentionally and in bad faith acted unreasonably or unreasonably delayed acting. In all other cases, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

     16.24 Offsets, Counterclaims and Defenses. Any assignee of this Agreement and the Note shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Note or this Agreement that Borrower may otherwise have against any assignor of this Agreement and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     16.25 Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Agreement are hereby waived to the full extent permitted by Legal Requirements.

     16.26 Advances. This Agreement shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Loan and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Agreement shall not impair or affect any other security that may be given to secure the payment of the Loan, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Loan shall not diminish the force, effect or lien of the Mortgage and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Loan.

     16.27 Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

     16.28 No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of mortgagor and mortgagee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee or lender.

     16.29 Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

     16.30 Borrower's Obligations Absolute. Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Real Estate or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Borrower or any guarantor or indemnitor, or any action taken with respect to this Agreement, the Mortgage or any other Loan Document by any trustee or receiver of Borrower or any such guarantor or indemnitor, or by any court, in any such proceeding;
(e) any claim that Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

     16.31  Recourse.  The Loan shall be fully recourse to Borrower.

     16.32 Limitation on Costs. Notwithstanding the foregoing Borrower's obligation to pay certain expenses and costs under this Agreement are subject to limitations set forth in Sections 15.5A and 15.32 of the ESA Loan Agreement.


17   ADDITIONAL PROVISIONS

Exhibit B annexed hereto and made a part hereof contains additional provisions that are necessary or appropriate under the laws of the State in which the Property is located.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         [ESA Borrower]


                         By:________________________________________________
                              Name:_________________________________________
                              Title:________________________________________


                         CS FIRST BOSTON
                         MORTGAGE CAPITAL CORPORATION



                         By:________________________________________________
                              Name:_________________________________________
                              Title:________________________________________

Exhibit 7.6H
- ------------


                    STANDSTILL AND SUBORDINATION AGREEMENT

          This STANDSTILL AND SUBORDINATION AGREEMENT, made as of _____________, 199__, by and between CS First Boston Mortgage Capital Corporation, a Delaware corporation (the "Senior Lender") and Extended Stay America, Inc. (the "Subordinate Lender"), a Delaware corporation.


                             W I T N E S S E S T H:
                             ---------------------


          WHEREAS, Senior Lender and Subordinate Lender entered into that certain Credit Facility Agreement dated as of May __, 1996, pursuant to which Senior Lender agreed to lend up to $300,000,000 to various subsidiaries of Subordinate Lender;

          WHEREAS, Senior Lender has made [or is about to make] a loan to [ESA Sub] ("Borrower") in the principal amount of up to $_____________ evidenced by a Note in like amount (the "Senior Note"), which is to be governed by a Property Loan Agreement;

          WHEREAS, the Senior Note and other indebtedness of the Borrower or Affiliates of the Borrower, in accordance with the Credit Facility Agreement and the Property Loan Agreement, are to be secured by a Mortgage on the Property as that term is defined in the Mortgage (the "Mortgaged Property") and other security Documents, (the Mortgage and other security documents, the "Senior Security Documents") (the Credit Facility Agreement, the Senior Note, the Property Loan Agreement, the Senior Security Documents, collectively the "Senior Loan Documents");

          WHEREAS, Subordinate Lender desires to make loans to Borrower in amounts not to exceed $100,000, each loan to be evidenced by an unsecured note in like amounts (the "Subordinate Notes");

          WHEREAS, Subordinate Lender has agreed not to make such loans without the permission of Senior Lender and without executing this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Subordinate Lender and the Senior Lender hereby agree as follows:

          1. The indebtedness, obligations, or liabilities of the Borrower to the Subordinate Lender, under and pursuant to the Subordinate Notes and any extensions, refundings or renewals of such indebtedness, obligations or liabilities, whether contingent or absolute, including, without limitation, any future advances whether obligatory or not (all such indebtedness, obligations or liabilities being referred to herein as "Subordinated Indebtedness") shall at all times be: (i) in an amount less than $100,000, (ii) wholly unsecured and
(iii) wholly subordinate and junior in right of payment and otherwise to any and all indebtedness, obligations or liabilities of the Borrower now or hereafter owed to the Senior Lender under the Senior Loan Documents or otherwise, including without limitation any protective advances, future advances whether obligatory or not and to any extensions, substitutions, modifications, amendments and consolidations thereof, as permitted herein (all such indebtedness, obligations or liabilities being referred to herein as "Senior Indebtedness"). The Subordinate Lender does hereby subordinate to the Senior Indebtedness all of its right, title and interest, if any, in and to all insurance proceeds or condemnation awards arising from or related to the Mortgaged Property subject to the liens of the Senior Lender and the Subordinate Lender agrees that the amount of such proceeds and awards shall be applied pursuant to the terms and provisions of the Senior Security Documents.

          2. The Subordinate Lender agrees that so long as any sum shall remain outstanding on the Senior Indebtedness or any other amounts secured by the Senior Security Documents are unpaid (as such may be amended, modified or extended, as permitted herein):

               (a) The Subordinate Indebtedness shall remain an unsecured obligation of the Borrower;

               (b) The Subordinate Lender shall not accept any payment of principal or prepayment of interest under the Subordinate Documents or any rents, issues or profits from the Property if the Borrower is in Default, declared or otherwise, under any or all of the Senior Loan Documents;

               (c) Except as permitted by clause (b), the Subordinate Lender will not ask, demand, sue for, take or receive, directly or indirectly, by set-off, redemption or in any manner whatsoever, any payment of any kind on account of the Subordinate Loan, until the Senior Indebtedness is indefeasibly paid in full. Furthermore, the Subordinate Lender shall not
     (i) send notices of default and/or acceleration, (ii) commence any action on the Subordinate Indebtedness, (iii) petition for the appointment of a receiver, (iv) take title to the Premises or a security interest therein;

               (d) The Subordinate Lender shall take not any action which will affect the lien and priority of the Senior Security Documents;

               (e) The Subordinate Lender shall not take an assignment of rents and leases from the Borrower;

               (f) The Subordinate Lender shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in the Mortgaged Property which is or may be prior in right to the Senior Security Documents;

               (g) The Subordinate Lender hereby waives any and all rights it may acquire by subrogation or otherwise to the lien and security interest of the Senior Security Documents;

               (h) The Subordinate Lender will not challenge the validity or priority of the lien of the Senior Security Documents or take any other action which adversely affects the interests of the Senior Lender;

               (i) The Subordinate Lender shall not commence any Bankruptcy Proceeding against the Borrower;

               (j) The Subordinate Lender shall not attempt to consolidate a bankruptcy of the Borrower with that of any other entity;

               (k) The Subordinate Lender agrees that 10 days before the Senior Indebtedness is to be included as an asset in a securitization, the indebtedness evidenced by the Subordinate Notes will terminate without further action by the Subordinate Lender or Borrower regardless of whether or not the indebtedness has been paid in part or in full. In connection with the securitization of the Senior Note and loan, Senior Lender will endeavor to give notice of such securitization to Subordinate Lender 20 days prior to such securitization, but in no event will the failure of Senior Lender to give such notice in any way affect Subordinate Lender's obligations hereunder; and

               (l) The Subordinate Lender will not modify in any way the Subordinate Notes without the consent of the Senior Lender, which consent shall not be unreasonably withheld or delayed.

          3. If the Subordinate Lender, in violation of the provisions set forth herein, shall commence, prosecute or participate in any suit, action or proceeding, against Borrower, the Senior Lender or any other party, then the Senior Lender, or any trustee for their benefit, may intervene and interpose such defense or plea in its own name or in the name of the party against which the action is being taken, and may, in any event, have standing to restrain the actions of the Subordinate Lender in its own name or in the name of the Senior Lender in the same suit, action or proceeding or in an independent suit, action or proceeding.

          4. In the event of any proceedings to liquidate, dissolve or wind up the Borrower, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceedings relative to the Borrower or its property (collectively, a "Bankruptcy Proceeding"), the Senior Indebtedness shall first be paid in full before any payment is made upon the Subordinate Indebtedness; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities, which shall be made upon or in respect of the Subordinate Indebtedness or any collateral for the Senior Indebtedness in or as a result of any such proceeding shall be paid over to the Senior Lender, until the Senior Indebtedness has been paid in full.

          5. The Senior Lender or its nominee in its reasonable discretion shall have the right to accept or reject any plan proposed in any Bankruptcy Proceeding and to take any other action which a party filing a claim is entitled to take in order to effectuate the subordination contained herein. In such cases, whether in administration, bankruptcy or otherwise, any party authorized to pay such claim shall pay to the holder of the Senior Indebtedness the amount payable on such claim and, to the full extent necessary for the purposes of this Section, the Subordinate Lender shall assign to the holders of the Senior Indebtedness all of the Subordinate Lender's rights to any such payments or distributions to which the Subordinate Lender would otherwise be entitled; provided, however, that the obligations of the Borrower and the Subordinate Lender shall not be satisfied except to the extent that the holders of the Senior Indebtedness receive cash by reason of any such payment or distribution. If the holders of the Senior Indebtedness receive anything in a Bankruptcy Proceeding other than cash, the same shall be held as collateral for amounts due under the Senior Security Documents.

          6. If notwithstanding the provisions of this agreement, the Subordinate Lender shall receive any payment of principal or interest on Subordinated Indebtedness which the Subordinate Lender is not entitled to receive pursuant to the terms hereof, whether or not the Subordinate Lender has knowledge that it is not entitled to receive such payment, the Subordinate Lender shall promptly account for such payment and upon the Senior Lender's demand pay over such payment for application to the Senior Indebtedness. No payment or any distribution received by the Subordinate Lender in respect of Subordinated Indebtedness shall entitle the Subordinate Lender to any right, whether by virtue of subrogation or otherwise, in and to any Senior Indebtedness.

          7. The Subordinate Lender further covenants, agrees and undertakes that:

               (a) if the Senior Lender or its agents exercises any right or takes any remedial action pursuant to the terms and provisions of the Mortgage, or any of the other Senior Documents, the Subordinate Lender expressly waives any claims it may have against Senior Lender in connection with such act by the Senior Lender, or its agents;

               (b) the Subordinate Lender shall not exercise any right or take any action which could terminate or in any way adversely affect the lien or security interests or the availability of the Mortgaged Property (including without limitation all rents, revenues, issues, profits and proceeds of the Mortgaged Property) to pay and satisfy the Senior Indebtedness under the Senior Documents.

          8. The Subordinate Lender hereby consents and agrees that, without the necessity of any reservation of rights against any of such persons, and without notice to or further assent by any of such persons: (i) any demand for payment of the Senior Indebtedness made by the holder(s) thereof may be rescinded in whole or in part by such holder(s), and the Senior Indebtedness, or the liability of Borrower or of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, or any obligation or liability of Borrower or of any other party under the Senior Documents, may, from time to time, in whole or in part, by accelerated, compromised, waived, surrendered or released by any or all the holder(s) of the Senior Indebtedness, and (ii) any of the Senior Documents, and any other document or instrument evidencing or governing the terms of any of the Senior Indebtedness and any collateral security documents or guaranties or other documents in connection with any thereof may be waived or terminated, in whole or in part, and remedies thereunder may be exercised in whole or in part or not at all, all as the Senior Lender may deem advisable from time to time, and any collateral security at any time held by the holder or holders of any Senior Indebtedness for the payment of any of the Senior Indebtedness may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by Subordinated Lender, and all without impairing, abiding, releasing or affecting the subordination provided for herein, notwithstanding any such acceleration, compromise, termination, sale, exchange, waiver, surrender or release. The Subordinate Lender waives any and all notice of the creation or accrual of any of the Senior Indebtedness and notice of or proof of reliance by the holder(s) of the Senior Indebtedness upon the provisions hereof. The Subordinate Lender agrees with the Senior Lender to enter

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

into a subordination agreement on the same terms and conditions as this Agreement with any purchaser or refinancer of the Senior Indebtedness. The Senior Lender shall conclusively be deemed to have acted in reliance upon the provisions hereof. The Subordinate Lender acknowledges and agrees that the holder(s) of the Senior Indebtedness have relied upon the subordination provided for herein in consenting to the Subordinate Documents. The Subordinate Lender waives notice of or proof of reliance on the provisions hereof and protest and demand for payment.

          9. The Subordinate Lender and Senior Lender each hereby agree that no failure to exercise, and no delay in exercising, on the part of any holder of the Senior Indebtedness or Subordinate Indebtedness of any right, power or privilege in any agreement relating to any of the Senior Indebtedness or Subordinate Indebtedness, or any right, power or privilege under the terms hereof shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege in any agreement relating to any of the Senior Indebtedness or Subordinate Indebtedness or under the terms hereof preclude any other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in any agreement relating to any of the Senior Indebtedness or Subordinate Indebtedness and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

          10. The Subordinate Lender hereby agrees to execute and deliver such further documents as Senior Lender may reasonably request in order fully to effect the purposes hereof.

          11. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          12. This Subordination Agreement is made for the sole benefit of Senior Lender and Subordinate Lender and neither the Borrower nor any other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement.

          13. This Agreement may not be changed or amended except by a writing signed by each of the parties hereto.

          14. This Agreement constitutes the entire understanding of the parties hereto with respect to the transactions contemplated hereby and all prior undertakings with respect thereto, whether written or oral, shall be of no force and effect.

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

          IN WITNESS WHEREOF the Senior Lender and the Subordinate Lender have duly executed this Agreement as of the day and year above written.

                              SUBORDINATE LENDER:

                              EXTENDED STAY AMERICA, INC.


                              By:_______________________________________
                                 Its:___________________________________


                              SENIOR LENDER:

                              CS FIRST BOSTON MORTGAGE CAPITAL
                                CORPORATION


                              By:_______________________________________
                                 Its:___________________________________

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